As filed with the Securities and Exchange Commission on June 5, 2000


                                                  SEC Registration No. 333-78443

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                AMENDMENT NO. SIX
                                       TO
                        FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               TRAVELNSTORE, INC.
                 (Name of Small Business Issuer in its Charter)


                California                                      7399                                     77-0507163
      (State or Other Jurisdiction of               (Primary Standard Industrial                        (IRS Employer
              Incorporation)                     Classification Identification Code                Identification Number)

                              1100 Paseo Camarillo
                           Camarillo, California 93012
                                 (805) 388-9004
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                      Jim B. Tyner, Chief Executive Officer
                              1100 Paseo Camarillo
                           Camarillo, California 93012
                                 (805) 388-9004
            (Name, Address and Telephone Number of Agent for Service)


                                   Copies to:
                              Bruce W. McRoy, Esq.
                Reicker, Clough, Pfau, Pyle, McRoy & Herman, LLP
                           1421 State Street, Suite B
                         Santa Barbara, California 93101
                              (805) 966-2440 - TEL
                              (805) 966-3320 - FAX


     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
====================================== =========================== ========================== ================== ===================
                                                                           PROPOSED           PROPOSED MAXIMUM
  TITLE OF EACH CLASS                         AMOUNT TO BE                  MAXIMUM               AGGREGATE           AMOUNT OF
   OF SECURITIES TO                            REGISTERED               OFFERING PRICE            OFFERING         REGISTRATION FEE
     BE REGISTERED                                                         PER SHARE
====================================== =========================== ========================== ================== ===================
  common stock, no par value                1,500,000 shares                 $9.50               $14,250,000           $3,962*
====================================== =========================== ========================== ================== ===================
  common stock, no par value                 105,264 shares**                $0.001                  $100                $ 1*
====================================== =========================== ========================== ================== ===================

         *        Estimated solely for the purpose of calculating the registration fee.
         **       Shares issuable upon exercise of stock option (See, "CERTAIN TRANSACTIONS - Option Sweepstakes".)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities & Exchange Commission, acting pursuant to said Section 8(a), may determine.

             PROSPECTUS SUBJECT TO COMPLETION; DATED ______________

PROSPECTUS

                       INITIAL PUBLIC OFFERING PROSPECTUS

                        1,500,000 shares of common stock
                                 $9.50 per share


TravelnStore, Inc.
1100 Paseo Camarillo
Camarillo, California 93012
(805) 388-9004


We operate a Web site on the Internet through which users of travel services access travel service providers and retail travel agencies.

                                  The Offering

                                                  Offering Proceeds
                                 Per Share      Minimum       Maximum
                                 ---------      -------       -------
Public offering price            $9.50          $3,000,000    $14,250,000
Underwriting discounts           $0.00          $0.00         $0.00
   and commissions
Proceeds to us                   $9.50          $3,000,000    $14,250,000


         This is our initial public offering. TravelnStore, Inc. will offer and sell the shares covered by this offering directly to the investors. Our officers and directors who will participate in the offer and sale of the shares of common stock on behalf of the Company are Jim B. Tyner, Chairman, John R. Toal, President and Chief Operating Officer, and Peggy Murray, Director of Investors Relations. We have not retained any underwriter or broker/dealer to assist in the offer and sale of the shares. However, we reserve the right to engage one or more broker/dealer(s) to assist in the offer and sale of the shares.


         This Prospectus also covers 105,264 shares of common stock issuable upon exercise of a Stock Option granted by us in a Sweepstakes conducted on our Web site. (See, "CERTAIN TRANSACTIONS - Option Sweepstakes.")


         There is no public market for the shares covered by this offering. Immediately after the Offering, the shares will not be listed on any exchange or through the Nasdaq quotation system. Depending largely upon the number of shares of common stock sold in the Offering, we may list our common stock for trading on a stock exchange (although no application for trading on an exchange has been filed). (See, "PLAN OF DISTRIBUTION.")


         The price at which the shares of common stock may be resold after the offering may not reflect the market price of our shares after the offering.

                                ----------------

            INVESTING IN COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                  SEE "RISK FACTORS" BEGINNING ON PAGE _______

                                ----------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

         We have registered the shares of common stock covered by this offering for sale only in the following states: California, Colorado, Connecticut, Georgia, Illinois, Nevada, New Jersey and New York. In addition, we are authorized to sell shares in the District of Columbia and Hawaii pursuant to exemptions from registration under the laws of such jurisdictions.

         A person who is interested in purchasing shares of common stock but who is not resident of one of the foregoing states may request that we register shares in his/her state of residence. However, we are not obligated to register shares in any states other than those listed above. We will amend this prospectus to disclose any additional states in which we may register shares.

         The information in this Prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where such an offer or sale is not permitted.

                               TRAVELNSTORE, INC.


                                      LOGO

         REPLICATION OF SELECTED SCREENS FROM TRAVELNSTORE.COM WEB SITE

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                             7


RISK FACTORS                                                                  11

DIVIDENDS                                                                     18

USE OF PROCEEDS                                                               18

DILUTION                                                                      20

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS                                            21

BUSINESS                                                                      26

MANAGEMENT                                                                    45

PRINCIPAL STOCKHOLDERS                                                        51

CERTAIN TRANSACTIONS                                                          53

DESCRIPTION OF CAPITAL STOCK                                                  57

PLAN OF DISTRIBUTION                                                          61

SHARES ELIGIBLE FOR FUTURE SALE                                               65

LEGAL MATTERS                                                                 66

EXPERTS                                                                       66

ADDITIONAL INFORMATION                                                        66


INDEX TO FINANCIAL STATEMENTS                                                F-1

                               PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in the common stock. You should read the entire Prospectus carefully, including "Risk Factors" and the financial statements, before making an investment decision.

Our Business.

We created, maintain and promote the TravelnStore.com Web site which acts as a navigational site to the proprietary Web sites created by a wide array of travel service providers such as cruise lines, tour companies, car rental firms, destination resorts and hotel groups. Unlike other Internet travel companies, we do not directly sell travel services over the Internet to the consumer. We intend to use the Internet to facilitate the wholesale distribution of travel services to our proprietary network of retail travel agencies. This type of Internet implementation has come to be known as a "business-to-business" model.

Our business is to provide a vehicle through which customers can identify and contact travel service providers and retail travel agents to purchase travel services. Online, this connection is provided by the TravelnStore.com Website. Off-line, we are creating the "World Key Agency Group" of branded retail travel agencies. These agencies will be identified as World Key offices much in the same manner as real estate brokerages are identified as Century 21 affiliated offices. We receive from the travel service providers commissions and override fees with respect to services purchased through these online and off-line facilities.

We recruit individual travel agencies, for a fee, to co-host the TravelnStore.com Web site within their own market areas. We also are recruiting agencies to join the World Key Agency Group. We negotiate contracts with travel service providers to pay enhanced commissions to our member agencies and to provide co-op advertising funds to generate customers online through TravelnStore.com and off-line through traditional multimedia channels. Our goal is to integrate the presentation of travel services on the Internet and in other media with the transactional capabilities of our network of brick and mortar agencies.


We were initially organized as a limited liability company on August 18, 1998. Effective as of April 15, 1999, the limited liability company was merged into TravelnStore, Inc., a California corporation, incorporated March 4, 1999. Effective May 30, 2000, we changed our corporate name to TravelnStore, Inc. Our principal executive offices are located at 1100 Paseo Camarillo, Camarillo, California 93012 and our telephone number is (805) 388-9004.

Our Offering

Type of Securities                           Common stock

Minimum Shares to be Offered                 315,790

Maximum Shares to be Offered                 1,500,000


Maximum Shares Outstanding after             11,215,784*  shares  of  common  stock  and  8,154  shares  of  Series  A
This Offering                                Preferred Stock


Minimum Subscription                         The  investor  must  purchase  at least 210 shares of common  stock for a minimum investment of $1,995

Suitability Standards                        Each individual  investor must have a net worth of at least $250,000 or a net worth of at least  $150,000 and gross income for each of the last two years of at least  $50,000,  and must  anticipate  having  at least  that level of gross  income for the current tax year.  For an investor  who is not an  individual,  either the entity must have total assets of at least
                                             $250,000  or the  amount  of the  investment  must not  exceed  5% of the entity's total assets.  In addition,  the amount of the investment by any investor may not exceed 10% of the net worth of the investor.

Interim Closing                              We  will  not  close  on  any   subscriptions   until  we  have  received
                                             subscriptions  for at least 315,790  shares,  which will  generate  gross
                                             proceeds  of  approximately   $3,000,000.  If  we  do  not  receive  such
                                             subscriptions     by    ,    ,    we    will    promptly    refund    all
                                             monies,  without interest,  and terminate this offering.  After accepting
                                             subscriptions   for  a  minimum   of  315,790   shares,   we  may  accept
                                             subscriptions  for  additional  shares as they are received.  We will not
                                             accept   any   subscriptions    after   ,   ____.   There   can   be   no
                                             assurance  that we will be able to sell more than the  minimum  number of shares covered by this offering

Use of Proceeds                              The proceeds of this offering will be used for the following purposes:

                                             o         Enhancement and marketing of the TravelnStore.com Web site;
                                             o         Recruitment of co-host travel agencies,

                                             o         Expansion of facilities;
                                             o         Addition of staff and management;
                                             o         Acquisition of computer-related equipment;
                                             o         Establishment of strategic relationships;
                                             o         Payment of trade payables, retirement of debt;
                                             o         General and administrative purposes; and
                                             o         Working capital.

* Based upon shares outstanding and subscribed for as of March 31, 2000, after giving effect to a 2-for-1 stock split that was effective as of August 25, 1999. Includes 215,784 shares of common stock reserved for issuance upon conversion of $430,000 in principal amount of Convertible Promissory Notes currently outstanding and with respect to which the holders have advised us that they will convert the Notes as of the effective date of this offering and 100,000 shares of common stock reserved for issuance under the Bridge Loan Promissory Notes.
Excludes: (i) 1,000,000 shares of common stock reserved for issuance under our 1999 Equity Incentive Plan; (ii) up to 105,264 shares of common stock issuable upon exercise of one outstanding Stock Option; (iii) 24,462 shares of common stock reserved for issuance upon conversion of 8,154 shares of Series A Preferred Stock currently outstanding; (iv) 42,104 shares of common stock reserved for issuance upon conversion of $120,000 in principal amount of Convertible Promissory Notes currently outstanding; and (v) up to 175,000 shares of common stock issuable upon conversion of one Promissory Note in the principal amount of $350,000.




No Current Trading Market                     There is no public market for the shares covered by this offering.  After the offering,  the shares initially will not be listed on any exchange or through Nasdaq or any other  quotation  source.  After the closing of the
                                              Offering, we will seek to list our common stock on the Philadelphia Stock
                                              Exchange or on the OTC Electronic Bulletin Board

                             SUMMARY FINANCIAL DATA


         The selected historical financial data presented below are derived from the financial statements at the end of this Prospectus. The financial statements for the period August 18, 1998 (date of inception) to December 31, 1999 have been audited by Farber & Hass LLP, independent accountants. The selected financial data set forth below at December 31, 1999 and for the period ended December 31, 1999, reflect the operations of TravlenStore.com, LLC a California limited liability company, for the period August 18, 1998 to April 15, 1999, and the operations of TravelnStore.com, Inc., from April 15 through December 31, 1999. Effective as of April 15, 1999, the limited liability company was merged into TravelnStore, Inc., a California corporation and the Registrant. Effective May 30, 2000, we changed our corporate name to TravelnStore, Inc. The corporation had no operations prior to its acquisition of the limited liability company.

                                        At December 31, 1999   At April 30, 2000
                                        --------------------   -----------------
         Balance Sheet Data

         Total Assets                       $   451,661            $   660,706
         Current Liabilities                $ 1,557,834            $ 2,248,770
         Working Capital (Deficit)          $(1,106,173)           $(1,666,601)
         Long-Term Debt                     $    40,942            $    38,002
         Stockholders' Equity (Deficit)     $(1,147,115)           $(1,626,066)



                                          For The Period      For The Four-Month
                                      August 18, 1998 through     Period Ended
                                         December 31, 1999       April 30, 2000
                                         -----------------       --------------
         Statement of Operations Data

         Revenues                           $    59,385             $     9,333
         Operating Expenses                 $   997,134             $   460,083
         Other Income (Expense)             $(2,503,183)            $(1,024,451)
         Net Income (Loss)                  $(3,441,732)            $(1,475,201)
         Net Income (Loss)
                  Per common share*         $     (0.37)            $     (0.16)



* Based on 9,400,000 shares of common stock issued and outstanding as of December 31, 1999, and April 30, 2000. The per share number reflect a 2-for-1 stock split that was effective as of August 25, 1999.

                                  RISK FACTORS

Investing in common stock is risky. You should carefully consider the following risk factors and all other information contained in this Prospectus before purchasing our common stock. Additional risks and uncertainties that are not yet identified or that we currently think are immaterial may also materially adversely affect our business and financial condition in the future. Any of the following risks could materially adversely affect our business, operating results and financial condition and could result in a complete loss of your investment.

RISKS ASSOCIATED WITH OUR COMPANY


         We were organized in August 1998, have a limited operating history and we may not be able to support a public market for our stock.


         We are subject to all the risks inherent in the establishment and expansion of a new business enterprise. In general, startup businesses are subject to risks and/or levels of risk that are often greater than those encountered by companies with established operations and relationships. Our business plan is unproven and we must be able to adapt as we grow. Companies at this point in their business life seldom seek to register and offer stock in a public offering. Consequently, you are being asked to invest at an earlier stage in our growth than is typically the case in an initial public offering. This Offering carries a higher degree of risk than a typical initial public offering of stock.

         We expect that our operating losses will continue and that we must use the proceeds of this offering to support our operations.

         There is no assurance that revenue generated by our sales will be sufficient to fund operations. We expect to incur losses for the foreseeable future due to the significant costs associated with the development and marketing of our services. We expect our operating losses to continue until such time as our sales generate sufficient revenues to generate a profit.

         If we do not raise our minimum goal of $3,000,000 in this Offering and we are unable to arrange alternative financing, there will most likely be substantial doubt as to our ability to continue as a going concern. Consequently our independent auditors have qualified their report on our financial condition because there is substantial doubt as to our ability to continue as a going concern. See "Management Discussion and Analysis of Financial Condition and Results of Operation."


         Our accumulated deficit was $3,764,702, as of December 31,1999, and $5,239,903 as of April 30 2000.


         We must hire and retain additional reliable personnel, including a Chief Financial Officer, in order to be able to achieve our plan.


         Key Personnel. We are dependent on the efforts and relationships of Jim Tyner, John Toal, Graeme Clarke and our other executive officers for our business operations. We must hire additional management personnel who are experienced in the travel industry to support and expand our relationships with travel service providers. There can be no assurance that Mr. Tyner, Mr. Toal, Mr. Clarke or any of our other executive officers will remain with us or that we will be able to identify and retain the additional personnel. If we are not able to hire and retain these personnel, it will be more difficult to establish and maintain our relationship with travel service providers and retail travel agencies. In turn, this could limit our ability to realize income from our Certificates of Value.


         Chief Financial Officer. Richard Bush is our Interim Chief Financial Officer. Mr. Bush currently also serves as the Vice President and Chief Financial Officer of Fairfield Manufacturing Company, Inc. which is located in Lafayette, Indiana. Mr. Bush has agreed to serve as our Chief Financial Officer on an interim basis. If we do not hire a full time C.F.O. prior to Mr. Bush's resignation, our ability to manage our financial reports and thereby our ability to manage our business may be adversely affected.

         We may require capital in addition to the minimum proceeds of this offering to fund our operations.


         We anticipate that the minimum proceeds of the Offering will be sufficient to meet our cash requirements for a period of 12 months following the closing of the Offering. If we need additional capital to establish our desired market position or for other reasons, there can be no assurance that such capital will be available or will be available on terms that are acceptable to us. We anticipate that we will not be able to obtain such additional capital from banks or similar financial institutions.


       Our financial forecasts are only our estimates of expected performance and should not be relied on as accurate indicators of performance in the developing e-commerce travel industry.

       We can give no assurance that we will be able to achieve our forecasts. Many of the assumptions on which we have based our forecasts inevitably will not materialize and unanticipated events will occur for any number of reasons, including the following:

         o Changes in general economic conditions and other factors that affect demand for travel services;

         o        Changes in the travel industry itself;

         o        Changes in our relationships with travel suppliers;

         o Competitive factors including changes in travel services distribution and payment methods; and

         o        The  success  of   TravelnStore.com's   operating  and  growth
                  strategies.

         Our actual results of operations likely will vary from the forecasts and the variations may be material. The forecasts are included solely to give you information concerning our best estimates of future operating results based upon certain assumptions. We make no representation that such results will be achieved. Our independent accountants have not compiled or examined these forecasts and are not offering an opinion or any form of assurance of their accuracy.

         We may wish to grow more rapidly through the acquisition of one or more existing businesses. Our acquisition of an existing business will create new risks and challenges which might adversely effect our ability to achieve our business plan.

         We may seek to increase our revenues, expand our markets or increase our products and services in part through the acquisition of existing travel or Internet related businesses. Recent experience shows that businesses that operate primarily through an Internet presence may need to acquire or combine with other businesses in order to maintain or enhance market position. We have neither identified nor commenced negotiations with any business which we intend to acquire.

         Acquisitions would expose us to increased risks, including, but not limited to:

         o Risks associated with assimilating the new operations and personnel;

         o        The diversion of resources from our existing operations;

         o The inability to generate revenues from such new acquisitions sufficient to offset associated acquisition costs;

         o The establishment and maintenance of uniform standards, procedures and policies and the impairment of relationships with employees and customers as a result of the integration of new operations and employees;

         o Additional expenses associated with amortization of acquired intangible assets or potential businesses; and

         o        Customer   dissatisfaction  or  performance   problems  at  an
                  acquired   company  could  have  an  adverse   effect  on  our
                  reputation.

         Decisions regarding acquisitions are the sole prerogative of our management. We will use our best efforts to undertake a thorough due diligence review of any acquisition candidate prior to committing to the acquisition. However, there can be no assurance that businesses we acquire will achieve the anticipated revenues and earnings.

         Should we elect to undertake acquisitions, part or all of the funds utilized for those acquisition(s) may come from a portion of the funds generated by this Offering. This amount is projected not to exceed $50,000 at our minimum subscription, and $250,000 at our maximum subscription. We may elect to use other consideration for acquisitions such as stock and/or other securities. If we issue additional stock or securities to make an acquisition, your share position likely will be diluted.

         There are no assurances that, if we seek to pursue any acquisition, we will be able to assemble the stock, securities or other consideration needed to complete the acquisition. If we are unable to assemble the needed consideration, we may be unable to implement an acquisition strategy. You should not subscribe to this Offering with the expectation that we will be able to grow based upon an acquisition strategy.

         We may issue additional stock in future years as part of our overall agency recruitment efforts.

         In order to recruit retail travel agencies into our Co-host Agency program and our World Key Agency Group program we may offer stock incentives to individual travel agencies. Assuming that these offers may average 2,000 shares per agency, vest over a four-year period, and be offered to a maximum of 2,500 agencies, this would require that we issue up to 1,250,000 additional shares per year for each of the four years. Whatever shares are issued in conjunction with these recruitment programs will dilute the ownership of the then existing stockholders.

       Historically, the travel industry has been subject to cyclical trends that impact the performance of businesses operating in the travel industry.

       There are traditional cycles and fluctuations that can adversely affect the travel industry. Leisure travel is dependent upon personal discretionary spending levels and is sensitive to changes in economic conditions. Travel purchases tend to decline during general economic downturns and recessions. The travel industry is highly susceptible to unforeseen events such as political instability, regional hostilities, fuel price escalation, travel-related accidents and unusual weather patterns. Also, governmental regulations can directly or indirectly increase the cost of travel or influence the way people travel and/or their respective destinations. Any event which results in decreased travel generally likely would adversely effect our business.


         Travel service providers do not have to make their services available to visitors to our Web site.

         If there were a substantial change in the marketing methodology of one or more travel service providers, we may not be able to offer their services through our Web site. If this were to happen, it could severely restrict the scope of the travel services which could be accessed through our
TravelnStore.com Web site. This could reduce the volume of our business and adversely effect our revenues.

         We will compete with companies that are established and better financed. As the success of a Web site often is directly related to the promotion of such Web site, these established companies may be able to establish market dominance through their promotional activities.

         Many of the travel related Web sites on the Internet are owned and operated by companies who are established and better financed than are we. Many have already obtained exclusive agreements with the large portal sites and have already invested considerably in establishing their brand names on the Internet. We must invest in advertising, promotion and establishing any strategic relationships to effectively compete for Internet consumers. We may not be able to compete at a level that will be sufficient to execute our business plan.

         The growth of the Internet and e-commerce may be adversely effected or restricted by government regulations or taxes that are adopted in the future.

         Currently there are few laws or regulations that specifically regulate communications or commerce on the Internet. As a result, customer access to Web sites generally is unrestricted and the use of the Internet has grown dramatically. Laws and regulations may be adopted in the future that tax Internet transactions and/or address issues such as user privacy, pricing, and the characteristics and quality of products and services. Any new laws or regulations relating to the Web could restrict access to the Internet and thereby adversely affect our business.

         We rely on third party service providers to maintain our Web site and do not have an in-house staff who are capable of maintaining our Web site or information systems.

         We rely on third parties for our Web site operations. If our Web site or information systems fail, they could disrupt or delay user traffic, which could impair our business. Substantially all of our Web site communications hardware and computer hardware operations are located at Zest.Net's facilities in Ventura, California. Zest.Net provides Web site hosting services. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage these systems and cause interruptions in our services. Computer viruses, electronic break-ins or other similar disruptive problems could result in the reduction or termination of our services by our customers or otherwise adversely affect our Web site. Our business could be adversely affected if our systems were affected by any of these occurrences. We currently do not maintain insurance to cover these business risks. We do not have a formal disaster recovery plan.

         Our Web site must be able to accommodate a high volume of traffic and deliver frequently updated information. Our Web site has experienced, and may in the future experience, slower response times or decreased traffic for a variety of reasons. In addition, our users depend on Internet service providers, online service providers and other Web site operators for access to our Web site. Many of them have experienced, and could experience in the future outages, delays and other difficulties due to system failures unrelated to our systems. Moreover, the Internet network infrastructure may not be able to support continued growth. Any of these problems could adversely affect our business.

RISKS ASSOCIATED WITH THIS OFFERING

         We are offering and selling the shares covered by this offering ourselves and you do not have the benefit of dealing with an underwriter or broker/dealer to assist in the evaluation of this Offering or our business.


         We are making this Offering without the benefit of an underwriter. Underwriters typically review a company in great detail as part of their due diligence process. No underwriter has reviewed our operations, management, business plan, operations, financials or competitiveness in our marketplace. Consequently, you must rely solely on your own due diligence and review of such matters and judge the likelihood of our success in our marketplace and opportunity for profitable operation.

         We have the right to use all of the proceeds from this Offering in any manner that we deem most effective in executing our business plan.

         We have set forth in the "Use of Proceeds" section the primary areas of operation in which we expect to use the proceeds. The proportional amounts that we allocate to each area will be determined as we encounter changing circumstances and opportunities. We can make no guarantees that the decisions on allocations will result in profitable operations. If we are unable to allocate our capital effectively, it will adversely affect our business, revenues, profitability and financial condition.

         Even if we sell the maximum number of shares covered by this Offering, our current stockholders and our management team will continue to hold approximately 90% of the outstanding common stock.

         This means that they will be able to elect a majority of our Board of Directors and control other actions which require a vote of the stockholders.

         This is a "minimum/best efforts" offering and there can be no assurance that we will be able to sell all of the shares covered by the offering.

         We are making this Offering on a minimum/best efforts basis. This means that we must sell a minimum amount of stock but we may not sell all of the stock that is being offered. If we sell only the minimum number of shares, this Offering will raise sufficient capital for us to operate for twelve (12) months. There can be no assurance that, regardless of the amount of the proceeds raised in the Offering, we will be able to achieve profitable operations.

         We have set a minimum of $3,000,000 of stock to be sold in this Offering. Until acceptable subscriptions for such minimum amount have been received, all subscriptions will be held in an escrow account. Once deposited, these funds will only be returned to the investor if the minimum amount of $3,000,000 is not subscribed in the 90 day Offering period.

         Investors who subscribe for shares in the earlier stages of the Offering, will assume a greater risk than investors who subscribe for shares later in the Offering as subscriptions approach the maximum level of $14,250,000. This is because as we approach the maximum level we have more promotional and operating capital to use.

         We are not presently aware that any of our officers, directors or principal stockholders, or any of their affiliates, intend to purchase any shares in the offering or that any of them intend to purchase any shares in the offering in order for us to be able to reach the minimum investment of $3,000,000 required to closing the Offering. It is possible that one or more of such persons may purchase shares in the Offering and that such purchases may facilitate our reaching the minimum required investment to close the Offering. Any purchases by any such persons will be subject to the same terms and conditions as those applicable to other investors.

         We arbitrarily set the price of the shares we are offering based upon the amount of capital we wished to raise and the percentage of our company that we were willing to sell.


         We established the price of the shares and the value of TravelnStore without independent appraisal. The price has no relationship to book value per share, current earnings or other generally accepted measurement of value. You should only invest if you agree the price we have set is reasonable based upon our prospects.

         We will have to use $249,000 of the proceeds of this Offering to pay accrued salaries to our officers and accrued fees to two consultants who are principal stockholders.

         Under its Employment Agreement with its executive officers and Independent Contractor Agreements with two of our principal stockholders, we will use $199,000 of the proceeds to pay accrued salaries to our executive officers and $50,000 of the proceeds to pay accrued fees to the principal stockholders for services rendered prior to the effective date of this Offering.

         There will be no public market for resale of our shares until our shares are listed on an exchange or quoted through NASDAQ.

         Because we are directly selling our stock, we have provided that our Offering may remain open for up to 90 days after our Offering becomes effective. It is doubtful that you could sell your shares for more than the initial offering price of $9.50 per share while our Offering is still open. As such, you may be required to hold your shares for a period of three (3) months or more from your purchase date.

         The shares of common stock covered by this offering will not be listed on a stock exchange or quoted through any quotation service. Immediately following the closing of this offering, any resale of your shares of common stock will have to be privately arranged. The lack of a public market for the common stock likely will have an adverse effect on both the liquidity and the value of the common stock.

         Provided we have reached a subscription amount sufficient to achieve a minimum tangible net worth of $2,000,000 we will apply for listing on the Philadelphia Stock Exchange. However, there are many requirements which we may or may not be able to meet at the time we wish to apply for listing. If our application for listing is rejected we will be required to arrange for trading of the shares on the OTCBB. Trading activity on the OTCBB will not provide the liquidity for the shares that would be available through listing on the Philadelphia Stock Exchange or another regional or national exchange.

         We do not anticipate applying to list our common stock on any exchange or on the OTCBB system until we have received acceptable subscriptions for at least $3,500,000. Should we not receive such amount until the end of the 90-day offering period, such listing may not be effective until 30 days after we file the application. Therefore, it is possible that even if we are able to list our common stock such listing would not be effective until four (4) months after the effective date of this registration statement.

         Internet related stocks have been very volatile. Our shares will be considered an Internet related stock and will be subject to this volatility.

         Recent stock market activity shows that shares of businesses marketing products or services through the online commerce industry can be subject to greater volatility than those of businesses in more established fields such as manufacturing or traditional forms of sales or services. Stock investments within the online commerce industry, should be considered highly speculative and are appropriate only for investors who can bear significant risks.

         We must insure that our e-commerce and information systems will not be adversely effected by the millennium date change.

         We are aware of the year 2000 issues associated with the programming code in existing computer systems. The year 2000 problem is pervasive and complex. Virtually every computer operation will be affected in some way by the rollover of the two digit year value to "00." The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. We have not experienced any material difficulties as a result of the millennium date change. We are continuing to review both our information technology and our non-information technology systems to determine which are not year 2000 compliant. We have not made any material expenditures to address the year 2000 problem and we do not anticipate that we will be required to make any such material expenditures in the future.

         We have contacted our significant suppliers and service providers to determine the extent to which we are vulnerable to their failure to address the year 2000 problem. Although our operations have not been significantly disrupted by reason of software and equipment provided by third-parties, we can not guarantee that any year 2000 compliance problems of third persons will not adversely affect our business or financial performance. Because uncertainty exists concerning the potential costs and effects associated with any year 2000 compliance, we intend to continue to make efforts to ensure that third-parties with whom we have relationships are year 2000 compliant.

         A substantial number of shares of our common stock could be sold into the public market after this offering, which sales could depress our stock price.

         Of the 9,400,000 shares of common stock presently outstanding, all of the shares are "restricted securities" and under certain circumstances may be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Future sales of such shares will in all likelihood depress the market price of our common stock.

         We have authorized a class of undesignated preferred stock which we could issue in the future without stockholder approval.

         Our Articles of Incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, the terms, preferences, rights and restrictions of which may be established by its Board of Directors. Other companies on occasion have issued series of such preferred stock with terms, rights, preferences and restrictions that could be considered to discourage other persons from attempting to acquire control of such companies and thereby insulate incumbent management. It is possible we could issue shares of our preferred stock for such a purpose. Issuance of the preferred stock for such purposes could have a depressant effect on the market value of the common stock.

                           FORWARD-LOOKING STATEMENTS

         This  prospectus  contains  "forward-looking   statements,"  which  may
include the following:

         o        our business strategy;

         o timing of and plans for the introduction or phase-out of products, services, enhancements;

         o        plans for hiring additional personnel;

         o        entering into strategic alliances; and

         o the adequacy of anticipated sources of funds, including the proceeds from this offering, to fund our operations for at least the 12 months following the date of this prospectus.

         Other statements about our plans, objectives, expectations and intentions contained in this prospectus that are not historical facts may also be forward-looking statements. When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus. We assume no obligation to update any forward-looking statements.

                                    DIVIDENDS

         Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors. No dividends have been paid on the common stock and no dividends are anticipated to be paid in the foreseeable future. We intend to retain all earnings to finance the development and expansion of our operations.

         We are authorized to issue shares of preferred stock. Any shares of preferred stock that we issue may preclude the payment of any dividends on the common stock until dividends in a certain amount have been paid on the preferred stock. We do not have any present plans to issue any additional shares of preferred stock.

                                 USE OF PROCEEDS


         We estimate the net proceeds to us from this Offering, after deducting the expenses of the Offering, will be $2,680,000 if we raise only the minimum amount, and $13,930,000, if we raise the maximum amount. Such proceeds will be applied substantially as follows.


         -----------------------------------------------------------------------
                  Application of Proceeds             Approximate Dollar Amount
         -----------------------------------------------------------------------
                                                     Minimum         Maximum
                                                      Amount          Amount
         -----------------------------------------------------------------------
         Marketing                                   $621,580       $10,581,580
         -----------------------------------------------------------------------
         Officer Salaries (1)                         456,000           456,000
         -----------------------------------------------------------------------
         Co-host Agency Recruitment                   125,000           250,000
         -----------------------------------------------------------------------
         Additional Staff & Management                 80,000           300,000
         -----------------------------------------------------------------------
         Strategic Relationships (2)                   25,000           250,000
         -----------------------------------------------------------------------
         Trademark License Fee                         25,000            25,000
         -----------------------------------------------------------------------
         Payments to Principal Stockholders (3)        50,000            50,000
         -----------------------------------------------------------------------
         Additional Equipment                          20,000            45,000
         -----------------------------------------------------------------------
         Facilities Rent                               72,420            72,420
         -----------------------------------------------------------------------
         Retirement of Trade Debt                      75,000            75,000
         -----------------------------------------------------------------------
         Payment of Convertible Notes(4)              120,000           120,000
         -----------------------------------------------------------------------
         Payment of Bridge Loans                      460,000           460,000
         -----------------------------------------------------------------------
         Payment of Promissory Note(5)                350,000           350,000
         -----------------------------------------------------------------------
         Working Capital Reserves(6)                  200,000           895,000
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         TOTALS                                    $2,680,000       $13,930,000
         -----------------------------------------------------------------------

(1) Officer Salaries include the salaries of Jim B. Tyner, Chairman,n R. Toal, President, Graeme Clarke, Chief Executive Officer and Yula Greco, Vice President and Secretary who are also principal stockholders

(2) Strategic Relationships may include establishing joint ventures, long-term marketing relationships, web site links, and acquisition of companies or assets in both the Internet and travel industries. It is typical for companies engaged in e-commerce business on the Internet, a new and fast growing business medium, to expand and solidify their market position through strategic alliances, mergers and consolidations. We anticipate that we also might facilitate achieving our business plan through strategic alliances or consolidation with other companies operating in the travel industry or over the Internet. Accordingly, we have targeted a portion of the proceeds of this offering for such purposes. While we anticipate that we may use a portion of the proceeds of this offering in connection with our establishing one or more strategic relationships, we are not presently negotiating or discussing a strategic relationship with any particular person and we anticipate that the total amount of the proceeds of this offering that might be used for such purposes would not exceed $25,000, if we raise only the minimum proceeds, and $250,000, if we raise the maximum proceeds.

(3) Payments to Principal Stockholders refers to compensation due two principal stockholders under Consulting Agreements.

(4) This assumes that the holders of the Notes do not convert the Notes into shares of common stock. The total principal amount of the outstanding Notes is $550,000. We have received from holders of $430,000 of the Notes. We are in the process of reconfirming that these noteholders continue to intend to convert their Notes. We have no reason to believe that any of these noteholders will elect not to convert their Notes.


(5) This Note is held by one person and is convertible into shares of common stock. This assumes that the holder of the Note does not convert the Note into shares of common stock.


(6)      Working   Capital   Reserves   are  held  against   operating   losses,
         non-budgeted, extraordinary expenses and capital expenditures.

         The amounts actually expended for any of the foregoing purposes may vary significantly from those listed above, and will depend on a number of factors, including the amount of our future revenues and other factors described under "Risk Factors". Accordingly, we will retain broad discretion in the allocation and application of the net proceeds of this offering. A portion of the net proceeds may also be used to acquire or invest in complementary businesses, technologies, product lines or products. We currently have no agreements or commitments with respect to any such acquisitions. Pending such uses, we intend to invest the net proceeds of the offering in investment-grade, interest-bearing securities.

         If we are able to raise only the minimum amount set forth above, our ability to grow and expand our business may be significantly limited. A significant portion of the proceeds of the offering will be used to enhance and market our Web site, to hire additional staff and management personnel and to develop strategic relationships with other Internet and travel service companies. Our ability to accomplish these activities will contribute significantly to our ability to achieve our business plan and to the overall growth and success of the Company.

                                    DILUTION


         At April 30, 2000, the pro forma net tangible book deficit of TravelnStore, Inc. was ($1,196,066), or approximately ($0.12) per share of common stock based on 9,715,784 shares of common stock outstanding. The net pro-forma tangible book deficit per share represents the amount of our total assets less the amount of its intangible assets and liabilities, divided by the number of shares of common stock outstanding (including the conversions of $430,000 of Promissory Notes into 215,784 shares of common stock and issuance of 100,000 shares due under the Bridge Loan Notes at April 30,2000). After giving effect to the receipt of the maximum net proceeds (estimated to be approximately $13,930,000 from the sale of the shares offered hereby, our pro forma net tangible book value at April 30, 2000, would be $12,733,934 or approximately $1.14 per share of common stock. This would result in dilution to the public investors (i.e., the difference between the estimated public offering price per share and the net tangible book value per share after giving effect to this offering) of approximately $8.36 per share, approximately 88% of the offering price. If we receive only the minimum subscription our pro forma net tangible book value would be $1,483,934 or approximately $0.15 per share, and the public investors would have dilution of $9.35 per share, approximately 98% of the offering price. The following table illustrates the per share dilution:

          Assumed public offering price                        $9.50

          Pro forma net tangible book deficit per share
                   at April 30, 2000                           $(.12)

          Increase in pro forma net tangible book value        $1.26
                   per share attributable to new investors

          Pro forma net tangible book value per share          $1.14
                   after this offering

          Dilution of net tangible book value per shares       $8.36
                   to new investors


         For purposes of the foregoing discussion we have assumed that the offering price will be $9.50 per share.


         The shares of common stock that we have considered outstanding at April 30, 2000, for purposes of this table included (a) 9,000,000 shares issued to our principal stockholders on the merger of TravelnStore LLC into TravelnStore, Inc., (b) 400,000 shares issued to two of our principal stockholders in connection with their loan of funds to us, (c) 215,784 shares reserved for issuance on conversion of $430,000 of our Convertible Promissory Notes, and (d) 100,000 shares reserved for issuance under the Bridge Loan Promissory Notes outstanding at April 30, 2000. The total consideration paid by our principal stockholders for their equity interests in TravelnStore LLC was $200.00.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. Except for historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, among others, those discussed below, in "Risk Factors" and elsewhere in this prospectus. We do not intend to update these forward-looking statements.


Overview


         We were founded in August of 1998 as a limited liability company. In April of 1999 the limited liability company was acquired by TravelnStore.com, Inc., a California corporation. Effective May 30, 2000, we changed our corporate name to TravelnStore, Inc. We created, maintain and promote the TravelnStore.com Web site which acts as a navigational site to the Web sites created by a wide array of travel service providers, such as cruise lines, tour companies, car rental firms, destination resorts and hotel groups. Our business is to provide a vehicle through which customers can identify and contact travel service providers and retail travel agents to purchase travel services. Online, this connection is provided by the TravelnStore.com Website. Off-line we are creating the "World Key Agency Group" to provide this connection through branded retail travel agencies.


         Visitors to the TravelnStore.com Web site can print out Certificates of Value for various travel services to which our site provides links. These Certificates may be redeemed for discounts, upgrades or other premiums designed to encourage the visitor to book a particular travel service. Certificates may be redeemed at any of the 29,000 retail travel agencies through-out the United States. We receive a commission or override from the travel service provider for each Certificate that is redeemed.


         We also recruit individual travel agencies to co-host our Web site within their market areas. Agencies subscribe for ZIP codes within their market. When a visitor to our Web site logs in from a subscribed ZIP code, that agency is graphically presented as the local TravelnStore co-host agency. While Certificates may be redeemed at any agency, a local co-host agency is presented as a preferred redemption location.


Results of Operations


         The financial statements contained in this prospectus represent our operations from August 18, 1998 through December 31, 1998, January 1, 1999, through December 31, 1999, and January 1, 2000 through April 30, 2000. As a new company, a significant portion of our operations pertained to physically constructing our work environment, installing our information systems, designing and testing our Web site and recruiting and training employees. We also designed and structured our marketing program to recruit our co-host agencies and designed and structured a development program to negotiate agreements with various travel service providers to participate in the TravelnStore.com Web site. These activities required the expenditure of $326,356 through December 31, 1998, an additional $997,134 from January 1, 1999 through December 31, 1999, and an additional $460,083 from January 1, 2000, through April 30, 2000. Our accumulated deficit as of April 30, 2000, was $5,239,903.


         Because the TravelnStore.com Web site is a navigational site to the proprietary sites of various travel service providers, its structure is relatively simple. Consequently, we were able to have the first version operational by November 1, 1998. The launch of the site coincided with the appearance of our first advertisements in the in-flight magazines of United Airlines, American Airlines, Delta Airlines, Southwest Airlines, U.S. Airways, Continental Airlines, America West Airlines and TWA. We also promoted the launch of the TravelnStore.com Web site by participating in two prestigious trade shows, the ASTA World Congress in Los Angeles and the United States Tour Operators Association show in Las Vegas.

         In September of 1998, in advance of the launch of our Web site, we were able to initiate recruitment of co-host agencies. Because of the simplicity and compelling concept of the TravelnStore.com Web site, we were able to recruit approximately 100 agencies prior to the launch of the Web site. Travel agencies pay a minimum $60.00 registration fee and $36.00 quarterly fee to participate as co-host agencies. Pricing for the co-host fees is designed to primarily offset the direct costs of operating the TravelnStore.com Web site. We were pleased that income from co-host agency fees generated $8,272 through December 31, 1998, $59,385 from January 1, 1999 through December 31, 1999 and $9,333 from January 1, 2000 through April 30, 2000. This reduced our operating loss to $318,084 through December 31, 1998, to $937,749 for the period January 1, 1999 through December 31, 1999 and to $450,750 for the period January 1, 2000 through April 30, 2000.

         During 1999, we continued to expand our co-host agency network on a selective basis, initiated our World Key Agency Group recruitment program and further developed our relationships travel service providers. This has resulted in our being able to post a broader spectrum of Certificates of Value. We have also invested in refining the database tracking methodologies of the TravelnStore.com Web site to better implement targeted marketing opportunities with individual travel service providers. We have also initiated a limited online advertising program to test the efficiencies of various online advertising opportunities.


         Our primary anticipated revenue model is reliant upon the receipt of overrides and commissions through the use of our Certificates of Value and the distribution of travel services through our World Key Agency Group members. We will receive commissions and overrides from travel service providers for both travel services with respect to which Certificates of value are redeemed and travel services that are booked through our World Key Agency Group members. However, we do not anticipate any significant income from the Certificates of Value or sales by Group members prior to fourth-quarter, 2000. This is because the overrides and commissions do not become payable until after the related travel service is used by the purchaser and we will not be able to build significant traffic through our Website or the Group members until the successful completion of this Offering. Leisure travel purchases are often made 2 - 6 months in advance. Our overrides generally range from 1% to 5% of the total travel purchase and our commissions generally range from 5% to 10% of the total travel purchase.

Source of Funds


         We were fortunate to initially maintain the integrity of our equity structure by funding our operations through a combination of straight debt and convertible debt. Between September 1, 1998 and April 30, 2000 we have borrowed a total of $1,525,000 of which $550,000 was borrowed through the issuance of 37 convertible promissory notes; $140,000 was borrowed from two of our stockholders; $485,000 was borrowed through the issuance of 18 bridge loan promissory notes; and $350,000 was borrowed through the issuance of one promissory note. However, through April 30, 2000, holders of 29 of the 37 convertible notes have elected to convert $430,000 in principal of such notes to common shares effective as of the effective date of this offering. We also have converted the original $140,000 of stockholder loans to preferred stock. This will have the effect of transferring $570,000 from debt to equity on our Balance Sheet. We undertook these conversions to improve our financial position and to facilitate our efforts to list our common stock on the Philadelphia Stock Exchange or another regional stock exchange. We anticipate that the remaining noteholders will also convert their Notes into shares of common stock. However, we have made contingent allowances in both stock and cash as may be required under terms of the remaining convertible notes.


Liquidity and Capital Resources


         Since our inception, we have primarily financed our operations through the issuance of debt instruments, including straight notes and convertible notes. In connection with this Offering, the holders of a total of $430,000 of the convertible promissory notes payable by us have agreed to convert such notes as of the closing of this offering into an aggregate of 215,784 shares of common stock. Holders of $140,000 of the notes issued to our two stockholders have already converted such notes into 8,154 shares of Series A Preferred Stock. As a result, as of December 31, 1999, our total liability for borrowed money was $885,000 in principal amount; and as of April 30, 2000, our total liability for borrowed money was $1,385,000. In addition, after giving effect to the conversion as of the effective date of this offering of 29 Convertible Promissory Notes in the aggregate principal amount of $430,000, our total liability for borrowed money would be $455,000 as of December 31, 1999, and $955,000, as of April 30, 2000.

         Since our initial organization, we have occupied offices for which World Key, Inc., a related party, was the master lessee. We have been and continue to be obligated to reimburse World Key, Inc., for a portion of the leasehold rent, officers' salaries and other facilities expenses. As of April 30, 2000, we were current in our obligations to World Key, Inc., and World Key, Inc. owed us a total of $251,658 for cash advances made by us to World Key, Inc.


         At the conclusion of this Offering, assuming we sell the minimum amount of stock to close the offering, we will have approximately $2,680,000 of capital to execute our business plan. If we sell the maximum amount of stock in this Offering, we will have approximately $13,930,000 of capital to execute our business plan. The minimum amount is sufficient, in our opinion, to finance our operations over the next 12 months. The majority of capital which we raise over the minimum amount of the Offering will be used to further promote the TravelnStore.com Web site. The accelerated promotion of the Web site should accelerate the growth of our business requiring us to more rapidly expand our physical work environment and add personnel. It is our goal to reach 300,000 visitors to the TravelnStore.com Web site each month and recruit a minimum of 2000 affiliated travel agencies. At our minimum funding, we believe we can reach that goal within 12 months. At our maximum funding, we believe we can reach our goal more quickly.

         Should we reach our minimum funding prior to the expiration of 90 days after our effective date, and if we perceive that there is continuing demand, we intend to keep our Offering open for a period of time to fill that demand. However, we will give serious consideration to the effort required to continue marketing the Offering compared to the benefits of closing the Offering and redirecting the time and resources invested in continuing the Offering to executing the business plan.

         We anticipate that our receipt of the minimum funding will provide sufficient liquidity for our cash needs for the next 12 months regardless of cash flow and income generation from operations. We also anticipate that our receipt of funding in excess of the minimum, up to and including the maximum funding, will also provide sufficient liquidity for a minimum of 12 months allowing for the increased investment in promotion and the resultant increased operating expenses incurred to support the increased business activity which should result from accelerated promotion.

Need for Additional Capital

         In the event that the proceeds from this Offering are insufficient to grow our business to the point of profitability, it would be doubtful that we would be able to obtain substantial conventional loan financing to provide additional liquidity. Should we require additional funding, it is more probable that we would seek those funds in the form of additional equity investment from public and/or private offerings of equity or convertible securities. The ability to obtain additional equity investment is dependent upon many factors ranging from the condition of the general economy to specific considerations about our company, and its prospects, at the point in time which funding is sought. Many of the factors are beyond our control. Consequently, there are substantial and numerous uncertainties in satisfying future liquidity requirements through the issuance of additional equity instruments. Further, the issuance of those instruments would have the effect of diluting the positions of the existing stockholders.

Going Concern Qualification In Auditors Report


         Our plans are dependent upon our closing of this Offering for no less than $3,000,000 in gross proceeds to us. We believe that this will be sufficient to meet our capital requirements for a minimum of twelve months. However, as an early stage company we have yet to generate sufficient operating revenue to offset our operating losses. To date, we have funded our start-up costs and our operating losses from capital obtained primarily through the issuance of straight and convertible debt instruments. Because we have not raised sufficient capital, prior to this

Offering, to provide for our capital needs for a minimum of twelve months, our independent auditors have qualified their report with inclusion of a "Going Concern" statement. The purpose of this Offering is to raise sufficient capital to continue our operations and execute our business plan. To assure that this Offering raises the minimum capital which we believe is necessary to continue operations and execute our business plan we set a minimum of $3,000,000. If we do not reach this goal within 90 days from the effective date of this Offering, all investor funds will be promptly returned without deduction.

Year 2000 Compliance

         Compliance. Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These systems and software products will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with such Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities.

         State of Readiness. We have not experienced any significant operational or system problem as a result of the millennium date change. We are continuing our assessment of the Year 2000 readiness of our operating financial and administrative systems, including the hardware and software that support our systems.

Our assessment plan includes the following:

         o        quality assurance testing of our internal software;

         o contacting third-party vendors and licensors of material hardware, software and services that are related to the delivery of our services;

         o        assessing repair or replacement requirements; and

         o        implementing repair or replacement.

         Costs. To date, we have not incurred any material expenditures in connection with identifying, evaluating or addressing Year 2000 compliance issues. Most of our expenses have related to, and are expected to continue to relate to, the operating costs associated with time spent by employees in the evaluation process and Year 2000 compliance matters generally. At this time, we do not possess the information necessary to estimate the potential costs of revisions to our systems should such revisions be required or of the replacement of third-party software, hardware or services that are determined not to be Year 2000 compliant.

         Risks. We are not currently aware of any Year 2000 compliance problems relating to our systems that would have a material adverse effect on our business, results of operations and financial condition, without taking into account our efforts to avoid or fix such problems. There can be no assurance that we will not discover Year 2000 compliance problems in our systems that will require substantial revision. In addition, there can be no assurance that third-party software, hardware or services incorporated into our material systems will not need to be revised or replaced, all of which could be time-consuming and expensive. Our failure to fix or replace our internally developed systems or third-party software, hardware or services on a timely basis could result in lost revenues, increased operating costs, the loss of customers and other business interruptions, any of which could have a material adverse effect on our business, results of operations and financial condition. In addition, there can be no assurance that governmental agencies, utility companies, Internet access companies, third-party service providers and others outside of our control will be Year 2000 compliant. The failure by such entities to be Year 2000 compliant could result in a systemic failure beyond our control, such as a prolonged Internet, telecommunications or electrical failure, which could also prevent us from providing our services, decrease the use of the Internet or prevent users from accessing our Web site, which could have a material adverse effect on our business, results of operations and financial condition.

Recent Accounting Pronouncements

         The Financial Accounting Standard Board ("FASB") recently issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes to equity (net assets) during a period from non-owner sources. SFAS No. 130 is effective for financial statements for fiscal years beginning after December 15, 1997. To date, TravelnStore.com has not had any transactions that are required to be reported in comprehensive income.

         The FASB recently issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports. SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997. TravelnStore.com has determined that it does not have any separately reportable business segments.

         The American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. TravelnStore.com does not expect that the adoption of SOP No. 98-1 will have a material impact on its financial statements.

                                    BUSINESS


         The following discussion contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are usually accompanied by words such as "believes," "anticipates," "plans," "expects" and similar expressions. Our actual results may differ materially from the results discussed in the forward-looking statements because of factors such as the risks described in "Risk Factors" beginning on page ________.


Our Business


         In August, 1998, we commenced operations through TravelnStore, LLC, a California limited liability company. We launched the TravelnStore.com Web site on November 1, 1998. In April, 1999 we completed a merger transaction in which our new California corporation, TravelnStore.com, Inc acquired all of the business, assets and liabilities of TravelnStore, LLC. Effective May 30, 2000, we changed our corporate name to TravelnStore, Inc.


Introduction

         Our founders backgrounds include experience in the retail travel agency industry both at the individual agency level and at the national, multi-agency and consortium level. We believed that if we linked the graphical presentation of travel services on the Internet with the personalized service available from professional, experienced travel agents working in the 29,000 retail travel agencies in the U.S., consumers would receive maximum value in their travel arrangements.

         Studies conducted by national research firms such as Forrester Research and Jupiter Communications have shown that only a relatively small percentage of Internet users actually book travel online. The majority use the Internet to research their planned trips and comparison shop the various travel service providers who offer travel services that meet their needs. Having completed their research and shopping, the majority tend to book with a local travel agent. The more complex or expensive their itinerary, the more likely they are to use the services of a professional travel agent.

         We designed the TravelnStore.com Web Site as a database driven site. This means that the information that we present graphically on the site is generated out of a database of information. This flexibility allows us to add, change and delete information quickly and economically. While we developed the site, we began recruiting travel agencies into our co-host agency program and negotiating with travel service providers to enter into contracts that would pay us commissions and/or overrides for sales of their services generated through our Web Site. We also negotiated with the travel service providers for discounts, gifts or upgrades to be used as incentives for consumers to use a local, retail travel agency to complete their travel service purchase transaction.

         We have initiated our World Key Group of retail travel agencies. These "bricks" and "mortars" agencies are intended to complement our Website and to complete our network for the Internet distribution of travel services from the travel service provider to the ultimate customer.

Our Concept

         We created, maintain and promote the TravelnStore.com Web site as a navigational site to the Web sites owned by a wide array of travel service providers, such as cruise lines, tour companies, car rental firms, airlines, destination resorts and hotel groups. Visitors to our Web site can print Certificates of Value for travel services of the providers that are linked to our Web site. These Certificates may be redeemed at the local retail travel agency, whether or not a member of our World Key Agency Group, for discounts, upgrades or other premiums designed to encourage the visitor to book a particular travel service. We receive a commission or override from the travel service provider for each Certificate that is redeemed.

         We recruit individual travel agencies to co-host the TravelnStore.com Web site within their own market areas. Agencies subscribe for their local market ZIP codes so that when a visitor to our Web site logs in from a subscribed ZIP code, that agency is graphically presented as the local co-host agency. While Certificates may be redeemed at any agency, a local co-host agency is presented as a preferred redemption location.

         We have initiated the recruitment of retail travel agencies to our World Key Agency Group. These bricks and mortar agencies are intended to provide the hands-on, knowledgeable services normally required by travel customers who have selected complex or expensive travel itineraries.

         We plan on addressing the full range of travel customers needs through this organization of Internet and traditional travel service resources.

         Using these methodologies, we are able to link the graphic presentation of travel services on the Internet with the existing, retail distribution infrastructure represented by the 29,000 retail travel agencies in the United States.

Our Competition

         We do not directly  sell travel.  However,  our revenue is derived from travel sales in connection with which Internet users print and redeem our Certificates of Value at local, retail travel agencies or which are booked through World Key Group members. Consequently, we compete, directly or indirectly, with every other travel services distributor. Because we bridge the online presentation of travel services on the Internet with the brick and mortar physical locations of retail travel agencies, we are competing with both online and offline distribution channels. These channels include not only travel agencies but also direct sales from travel service providers to the public.

         While in the broadest sense, we compete with other travel sales distribution channels, we have not been able to identify a direct competitor for our online services. There is no proprietary nature to our methodologies. We must rely on our first-to-market position and our ability to maintain our first-to-market position as imitators launch competing Web sites.

Online Agencies

         Several companies, such as Preview Travel, Microsoft Expedia, and Travelocity, have been established in the last three years to act as online travel agencies. They primarily generate revenue by consumers making their own bookings online by selecting the travel service, creating a record and presenting payment. Through the investment of hundreds of millions of dollars to generate consumer traffic to their Web sites, they sold on average, $250 million in bookings of travel services in 1998.

         To this point in time, none of the online travel agencies have achieved profitability. A major reason for this is that over 80% of the sales which they have generated have been airline tickets averaging about $350 per ticket. Airlines have placed a limit of only $10.00 of commission for each ticket sold. This amount is insufficient to cover their fully loaded transaction costs. Consequently, we do not sell airline tickets. The balance of their bookings have been hotel reservations and car rentals. These usually generate commissions between 5% and 10% of the amount of the bookings which average about $200 for hotel bookings and $150 for car rentals. Less than 3% of their bookings can be classified as higher value and higher commission leisure travel bookings.

         Online travel agencies have had to invest significant capital in creating content for their Web sites. They have also had to design software and hardware to process online bookings and integrate those with the reservation systems used by various travel service providers. In addition they have had to hire, train, equip and manage staff to become travel agents to interact with consumers over the telephone.

Our Difference

         We do not sell travel services directly to customers and therefore have not incurred capital expenditures to set up an online travel agency. Because TravelnStore.com is a navigation site that directs consumers to the proprietary Web sites of various travel service providers, the travel service providers make all of the investment in Web site content. Because TravelnStore.com is a database driven site, we can add, change or delete a travel service provider in a matter of minutes without requiring the skills of a graphic artist or programmer.

         All sales of products or services consist of two major components. The first part is the presentation and consideration of the various attributes of the product or service and the determination by the buyer that the product or service meets their needs. The second is the transactional part of the purchase where money is exchanged for the product or service. In effect, look in the barrel, pick out the apple that is most appealing, take it to the counter, pay for it, have it put in a bag. This presentation/decision, transaction/completion is often bridged by specific questions that the purchaser has for the seller. The more complex the product or service, the more likely the need for questions and answers. This is true of Internet travel sales as well.

         In the our system, the first part of the purchase is accomplished primarily by the Web sites of the travel service providers. The second part, which includes answering specific questions and the paperwork, is performed by the experienced travel agents in the local, retail travel agencies. Through our Certificates of Value, we participate in travel sales to customers who first look at our Website and then book through any retail travel agency. We will have an enhanced participation in travel sales to customers who first look at our Website and then book through members of our World Key Agency Group.

         We think the Internet can be used effectively to graphically present a lot of information on which the user can make a decision about travel. We know that once a person has used the Internet to research their trip, they prefer to use a travel agent to complete their purchase. Our goal is to tie the two together in creative and productive ways.

Our Market Constituencies.

         To execute our business plan, we must continually expand and strengthen our relationships with our three market constituencies. The three constituencies are as follows.

         o Travel Service Providers. Travel service providers include major hotel chains, car rental agencies, cruise ship operators and tour companies. We contract with these travel service providers to receive commissions and/or overrides for travel sales resulting from consumers accessing their proprietary Web sites through our TravelnStore.com Web site. Overrides typically range from 1% to 5% of the total sale. Commissions typically range from 5% to 15% of the total sale. We anticipate that the overrides will average about 2% and the commissions will average about 10%.

         These commissions and override contracts are a standard part of the travel industry. They first came into being approximately 20 years ago as groups of retail travel agencies were assembled into consortiums. These consortiums negotiate with travel service providers for higher commission levels for their member agencies and overrides for themselves based upon the volume of business that is directed by the member agencies to that particular travel service provider. Consortiums range from a few hundred agencies up to a few thousand. Because our Certificates of Value can be redeemed at any of the 29,000 domestic travel agencies, TravelnStore.com is like a cyber consortium with 29,000 physical locations.

         We also negotiate with the travel service providers to underwrite our Certificates of Value. Certificates can be printed directly from our Web site by the consumer. They may represent a discount, an upgrade, or a premium on the services purchased from the travel service providers. Travel service providers provide the value of the Certificate to incentivize the consumer to purchase their services. For example, a consumer might print a Certificate which they may redeem for a two cabin upgrade at the retail agency of their choice. When the consumer uses a Certificate, it places that sale into our consortium contract. In so doing, we receive our negotiated override from that travel service provider.

         A simple example demonstrates the mechanics of this process.

         A consumer accesses several competing travel service providers' Web sites, navigating to those sites using our Web site. After comparison shopping, the consumer selects a two-week stay at a resort hotel and prints out the Certificate for the hotel. The consumer then takes the Certificate to a travel agency. The agency books the hotel stay with the travel service provider. The travel service provider flags its accounting system to pay us the override at the conclusion of the trip. The agency receives the booking or confirmation number from the travel service provider. The agency enters on the Certificate the booking number and the agency identification information. The Certificate is then faxed to us where it is entered into our accounting and tracking system. Because the travel agency has used our Certificate procedure, it is entitled to an enhanced commission from the service provider. When the consumer takes the trip and the commission becomes due, we receive our override.

         One of the reasons that travel service providers have accepted our concept is that they have invested millions of dollars educating, cultivating and motivating retail travel agencies to sell their services. Particularly in the leisure segment of the industry, where products tend to be more complex and more expensive, travel service providers realize that, while the Internet is very good at graphically presenting their services to an unlimited number of consumers, they are sensitive to their competing with their travel agency distribution network by taking bookings directly over the Internet.

         Our concept of bridging the distribution of information using the Internet with the existing transactional infrastructure of the retail agency industry allows travel service providers to enjoy the advantages of the Internet while maintaining and protecting their substantial investments in their retail travel agency distribution networks.

         o Travel Agencies. Our second constituency is the 29,000 domestic, retail travel agencies. It has been speculated that the advent of the Internet purchases of travel services online directly by consumers would have a profound negative effect on retail travel agencies. This does not appear to be the case. It is estimated that in 1998 approximately $2 billion of travel services were booked online. This compares with approximately $135 billion of travel services booked by retail travel agencies. It has been projected that in the year 2000 as much as $7 billion of travel services may be booked online. However, sales by retail agencies should surpass $145 billion in the year 2000. Clearly, retail travel agencies will retain a vast majority of travel sales.

         Our business plan includes retail travel agencies in three important ways. First, retail agencies represent the redemption site for our Certificates of Value. As agencies come to recognize the Certificates and become familiar with our program, we believe that agencies will also use our Web site to generate Certificates for their clients who do not use the Internet. This will expand the scope of our business beyond just those consumers who use our Web site. It is in our best interest to continue to educate a broad section of the retail travel industry to our program through the use of trade publications, trade shows and other marketing initiatives.

         Secondly, the agencies can participate in our Co-host Agency Program. Our Web site is what is called a framed site. This means that as a visitor navigates from one travel service provider site to another, a thin band of information containing the TravelnStore.com logo always remains at the top of the computer screen. This information band contains buttons that allow the visitor to navigate back through our Web site to other travel service provider sites. This band also presents the names, addresses and telephone numbers of our co-host agencies. As a consumer visits the various proprietary sites of travel service providers, the co-host agency is continuously being presented as an immediate contact to purchase whatever travel service the consumer is reviewing.

         Travel agencies join our Co-host Program by subscribing for their local market Zip codes. We usually limit an agency to three Zip codes. When a visitor logs into our Web site, they are asked for a Zip code. If an agency has subscribed that Zip code, then that agency is presented in the navigation band as our local Co-host Agency. This


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

gives an individual travel agency all the market power of TravelnStore.com but is presented only to those consumers who live or work in a physical proximity to that individual travel agency.

         The third way is by agencies participating in the World Key Agency Group. By branding their existing retail identities with the World Key brand, agencies will be able to take advantage of our general advertising of the availability of travel services at World Key affiliated offices. Member agencies will also be able to access specially priced travel services distributed through a proprietary intranet to match up the customers generated by specific advertising programs.

         Our Certificate of Value redemption program, our Co-host Agency Program and our World Key Agency Group allow us to achieve both a cyber presence on the Internet and a physical presence on Main Street. We believe that, as the use of the Internet as a commerce tool matures, this dual presence will give us additional business opportunities that companies with just an Internet presence will not enjoy.

         o Consumers. Our third constituency is the consumers who use the Internet to shop and purchase travel services. With annual Internet travel sales estimated at $2 billion, travel became the number one consumer product purchased on the Internet in 1998. While this is a fraction of the $135 billion annually sold by retail travel agencies, it is a significant amount. By example, a 2% override on $2 billion is $40 million. This $2 billion is expected to reach $7 billion in 2000. Clearly, our market is growing at a compound rate. We intend to continue to position TravelnStore.com to take advantage of this growing market.

         Because of the rapid growth of travel sales on the Internet, there have been numerous studies conducted by major research organizations to define the trends in this emerging business. The majority of this research has focused on statistical analyses of what consumers are buying, how they are buying and from whom they are buying. Not surprising, the statistical evidence relating to Internet travel sales reflects the statistical profile of e-commerce in general. Even in the relatively short period of time (three years) that travel sales have been heavily promoted online, some very clear trends have been established.

         In formulating the TravelnStore.com concept of using the Internet for the presentation of travel services and connecting that presentation to the transactional infrastructure of the retail agency industry, we have been able to use these trends to structure our business plan. Following are some of the trends which we believe to be very significant.

         o Looks But Does Not Book. E-commerce sites that have tracked their productivity have found that, on average, 2.7% of their site visits actually result in a sale. Further, the more complex or higher valued the product, the lower the purchase percentage. In keeping with these statistical trends, online travel services experience purchase percentages of 1% to 2%. This reflects that a consumer may visit a site multiple times prior to actually completing a transaction.

         o Most Do Not Purchase Online. In the context of the online travel industry, current statistics show that only 18% of travel site visitors have ever made an online booking. Again, this reflects general e-commerce findings. Reasons given for not booking online are transactional security, which includes credit card fraud, and concern that the product purchased will not be received, the lack of personal attention and advice in relationship to a complex product such as travel, and insecurity on the part of the consumer that they will make a mistake in the selection process or the transaction process.

         o Most Purchase From Travel Agents. Of the remaining 82% of the visitors that looked but failed to book online, 27% made no bookings, 28% contacted the supplier directly to make a booking and 39% took their business to a travel agency. In general, this indicates that the online looker/off-line booker market is 3.7 times larger than the online booker market. It also indicates that travel agencies continue to get the lion's share of this market.



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

         o        Online Bookings Are Heavily Weighted To Commodity Type Travel.
                  Major online travel sites such as Preview Travel, Travelocity and Expedia, report that over 80% of their bookings are for airline tickets with simple itineraries. These tickets average only $350.00 per ticket. Only 3% of their bookings can be classified as leisure travel services, such as cruises and tours. The balance are for short-term car rentals and hotel stays.

         o Leisure Sales Weighted Heavily To Travel Agencies. If only 3% of online bookings represent leisure sales, then the 39% of online lookers who book off-line are more likely booking the higher value and higher commission rate leisure sales with their local travel agent. This follows the general e-commerce profile of higher value, more complex products being researched online but actually purchased off-line.

         While the volume of on-line travel bookings has grown rapidly, the statistics reflect that this growth has been primarily in low value, commodity type bookings and that the retail travel agencies have retained substantially all of the high value, complex leisure bookings.

         Our conclusions are that consumers will increasingly use the Internet to research their travel plans and comparison shop for travel services but that their preference will be to complete their transactions off-line, enjoying the transactional security of dealing with a local business and receiving the advice and expertise of a professional travel agent.

OUR INDUSTRY

General Overview

         o The Internet. Initially, the Internet consisted of a linkage of computers utilized by the U.S. government and certain academic institutions to publish and exchange information and communicate via what is today known as e-mail. Today, the Internet is a collection of computer networks linking millions of public and private computers around the world.

         o The Worldwide Web (www). While the term Internet refers to the linkage of computers enabling the free flow of information electronically, it is the concept known as the Web which gives the Internet its content. A Web site refers to a program of information developed, maintained and updated by its creator to provide information to others who are able to access the site through the Internet. The term "Internet" has become the inclusive term for both the Worldwide Web and the Internet.

         o General Internet Usage Trends. Morgan Stanley Research estimates that the number of Internet users will surpass 150 million worldwide by the year 2000. The United States accounts for a significant majority of the users. The growth of the Internet has been facilitated by its ability to offer a more appealing, efficient and less costly means of engaging in and performing a myriad of functions traditionally the province of the telephone, television and postal and courier services. However, the major, driving force behind the explosive growth of the Internet has been the ability of the worldwide computer industry to produce personal computers at a price point that allowed one out of every three U.S. households in 1997 to own a personal computer. It is projected that this will increase to 50% of all U.S. households by the year 2000, 98% of all U.S. households within the next 10 to 20 years.

         o E-Commerce. Our business is to bridge the presentation of travel services on the Internet with the established, physical infrastructure of the traditional retail travel industry. This opportunity has arisen due to the rapid growth of the Internet as a vehicle for commerce in general and travel sales specifically. Commonly called e-commerce, the selling of goods over the Internet is creating new retailing and wholesaling business models in numerous fields. In 1998 the sale of travel services via the Internet became the largest segment of e-commerce, surpassing computers and software.



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

         o Online Travel Sales. The travel segment of the e-commerce industry has encountered many of the same challenges faced by other categories of products sold online. We believe that the continued growth and eventual success of e-commerce, inclusive of travel sales, is dependent upon Internet users adjusting to the limitations of e-commerce and the ability of e-commerce companies to realistically assess how they can use the Internet to meet the needs of consumers. There is perhaps no more graphic example of the inherent limitations of e-commerce as a retail tool than in the travel sector wherein consumers use the Internet to gather travel information but choose to book their travel with an agency salesperson knowledgeable in the complexities of travel services.

         We believe that the ability to consummate a transaction for the purchase of many kinds of goods and services is compromised because of the inability of the Internet to provide the advantages of an interactive medium. Consequently, we recognize that the Internet is an excellent medium for the graphic presentation of travel services and that its interactive limitations can be overcome by connecting the online marketing of travel services with the transactional abilities of local, retail travel agents.

E-Commerce, The Online Commerce Industry

         o Retail Sales Comparisons. The sale of goods and services online in the U.S. during 1998 totaled approximately $13 billion. This figure must be considered in light of the fact that overall personal consumption in the U.S. during just the second quarter of 1998 reached an annual rate of $5.13 trillion. While 25% of North American adults are "wired" or technologically capable of purchasing online, only one-fifth of these adults did so in 1997. Most online commerce is actually business to business, which accounted for $8 billion (approximately 62%) of the 1998 sales and is projected to grow to $327 billion in 2002, whereas retail or business to consumer sales totaled $4.8 billion in 1998 (approximately 37%) and is projected to grow more modestly to $17.4 billion in 2002. Breaking down retail sectors, it is estimated that 43% of online sales will be travel related by 2002 with all other sectors accounting for the remaining 57%. This would place the dollar amount of online sales of consumer travel services in the year 2002 in the range of $7.5 billion.

         o Wired Consumers and Look to Book Ratios. There are particularly troubling issues facing the retail sector of the online commerce industry. These issues involve what are known as "wired" customers or travelers and "look to buy or book" ratios.

         Wired customers are those who have Internet access, and, in the case of the travel industry, and who are likely to travel.

         To evaluate the Internet as a retail sales tool, a distinction must be made between customers who purchase online ("buy") or, in the case of travel purchases ("book"), and those who merely visit the Internet ("look") to seek information or comparison shop after which they either make no purchase or book off line. Online retailers who track both lookers and buyers report they average a conversion rate of looker to buyers of only 2.7%. This means that, of 100 shoppers who visit an e-commerce site, less than three actually make a purchase.

         The reasons given for such a low percentage of buyers are credit card security, transactional security, unfamiliarity with anonymous Internet companies, lack of personal attention, inefficiencies in delivery, and inefficiencies in getting questions answered.

         Industry recommendations to increase patronage of e-commerce sites include making Web sites more user friendly, offering discounts as incentives to purchase and, following the lead of the travel industry, rewarding repeat customers for their patronage, such as, in the case of the airlines, frequent flyer miles. As e-commerce develops, the industry must shift its focus from customer acquisition to customer retention.

         The TravelnStore.com concept of presenting information on the Internet, but completing the transaction at a local travel agency directly answers many of the reasons given for not buying online and implements many of the recommendations to incentivize and retain online customers.



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

THE TRAVEL INDUSTRY

Retail Travel Industry

         o Retail Travel Agencies. Historically, individual travel agencies have been classified as commercial travel agencies or leisure travel agencies. Commercial agencies tend to be larger and focus on commercial accounts whose primary travel is for business purposes. Leisure agencies primarily deal with the general public for personal travel needs.

         o Retail Agency Industry Profile. The latest U.S. Travel Agency survey reported that the number of retail agencies had declined between 1995 and 1997. However, the survey also showed a 25% annual increase in travel agencies' gross sales from 1995-1997. This dramatic increase in sales has occurred despite the competitive threat posed by emerging online travel companies and a host of other factors including reductions in commissions paid by airlines and many initiatives undertaken by travel service providers to do business directly with the travel consumer. Moreover, the number of travel agencies reported as profitable has steadily increased from 71% in 1995 to 73% in 1996 to 76% in 1997.

         The attrition rate for travel agencies is influenced primarily by sales volume. In 1997, for example, 9 out of every 10 agencies with gross sales in excess of $5 million were profitable; a number which fell to eight out of 10 for agencies doing between $2 to $5 million and seven out of 10 for agencies in the $1 to $2 million range. Only six out of 10 agencies selling less than $1 million were profitable.

         Not surprisingly, the greatest attrition has been with the smaller travel agencies. In 1995, for example, 30% of the travel agencies had less than $1 million in sales. While these agencies constituted the largest single category of agencies, they only accounted for 6% of the total retail agency sales. In contrast, in 1997, 19% of the travel agencies had less than $1,000,000 in sales and these agencies accounted for only 3% of the total retail agency sales.

         These figures reflect a strong consolidation trend in the retail travel agency industry. Smaller agencies are disappearing to the benefit of larger agencies. Larger agencies are enjoying increased profitability as their volumes increase. We expect this consolidation to continue and view it as a positive trend.

         o Transition to Leisure Travel. The travel agencies have responded to these challenges by increasing their attention to the sale of the more lucrative leisure and vacation travel. This has been particularly evident in the commercial agency sector as agencies have expanded their leisure travel offerings and targeted their corporate client bases. For example, air travel sales by agencies have dropped as a percentage of gross sales from 61% in 1995 to 56% in 1997, while income from leisure travel sales increased from 49% in 1995 to 51% in 1997.

         In 1997, for the first time since 1974, income from leisure travel sales by agencies exceeded 50% of gross revenues. Agencies typically receive 12% to 20% commission on leisure sales. TravelnStore.com is specifically designed to address the leisure travel market which continues to grow as the baby boom generation matures and uses its discretionary income for travel purchases.

         o Consortiums and Franchises. A recent survey by Travel Weekly showed that in 1997, 54% of all agency locations were affiliated with a leisure oriented consortium. Ten years earlier, in 1987, only 36% of agency locations had such affiliations. In addition, 14% of agencies were affiliated with franchises such as Uniglobe, Carlson Wagonlit Travel and American Express. Consortiums are able to negotiate for travel service providers to pay higher commission levels to their travel agency members.

         In addition to the higher commission levels for the member agencies, the consortium typically receives an override commission based upon the total sales of its member agencies. These overrides typically range between 1% and 5% of gross sales.



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

         o Brick and Mortar Agency Sales vs. Online Travel Sales. Just as online retail sales compose only a small percentage of overall consumer spending, online travel sales represent only a small portion of overall travel industry gross receipts. For example, travel agents accounted for $126 billion in sales in 1997 whereas online travel sales amounted to only $654 million (approximately 0.5% of total receipts). Just the annual growth in agency sales of 5% or $6.3 billion between 1997 and 1998, is more than three times 1998 total online travel sales gross revenue. Many analysts have pointed out that rumors about the demise of travel agencies in the face of online sales competition are greatly exaggerated.

Wholesale Travel Industry

         o Travel Service Providers. Travel service providers include cruise lines, package tour companies, car rental companies, hotel groups, destination resorts and airlines. The retail travel agency industry has traditionally supplied the major distribution infrastructure for travel service providers. Consequently, travel service providers have invested heavily in cultivating, educating and motivating travel agents to sell their products.

         o Agency Competitors. In most cases, travel service providers also distribute their products directly to consumers. Traditionally this has been accomplished through consumer direct advertising and the use of in-house reservation centers or employees to field in-coming 800# telephone calls. This direct competition has always been a point of contention between travel agencies and travel service providers. Consequently, travel service providers have been judicious in their use of direct consumer marketing, oftentimes referring inquiries first to travel agencies and then to their own reservations staff.

         o Internet Marketing Initiatives. Virtually all types of travel service providers are using online commerce to offer their services. The travel industry has embraced the Internet because it is a perfect medium for the inexpensive distribution of large amounts of information. Because the presentation of travel services has always employed photographs and maps, the graphical nature of the Internet is a perfect fit for the distribution of travel information.

         However, the Internet is not a conversive medium. What is presented is what is presented. To make an inquiry requires the use of email which usually has a long response cycle or the consumer must make a direct telephone call to the travel service provider. Consequently, only very simple travel services can easily be sold online. For this reason, the more complex and expensive leisure travel services continue to be sold by retail travel agencies on a person to person basis.

         o Internet Competition Sensitivity. Internet market initiatives by travel service providers have also been burdened by their desire to not appear overly competitive with their existing retail travel agency distribution networks. This is particularly true of leisure travel service providers.

The Emerging Online Travel Industry

         o Major Players. The online commerce sector of the travel industry is dominated by three companies, Preview Travel, Travelocity and Expedia.com. Each of these recorded sales of approximately $250 million in 1998. Each of them also lost tens of millions of dollars. Together they share 40% of a market projected to grow to $7 billion in the year 2000. These three companies have rapidly solidified their position of dominance by obtaining so-called "portal" agreements to be the travel service providers for many of the major access sites to the Internet. For example, Preview Travel has portal agreements with AOL.com, Excite.com, Lycos.com and Webcrawler.com, Expedia is paired with Microsoft.com, Infoseek.com and MSN.com and Travelocity links with Yahoo.com and Netscape.com. All told, Web site portals garner over 150 million visits per month by prospective consumers, any of whom, depending upon which site they have accessed, can click directly into Preview, Expedia or Travelocity to make a travel purchase or obtain travel related information.

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

         o Online Losses. The reasons online travel agencies have incurred substantial losses is that they have substantial expenses. Multi-million dollar costs associated with acquiring and maintaining portal agreements and other advertising and promotional expenses to generate traffic volume to their sites have insured that these large online agencies will not turn a profit in the foreseeable future. In addition, they have incurred the expenses of setting up the online agency, acquiring and training travel agents and other significant operating expenses.

         o Online Competition. Online travel companies must bear the burden of both the competitive factors they share with brick and mortar travel agencies and also the competitive factors unique to the Internet. For example, airlines are encouraging consumers to purchase their tickets from their own Web sites by offering increased frequent flyer miles for online purchases. Further, because over 80% of online travel sales are airline tickets, continued erosion in this segment of the online agency business is magnified as consumers purchase directly from the airlines' Web sites.

         o Online Consumer Profiles. To gauge the effectiveness of the Internet for travel sales, the industry has measured the patronage of "wired travelers"; U.S. adults with Internet access who have traveled by air in the last year and visited a Web site in the past month. In a recent survey of 500 wired travelers, an independent research firm found that 80% of wired travelers visited at least one Internet travel site, 58% went so far as to check prices and 18% actually booked travel online. Of the 58% who looked but did not book online, 67% bought services later from another source such as a travel agency or from the supplier. What is significant is that 75% of these motivated lookers said they were unlikely to use the Internet to actually purchase travel in the near future. They cited concerns over credit card security (82%), personal privacy (79%) or said they would rather speak with a knowledgeable salesperson (77%).

Summary

         Today's travel industry, can be summarized as follows.

         o Sales of all categories of goods and services online represent only a fraction of the total dollar volume of U.S. personal consumption.

         o While over 40% of online retail sales consist of travel products, gross travel sales over the Internet currently represent less than 2% of the sales recorded by travel agents.

         o The vast majority of those who shop on the Internet look but do not buy.

         o Traditional travel agency business is generally strong. Travel agents sold $132 billion of travel services in 1998, up over 30% from 1995.

         o Both traditional travel agencies and online agencies face increasing competition directly from travel service providers.

         o Travel agencies have moved away from lower commission travel services and have focused increased attention on leisure travel.


         Our goal is to structure the TravelnStore concept to take aggressive advantage both of the strengths of the Internet and the traditional travel industry. Our concept answers specific needs of both our retail agency and travel service provider constituencies. We believe that by pursuing these advantages we are avoiding the weaknesses exhibited by the online travel agency business of low look to book ratios and reduced commissions.

OUR COMPANY

Our Strategy

         For us to maintain and expand our unique position of linking Internet travel shoppers to local travel agencies, we must continue to grow at an increasing rate. Consequently, the major component of our business plan is our growth strategy. We anticipate that we should be able to grow proportionately to the compound growth rate of Internet usage. Our goal is to exceed that rate by increasing traffic to our Web site by established Internet users.

Growth Strategy


         As outlined above, our business addresses three constituencies; travel service providers, retail travel agencies and consumers. To grow, we must grow our relationships with these three constituencies. Each of these requires specific marketing strategies. Because these constituencies are interactive, success with each begets additional success with the others. Our Web site provides both a contact point and an interface mechanism for these three constituencies. As the volume of site participants from these three constituencies increases, so will the use of our Certificates of Value. This will result in increased revenues to TravelnStore.


         o Travel Services Providers. Our smallest constituency is the travel service providers. We have already established contractual and working relationships with many of the major travel service providers. Consequently, continued growth within this constituency will consist primarily of adding the more specialized types of travel service providers or destination specific travel service providers such as all-inclusive resorts.

         Even though we will not be adding a significant number of additional travel service providers, it is important that we continue to mature and expand our relationships with our current travel service providers. This includes our demonstration that our Web site is an increasingly important factor in their overall Internet marketing programs and that our World Key Agency Group can effectively complement our Internet marketing program. As our Web site adds value to their online presence, we should be able to negotiate enhanced overrides and Certificates of Value.


         Because   travel  service   providers   provide  the  content  for  the
TravelnStore.com Web site and also the incentive of the Certificates of Value, they are a key element in our success.


         o Retail Travel Agencies. Continued growth within the retail travel agency constituency will come in the form of additional direct contractual relationships with individual retail agencies to participate as co-host agencies and as members of our World Key Agency Group. Presently, over 300 travel agencies have joined as co-host agencies. These agencies receive a guaranteed geographical territory based upon their subscription for their local market Zip codes. We estimate that we may eventually have as many as 2,500 agencies in our co-host program.

         Our Certificates of Value can be redeemed at any of the 29,000 travel agencies in the United States. As Certificates are redeemed, more agencies will become cognizant of our business. Even if an agency does not elect to join our co-host program, that agency can still participate by proactively printing out Certificates of Value for its clients as sales opportunities present themselves. We believe that many agencies will take advantage of the availability of the Certificates of Value to provide additional value to their existing and walk-in clientele. We intend to encourage agencies to use the Certificates of Value for their clients. In so doing, they will be generating income for us that is not dependent upon consumers who are shopping for travel on the Internet.


         In addition to the recruitment of co-host agencies for the TravelnStore.com Web site we are also seeking to undertake the recruitment of retail travel agencies to operate as World Key branded agencies. As a World Key agency, a travel agency would be able to participate in both online and off-line marketing initiatives to drive additional leisure travel business to the participating, branded agencies. This additional business would also increase our advertising and commission override revenues.

         We have selected the World Key name as an appropriate brand name for off-line marketing initiatives in that brick and mortar travel agencies would be at a disadvantage adding a Web address type of name, such as TravelnStore.com, to their established, existing retail identification. The name "Smith World Key Travel" is a more becoming name for a retail travel agency than "Smith TravelnStore.com Travel". For example, by having a brand name affiliation, it allows us to advertise a particular cruise departure or special travel offer as being exclusively available at "your local World Key affiliated travel agency".


         To recruit agencies into adopting the World Key brand, we have determined to offer each agency 2,000 shares of our common stock to be vested over a four-year period of time at 500 shares per year. By having an ownership interest in TravelnStore, we believe that agencies will be significantly more motivated to participate in our branding and marketing initiatives. We believe that, as agencies are motivated to generate more revenue from our branded marketing initiatives, they will direct a greater percentage of their sales to the TravelnStore.com, Web site thereby increasing our revenues. Further, to compensate these agencies for the direct expense of re-branding, such as signage and stationery, we will offer to reimburse them $1,000.


         It should be noted that any shares issued in conjunction with this program will dilute the then outstanding shares as we do not anticipate requiring that the agencies pay a cash purchase price for the shares.

         We began recruiting these agencies in October of 1999, through a series of trade advertisements, direct contact and seminars in most major cities. Our branding initiative will require that we provide protected geographic territories for the participating agencies, and that we select professional, established and market aggressive agencies. We have not yet enrolled any agencies in our World Key Agency Group.

         This branded program also has required us to arrange for the licensing of the World Key trademark from World Key, Inc. We have entered into a Trademark License Agreement with World Key, Inc. under which we have the right to sublicense of the World Key trademark to the participating agencies. We do not have to pay World Key, Inc. any royalty or other consideration until we grant our first sublicense. At that time we will pay World Key, Inc. $25,000 in cash. Thereafter, we will pay World Key, Inc. an annual royalty of $250 for each sublicense that we have granted. We have an option to purchase the World Key trademark and brand name at a price equal to $2,500 for each agency sublicense granted, or to be granted through September 30, 2004, up to a maximum of 2,500 sublicenses. We must exercise this option, if at all, within the first 36 months of the Trademark License Agreement, that is by September 30, 2002.

         Our growth strategy, as it pertains to retail travel agencies, is focused on expanding our co-host agency network and encouraging all agencies to use the Certificates for their existing clientele. Because the retail agency industry is well-established in physical locations with readily available telephone and fax numbers, marketing to travel agencies can be focused as to geography and demographic profile of targeted agencies.

         o Consumers. The major growth we seek to generate is with the consumer constituency. Regardless of the number of agencies or travel service providers who participate with us, ultimately it is the use of the TravelnStore.com Web site by consumers which will generate our revenue growth. Growth in this constituency will be directly related to the amount of traffic that we can generate to our Web site and how well those visitors accept the opportunities to utilize the Certificates of Value. Advertising online includes using banner ads, sponsorships and direct links and establishing strategic relationships with non-competing, high traffic volume sites.


         The most immediate methodology to generate traffic to the TravelnStore.com Web site is to employ a comprehensive offline and online advertising program. Funding of this advertising program is the primary use of proceeds of this Offering. Advertising offline in various media, such as in-flight magazines and publications, is designed to communicate to travelers who use the Internet. Online advertising is more directed to Internet users who travel. Both are important segments of the consumer constituency.


         Our goal is to generate 300,000 unique visitors, per month, to our Web site by the end of 2000. Success of our business plan is dependent on consumers using the Certificates of Value as part of their travel purchases.



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

Whatever percentage of visitors to our Web site use the Certificates, the actual number of Certificates used is directly related to the total traffic to the site. Consequently, the main growth challenge that the we face is to generate as much growth in our visitor counts as possible. Fortunately, it has been the experience of most Web sites that given sufficient promotional funds, visitor counts increase proportionately to the amount of money invested in advertising and promoting the site.

Marketing Strategy


         Our marketing strategy can also be defined within the parameters of our three constituencies. We have already successfully implemented marketing strategies for the solicitation and acquisition of retail agencies to participate in the co-host agency program. We have had a good response to our invitations to agencies to co-host the TravelnStore.com Web site because most agents realize that the Internet presents a good marketing opportunity. Further, travel service providers are investing in the quality and quantity of their proprietary Web sites. Because of this, we have enjoyed a good reception by travel service providers. We are also confident that once consumers become accustomed to using the TravelnStore.com Web site to navigate travel sites on the Internet, they will return whenever they have need to purchase travel services.


         o Retail Travel Agencies. Central to our strategy is the operation of our co-host agency sales team. Leads for the sales team are generated by a variety of promotional activities, including of the use of broadcast faxes, online advertising on selected Internet travel agency sites, traditional advertising in trade publications, press releases, referrals from affiliated organizations, and direct telephone solicitation. Part of the proceeds from this offering will be directed to expanding the sales team and increasing these promotional activities.


         We will also undertake a major trade publication and broadcast fax marketing program designed to make all agencies aware of the opportunity for agencies to use our Certificates of Value for their non-Internet clientele. This program should increase the awareness of the retail travel industry as to how our Certificate program works and that agencies will receive enhanced commissions on travel sales generated by the TravelnStore.com Web site.

         o Travel Service Providers. Our marketing to the travel service providers is designed to expand the scope of services and destinations represented on our Web site. We have already participated as an exhibitor in major trade shows to raise the awareness of the travel industry of the TravelnStore concept. We will continue to develop new travel service provider relationships as an ongoing strategy to broaden the appeal of our Web site. However, unlike many other travel sites that seek to link to an endless chain of informational sites of both a general and destination specific nature, we will retain our philosophy of only linking to the proprietary sites of travel service providers.


         o Consumers. The majority of the proceeds from this offering are earmarked for the promotion of our Web site to Internet users. While we will use proven advertising strategies both in off-line publications and in the online communities, we also have some unique strategies to generate new traffic to our Web site and to build site loyalty. A key component of our non-advertising strategies is our Affinity Program. Because our Web site is structured as a database driven site, we are able to identify and track all registered visitors to our Web site. This tracking extends to the eventual travel sales in which a Certificate of Value is used. If the travel service purchaser has been identified as part of a particular group or porting to our Web site from another Web site, we have the capability to pay the group or the Web site a portion of our commission or override.


         Recently we launched THE TRAVELNSTORE AFFINITY PROGRAM (TAP). The goal of TAP is to substantially increase awareness of our Web site and provide incentives for using the site by TAP members. TAP's initial focus is alumni associations of major colleges and universities throughout the United States. Under the TAP alumni program, an academic institution enters into a standard agreement with us wherein our Web site is promoted by the institution in a variety of ways. This includes being featured on the institution's Web site and in campus and alumni publications to encourage those affiliated with the institution to use our Web site for their travel needs. Under




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

our agreement with a specific institution, we remit to the institution a percentage of each commission or override earned by TravelnStore.com as the result of the use of a Certificate of Value by the institution's alumni or supporters.

         While there are almost unlimited opportunities to expand TAP beyond the alumni associations of colleges and universities, we selected such associations for the initial launch of TAP for a number of significant reasons.

         o Alumni associations have one of the highest percentages of Internet users with a high demographic travel profile.

         o Colleges and universities spend a great deal of time and money keeping current with the whereabouts of their alumni. Therefore, their publications have a high probability of reaching those who previously attended the institution.

         o        By contracting with academic institutions, TAP facilitates the
                  exposure  of  our  Web  site  to  a   substantial   number  of
                  individuals.


         o We are able to publicize the TravelnStore.com Web site to an institution's alumni and resident population efficiently and inexpensively by tagging onto existing programs the institution uses to communicate with its affinity population; e.g. the institution's Web site and campus and alumni newsletters, newspapers and magazines, all of which are targeted to various sectors of the institution's overall current and former population.


         We believe that by the end of 2000 we can have agreements in place promoting our Web site to several million TAP members. We also intend to use a modified model of this program to enter into associate relationships with a wide variety of Internet sites whereby users of those sites porting to our Web site will generate revenue back to the originating Web site through the use of our Certificates.


         Overall, our growth is clearly defined by the requirements of marketing to our three constituencies. Fortunately, each of our constituencies is easily identified and has well-established conduits of contact. With the funding from this offering, we will be able to implement our marketing strategies targeted at each of our constituencies. Provided our efforts are effective, we should experience the growth necessary for our company to be increasingly valuable to its customers, employees and stockholders.


Operations

         Our current operations are reasonably simple. They involve promoting our Web site, providing our Web site and Certificate of Value services to our travel agency and travel service provider constituencies, and accounting for our revenues and expenses. As we do not provide travel services directly to consumers, we avoid the most labor-intensive component of the travel service business. As we establish the World Key Agency Group, our operations will expand to include the administration of an association of retail travel agencies. However, as we will not operate any of the Agency Group members, we expect that our operations will remain reasonably simple and will be neither labor nor capital intensive.

         Our revenues will come primarily from the commissions and overrides from the travel service providers who honor our Certificates of Value. We anticipate having profitable operations by limiting the labor intensive services that we provide and automating the processing and accounting for our Certificates of Value. While we anticipate high volume use of our Certificates, the dollar amount of each commission and override will be low (the overrides likely will be between 2% and 5% of the cost of the travel service) and we must control the cost of processing each Certificate. As we do not sell travel services directly to consumers, we will avoid the high-cost, labor-intensive services of most existing online travel service companies.

         Our operational costs consist primarily of the following items:

         o The cost of equipping our Web site and providing the bandwidth needed for efficient and user friendly access to our Web site information;

         o The cost of the staff to deal with our customers, the retail travel agencies and the travel service providers;

         o The cost of processing and accounting for our Certificates of Value; and

         o The cost of promoting our Web site and increasing site traffic.

         Our business model should let us control and minimize these cost components and maximize our profit potential.

         Our equipment costs include primarily the costs of obtaining and maintaining the computer servers and telecommunications equipment required to maintain our Web site. As our Web site is a navigational site through which consumers can access the database Web sites of the travel service providers, we avoid the high equipment costs often associated with Internet e-commerce companies. We have an extremely low cost of content, as the participating travel service providers provide all content. Similarly, as we deliver only our
"frame", the bandwidth required for the consumer's efficient review of the available travel services is provided primarily by the Web sites of the participating travel service providers. This means that we can handle significant site traffic with a minimum investment of Webmaster time and a minimum investment in hardware and software. The major function of our Web site is one of client database acquisition and management.

         Similarly, as we do not provide reservation or similar service to the travel consumer, we do not have to invest in the order-processing and confirmation computer hardware and software and other ticketing equipment that is required with these operations.

         Our labor costs will consist primarily of the cost of the staff to perform the following functions:

         o        Processing and accounting for our Certificates of Value;

         o Developing and maintaining our relationships with our travel agency and travel service provider constituencies; and

         o        Promoting our Web site and increasing site traffic.

         As we do not sell travel services directly with consumers, our staff can be compact and focused and we do not have to invest in training our staff on the intricacies of travel services.

         Because of the complexities of travel, companies that sell travel services directly to consumers must have a highly trained, knowledgeable and experienced staff who can efficiently explain the services to the consumer. Companies that sell travel services online, such as Preview Travel, Travelocity and Expedia, must have the same highly trained, knowledgeable and experienced staff. These online companies have had to invest significant capital to equip their operations and to acquire and train a workforce.

         The processing and accounting for our Certificates of Value is primarily a tracking function. We must properly record each Certificate that is sent to us by a travel agent, must monitor our receipt of the commissions and overrides from the travel service providers and must account to the travel agent for any monies due to the agent from the travel service provider. These functions can be automated with existing, off-the-shelf computer software. We do not anticipate having to invest in proprietary hardware or software to handle these functions.

         Through  the  automation  of the  processing  and  accounting  for  our
Certificates  of  Value,  we  anticipate  that  we  can  profitably   operate  a
high-volume, low-cost service business.

         The costs of developing and maintaining our relationships with the travel agencies and travel service providers and of organizing and operating the World Key Agency Group can not be accurately predicted. However, we anticipate that these costs can be managed so that they can be covered through the net commissions and overrides realized from our Certificates of Value and on sales by World Key Agency Group members. We will be facilitating the services provided by both the agencies and the providers and will not be competing with either. As a result, we anticipate that both constituencies will be receptive to our services and that we will not have to invest significant sums in developing proprietary products or services for either constituency.

         Our principal labor cost will be the cost of promoting our Web site and increasing site traffic. This cost is, in a sense, a discretionary cost and is not directly tied to the cost of generating revenues from any particular Certificate of Value. However, our revenues will be directly proportional to the volume of Certificates that are used and such volume should also be proportional to the amount of traffic to our site. We intend to devote substantial resources to this function and anticipate that it will be our primary cost of operations.

         Studies of e-commerce have shown that site traffic is directly related to the amount of promotion of the site. The more potential users who are aware of the site, the greater the site traffic. So long as the site traffic generates profitable operations, the cost of promoting the site can be managed within an overall profitable operation. We anticipate that our processing of each Certificate of Value can be done profitably through automation. Our challenge then becomes one of sufficiently promoting our site to generate increased traffic while keeping the promotional costs within the net profit realized from processing the Certificates.

Example Of Potential Operational Performance

         The following example illustrates how our business model operates. This is only an example and, because of the changing e-commerce market and the vagaries of travel service in general, likely will not reflect actual operations. The assumptions underlying our example are based on information from various Internet travel industry research and financial reports of other Internet travel sites.

         Research indicates that approximately 67% of on-line travel shoppers eventually book travel offline and that the type of travel that is booked offline is significantly weighted towards more complex leisure travel, such as cruises and tours. For this example we have made the following assumptions.

         This example illustrates the total revenue that might be generated from traffic to our Web site. As the example revenue would be generated from the visitor eventually booking the travel services offline, the example can not be used to illustrate our likely revenue for any particular month. Also, we are developing traffic to our Web site and currently we have several thousand visitors to our Web site each month. We do not anticipate averaging 100,000 visitors per month until at least the fourth quarter of 2000.

         o  Amount Of Revenue From Travel Services Booked Offline

         o 67% of the visitors to our Web site will eventually book travel services offline;

         o 10% of the on-line looker/off-line booker visitors to our web site will use a certificate of value;

         o The eventual offline bookings will be for the following types of services;

         o        65% for leisure travel at an average value of $2,500;

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

         o        20% for hotel accommodations at an average value of $200;

         o        15% for car rentals at an average value of $150;


         o 1.75% is the average net override payable to TravelnStore from use of a Certificate; and


         o Our revenues will be proportional regardless of the actual amount of site traffic.

         o  Direct Costs Of Processing Certificates Of Value

         o        10 minutes of processing time for each Certificate;

         o        $30  per  hour  as the  cost  of  clerical  labor  to  process
                  Certificates; and

         o        $5  per   Certificate  as  the  labor  for   processing   each
                  Certificate.

Example:

         o Of 100,000 visitors to our Web site, 67,000 will book travel services offline;

         o Of the 67,000 visitors who book services offline, 6,700 will use a Certificate of Value;

         o Of the 6,700 visitors who use a Certificate of Value, 4,355 (or 65%) will book leisure travel services;

         o Total bookings for leisure travel in which a Certificate is used is $10,887,500 (i.e., 4,355 trips x $2,500 per trip);

         o Total bookings for hotel accommodations in which a Certificate is used is $268,000 (i.e., 1,340 bookings x $200 per booking);

         o Total bookings for car rentals in which a Certificate is used is $150,750 (i.e., 1,005 bookings x $150 per booking);

         o   Total revenues from offline bookings is $11,306,250;


         o Overrides paid to TravelnStore from offline bookings is $197,860 (i.e., $11,306,250 x 1.75%); and


         o   Override per visitor is $1.97.

Governmental Regulations

         Laws and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent. The United States Congress has enacted Internet laws regarding children's privacy, copyrights and taxation. Such legislation could dampen the growth in use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial and advertising medium. Although our transmissions originate in California, the governments of other states or foreign countries might attempt to regulate our transmissions or levy sales or other taxes relating to our activities. The European Union recently enacted its own privacy regulations that may result in limits on the collection and use of certain user information. The laws governing the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel and taxation apply to the Internet and Internet advertising.

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

         The growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business over the Internet. Furthermore, the Federal Trade Commission has
recently investigated the disclosure of personal identifying information obtained from individuals by Internet companies. In the event the Federal Trade Commission or other governmental authorities adopt or modify laws or regulations relating to the Internet, our business, results of operations and financial condition could be adversely affected. See "Risk Factors -- Governmental Regulation of the Web."

Intellectual Property Rights

         We have filed for registration of the service mark "TravelnStore.com" with the United States Trademark Office. We are the registered owner of the "TravelnStore.com" Internet domain name.

         We have not filed for patent protection of any of our technology or business systems with the United States Patent Office or any foreign patent office. We believe that our success will be dependent on our operation of a user-friendly Web site that offers superior services and information. We do not believe that such user-friendly site or superior services and information are dependent on our obtaining and enforcing patent protection for our technology and business systems.

         We have determined that we wish to utilize the World Key trademark held by World Key, Inc. as part of agency recruitment efforts and as the brand-name for a World Key Branded Agency program. In addition to our Co-host Agency Program, under which local retail travel agencies sponsors our Web site and is given priority for up to three Zip codes, we intend to pursue establishing under a common brand name a network of local retail travel agencies with whom our Web site customers can deal for purposes of booking travel identified through our Web site. We intend to use the "WORLD KEY" trademark as the brand name under which this network will be organized.

         Under a Trademark License Agreement with World Key, Inc. dated September 24, 1999, we acquired the exclusive right to use the "WORLD KEY" trademark and service mark in the United States. The principal terms of the Trademark License Agreement are as follows.

         o The term of the license is perpetual, subject to the right of either party to terminate the license for cause.

         o   The licensed territory is the Untied States.

         o We have the right to sublicense the Trademark for use by retail travel agencies participating in our network of agencies.

         o   The royalties that we have to pay are as follows:

             o We do not have to pay any royalties until we grant our first sublicense.

             o When we grant our first sublicense, we will pay a royalty of $25,000; and

             o Thereafter, we have to pay an annual royalty of $250 per retail travel agency who is participating in our network and to whom we have sublicensed the Trademark.

         o We have the option to acquire the Trademark from World Key on the following terms:

             o We must exercise the option within 36 months after the date of the Trademark License Agreement, that is by September 30, 2002;

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

             o    We must pay World Key a purchase price equal to the sum of:

                  o The product obtained by multiplying $2,500, by the number of sublicenses that are outstanding as of the date of the exercise of the option; and

                  o The product obtained by multiplying $2,500, by the number of sublicenses that are granted after the date of the exercise of the option and prior to September 30, 2004; or

                  o We can pay the purchase price either in cash or, so long as the trading price of our common stock is at least $5.00 per share, in shares of common stock which have an aggregate value equal to the purchase price.

         We believe that the "WORLD KEY" trademark has significant value and will facilitate our establishment of the retail travel agency network. At the same time, we have attempted to structure the Trademark License Agreement so that our obligations are manageable and are proportionate to our use of the Trademark and the benefit we realize from the agency network.


         Jim Tyner, Yula Greco, John Toal, Donald G. Scanlin and Stevan Saylor are principal stockholders of TravelnStore, Inc. and are principal stockholders of World Key, Inc.. Of a total of 6.0 million shares of World Key, Inc., Jim Tyner is the beneficial owner of 1.8 million shares; Yula Greco is the beneficial owner of 1.4 million shares; John Toal is the beneficial owner of 120,000 shares; Donald G. Scanlin is the beneficial owner of 1.4 million shares; and Stevan Saylor is the beneficial owner of 225,000 shares. Jim Tyner and Yula Greco are also officers of World Key, Inc.


Employees


         As of April 30, 2000, we had 10 employees consisting of 4 executive officers, and 6 administrative support personnel. We anticipate that by December 31, 2000, we will have a total of approximately 50 employees consisting of 6 executive officers and 44 administrative and support personnel.


Facilities/Properties

         Our principal offices are located at 1100 Paseo Camarillo, Camarillo, California 93012. Our offices consist of a free standing office building that consists of 5,100 square feet of office space. We have leased these offices under a five year standard industrial/commercial lease. The initial term of the lease expires November 30, 2004. We have the right to extend the term of the lease for two additional 5-year periods. The base rent payable under the lease is $5,335 per month, or $64,020 per year. We have the right of first refusal to purchase the building in which our offices are located if the Landlord proposes to sell the building.

         We also lease office space at 900 Avenida Acaso, Suite J, Camarillo, California 93012. This office consists of approximately 650 square feet. We rent this office space on a month to month basis for $700 per month from World Key, Inc., an affiliated company.

Legal Proceedings

         We are not a party to any pending legal proceedings.

                                   MANAGEMENT

Executive Officers And Directors


Our officers and directors and their ages are as follows:


NAME                       AGE                         POSITION
----                       ---                         --------
Jim B. Tyner                51      Chairman and Director
Graeme R. Clarke, CTC       53      Chief Executive Officer
John R. Toal                60      President, Chief Operating Officer and Director
Yula Greco                  53      Vice President, Secretary, Controller and Director
Richard A. Bush             42      Vice  President, Chief Financial Officer and
                                    Director
E. Heinz Niederhoff         60      Independent Director
James Kingzett              55      Independent Director



JIM B. TYNER is a co-founder of TravelnStore, Inc. From 1969 to 1976, he was involved in the brokerage and sale of homes and agricultural investment properties. In 1976, he founded a California licensed, independent escrow company, which he built into a multi-location firm. He sold the escrow company in 1989, having completed over 20,000 real estate transactions. Mr. Tyner purchased two general travel agencies in 1981, which he grew from $600,000 annual sales to $3.5 million in four years. Mr. Tyner sold these agencies in 1985. From 1990 to 1995, Mr. Tyner was involved in real estate development and brokerage, and served as the Managing Partner of 250,000 square feet of office, industrial and commercial buildings. Mr. Tyner founded World Key, Inc. in 1994 as a specialized travel agency for travel to Great Britain. He continues as Chairman of World Key, Inc. Mr. Tyner has been active in community affairs, serving on the Board of Regents of California Lutheran University, as President of the Camarillo Chamber of Commerce, as President of the Ventura County Escrow Association and the Independent Escrow Association and on the Executive Board of the California Escrow Association. Mr. Tyner is a graduate of California Lutheran University.

GRAEME R. CLARKE joined TravelnStore, Inc., in March, 2000 as Chief Executive Officer. Mr. Clarke has over 28 years management experience in the travel industry. During the two years prior to joining TravelnStore, Mr. Clarke was the founder and Chief Executive Officer of 21st Century Leisure Group, Inc., where he was primarily responsible for increasing the market performance and penetration of selected travel companies. Prior to founding 21st Century Leisure Group, Inc., Mr. Clarke was with the Travel Services Group of the Automobile Association of America (AAA) for six years, during which he held various senior management positions. Prior to joining AAA, Mr. Clarke held senior management positions with Carlson Companies Inc., a privateoly held travel marketing company, and American Express Company. Mr. Clarke is active in travel industry trade associations and presently of travel and Tourism National Board; Vice Chairman, AIT/FIA International Tourism Commission; Board Member, TIA (Travel Industry Association of America); and Trustee, The ICTA Fund. Mr. Clarke received his Bachelor of Arts from the John Hopkins University and his Masters of Busyness Administration from the University of Chicago.

JOHN R. TOAL is a co-founder of TravelnStore. Inc., and has served as President and Chief Operating Officer of TravelnStore since its inception. Prior to joining TravelnStore, Mr. Toal was a Director and President of Impactor Environmental Products, Inc., a publicly held company and the parent company of Environmental Glass, Inc. Prior to his involvement with Impactor Environmental Products, Inc. he served as President of Toal and Associates, a media advertising and design consulting firm, which he founded in 1960. He has lectured at UCLA and other venues on the topics of Advertising and Marketing. He is a graduate of the American Academy of Art in Chicago.

YULA GRECO is a co-founder of TravelnStore, Inc., and has served as Vice President, Controller and Secretary since its inception. She is a co-founder of World Key, Inc. and has served as Controller and Secretary since its founding in 1994. From 1981 to 1989 she served as Controller of Coronado Escrow Inc. and World Key Travel, Inc. From 1989 to 1996 she served as Controller for several real estate partnerships controlled by Jim B. Tyner. She holds a degree in accounting from Ventura Community College.

RICHARD A. BUSH graduated with honors from Indiana University in 1980. He qualified as a Certified Public Accountant in 1980. He spent 10 years with Arthur Andersen & Co. He held the position of Manager, Audit Financial Consulting Practice in its Chicago office. Mr. Bush joined the Aerospace Division of Abex, Inc. as Controller in 1990. He also served as a Co-General Partner, with Mr. Tyner, in several, large commercial real estate syndications. He currently serves as Vice President and Chief Financial Officer of Fairfield Manufacturing Company Inc., a manufacturing company with revenues in excess of $200 million annually located in Lafayette, Indiana. He will serve as the interim CFO on a consulting basis until such time as we require a full-time CFO.

E. HEINZ NIEDERHOFF served as a Vice President for Sitmar Cruises from 1976-1979. From 1980 through 1982 he held the position of Vice President, Western U.S., for Kuoni Tours. From 1982 to 1996 he served as President of DER Travel Service, Inc., Los Angeles. DER is a major European tour operator with annual sales in excess of $75 million. At present, he serves as Vice President, Sales and Marketing for Kemwel Holiday Autos, LLC, one of the largest rental car marketing firms with offices worldwide. He is past Chairman and CEO of the United States Tour Operators Association in 1994/1995.

JAMES M. KINGZETT is a graduate of Carroll College and the University of Montana School of Law. He has over 25 years experience in real estate acquisition, development, management and disposition with specialized experience in the coordination of design, planning and permitting functions of real estate development. He has founded and directed successful businesses, both on the U.S. mainland and in the Pacific Basin. From 1992 to present, he is served as President of Pro-United Inc., a Texas Corporation, involved in real estate investment, development and brokerage in Texas and South Eastern United States. From 1981 to present, he has also served as an officer and director of Pacific Endeavors, Ltd. which is engaged in the export and brokerage of food and building materials throughout the South Pacific. He is a resident of Gardnerville, NV.

         We have not established separate Audit, Compensation or other Committees of the Board of Directors. The functions of these Committees presently are being performed by the full Board of Directors. We anticipate appointing such Committees during calendar 2000.

Executive Compensation

         Summary Compensation Table

         Our only compensation obligation to any of our Executive Officers is to pay them the salary compensation described below. We have not established any employee benefit or insurance plans or other forms of long-term benefits for any of our Executive Officers or other employees. Accordingly, we have not included a Summary Compensation Table, which would include only the listed salary, and instead have separately described the compensation payable to our Executive Officers. We anticipate that, after the completion of this offer, we may establish one or more employee benefit or insurance plans of the type that would be disclosed in the Summary Compensation Table.

         Cash Compensation

         Neither our Chief Executive Officer, President nor any other Executive Officer received or is entitled to receive for either fiscal year 1998 or fiscal year 1999 compensation of $100,000 or more. The compensation payable during fiscal 1999 and fiscal 2000 to our Executive Officers is as follows:

                                                        COMPENSATION
                      NAME & POSITION               FISCAL 1999 and 2000
                      ---------------               --------------------
            Jim B. Tyner, CEO                             $84,000
            John R. Toal, President                       $72,000
            Yula Greco Sr. V.P., Secretary                $72,000
                          and Controller
            Richard Bush, CFO                             $48,000


         All of the foregoing compensation is payable as salary. We have no obligation to pay any cash bonuses in fiscal 1999 or fiscal 2000, although we may pay cash bonuses in fiscal 2000 if our performance and the Executive Officer's performance warrant a bonus.


         Stock Options

                  We have not granted any stock options, stock appreciation rights or other stock incentives to any of the Executive Officers. In the future we may grant stock options, stock appreciation rights and other stock rights to any or all of the Executive Officers

         Employment Agreements

                  We have entered into written Employment Agreements with the Executive Officers. Each of the Employment Agreements has the following principal terms:

         o The term of the Agreement is one year beginning July 1, 1999 and ending June 30, 2000, and neither party is obligated to renew the Agreement for any period after June 30, 2000;

         o        The annual salary is payable semi-monthly;

         o We will annually review the Employee's salary and determine whether it should be increased or decreased for the following year;

         o We shall annually review the Employee's performance and determine whether or not the Employee is entitled to receive a cash bonus;

         o The Employee is entitled to participate in our Stock Option Plan and other fringe benefits, although we are not obligated to grant the Employee any option or an option covering any particular number of shares of common stock; and

         o        We may terminate the Agreement only for cause.

         The annual salary payable to each of Messrs. Tyner and Toal and Ms. Greco is as follows:

         o        Mr. Tyner - $84,000 per year;

         o        Mr. Toal - $72,000 per year; and

         o        Ms. Greco - $72,000 per year.


         As of April 30, 2000, we were obligated to pay the foregoing Executive Officers a total of $199,000 in salary accrued and unpaid for the period January 1, 1999, to April 30, 2000.


         Directors' Compensation


         We do not pay any of the Directors any compensation, whether in cash or other property, for their attendance at any meetings of the Board of Directors. We provide cash reimbursements for each of the Directors for expenses incurred in attending any such meetings. We anticipate that, after the closing of this Offering and depending on our results of operations, we may compensate the non-management Directors for their attendance at such meetings.


         Stock Option Plans

                  1999 Equity Incentive Plan

                  In April 1999, we adopted the 1999 Equity Incentive Plan (the "Plan"). The purposes of the Plan are to provide an additional incentive for directors, employees and consultants to further our growth, development and financial success by personally benefiting through the ownership of our securities, and to enable us to obtain and retain the services of directors, employees and consultants considered essential to our long-term success.

                  We have reserved a total of 1,000,000 shares of common stock for issuance under the Plan (after giving effect to the 2-for-1 stock split effected August 25, 1999) either upon the exercise of options or as shares of restricted stock. The Plan provides for adjustment in the number of shares of common stock covered by the Plan in the event of, among other things, any stock splits or stock dividends and any combinations or reclassifications of our common stock.

                  Currently the Plan is administered by the Board of Directors, although the Board may appoint a Committee to administer the Plan. The administrator has authority to construe and implement the Plan, to select the individuals eligible for the grant of options and the award of stock, to determine the amount and exercise price of options and other shares to be granted, to impose restrictions on the transferability of the options and shares and to prescribe all other terms and conditions of each option granted under the Plan.

                  The administrator may grant options and award shares to our employees, officers, directors, non-employee directors and consultants. As of the date hereof, no employees, Directors or consultants have been granted any options or issued any shares under the Plan nor are they entitled to receive the grant of an option or the award of any shares under the Plan.

                  Stock Options

                  Options granted under the Plan may be incentive stock options or non-statutory stock options for federal and state income tax purposes. Options granted under the Plan are not transferable, except in the event of the Optionee's death, and options may be exercised only within the period prescribed by the administrator. The maximum term of any option is ten (10) years.

                  The administrator of the Plan has the discretion to establish the vesting schedule for any options. Generally options will vest at the rate of 20% after each year of employment but, in the event of our merger or reorganization, the administrator may accelerate the vesting of the Options. The administrator may provide that the option will become fully vested on the occurrence of a Change in Control, which would generally include (a) a person's acquisition of 25% or more of our outstanding voting securities; (b) the stockholders' approval of our merger or consolidation with or into another corporation in which our existing stockholders do not own at least 65% of the voting securities of the surviving entity; or (c) over any two (2) year period, a change in the majority of our Board of Directors that is not approved by at least two-thirds (2/3) of the Directors then in office.

                  The expiration of any option is accelerated if the optionee's employment, status as a director or consultant terminates for any reason. The option must be exercised within thirty (30) days following such termination, unless the termination is as a result of the optionee's death or disability, in which case the option must be exercised within one (1) year after the date of termination.

                  The exercise price of an option is set by the administrator at the time of grant. The option price may not be less than 100% of the fair market value of common stock on the date of grant. Payment of the exercise price of an option may be made in whole or in part in the form of cash or our stock (valued at its then fair market value).

                  Restricted Stock

                  The administrator may award shares under the Plan on such terms and conditions as it deems appropriate. The shares may be awarded either as a stock bonus for which the recipient shall not be obligated to pay a purchase price or as a stock purchase in which case the recipient shall be obligated to pay a purchase price established by the administrator, which price may be less than the then fair market value of the common stock.

                  The recipient will be entitled to vote all of the shares immediately upon the award of the shares. The Administrator may provide that the recipient's economic interest in the shares will vest over a period of time; provided that such period shall not be longer than 20% per year over five years.

                  In the event of the termination of the stockholder's employment or status as a director or consultant, we shall have the right to repurchase any unvested shares at a price equal to the purchase price paid by the stockholder. The administrator also may provide that, on the occurrence of any such termination, we will have the right to repurchase, at its then fair market value, any vested shares.

                  Anti-Takeover Impact of Change of Control Provision

                  The Plan permits the administrator to accelerate the vesting of any option and any shares on the occurrence of a Change in Control. Such acceleration of vesting could have an anti-takeover effect and could make it more difficult for a third party to acquire TravelnStore.com. We are not currently discussing or negotiating with any other person regarding the acquisition of TravelnStore.com or any similar transaction that would result in a Change in Control.

         Amendment and Termination

                  We may amend or terminate the Plan at any time, provided that no outstanding option or shares may be adversely affected without the optionee's or the stockholder's consent. The approval of our stockholders is required only for amendments that increase the number of shares available for issuance under the Plan other than as a result of stock split, recapitalization or other change in our capital structure. The Plan will automatically terminate on December 31, 2009, unless it has previously been terminated; but options and shares then outstanding may be exercised and will remain outstanding until they expire or are terminated in accordance with their terms.

         Benefit Plans

                  We have not established any pension, profit-sharing, 401(k) or similar benefit plans for our employees. We anticipate that we will establish one or more of such plans after the completion of this Offering. Our provision of such plans may be important in attracting and retaining the employees that we will need to achieve our business plan.

         Limitation Of Liability And Indemnification

                  Our Articles of Incorporation limits the liability of directors to the maximum extent permitted by California law. California law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for (a) any breach of their duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemption's or (d) any transaction from which the director derived an improper personal benefit. Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

                  Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not California law would permit indemnification.

                  We have entered into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in our Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, including attorneys fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of
TravelnStore.com, arising out of such person's services as an director or executive officer of TravelnStore.com, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of TravelnStore.com pursuant to the provisions of our charter documents, California law or the agreements described above, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth the beneficial ownership of our common stock as of April 30, 2000 and as adjusted to reflect the sale of the shares of common stock offered hereby by:


         o each person or entity who is known by us to beneficially own more than 5% of our outstanding common stock;

         o the CEO, each of the named executive officers and each of our directors; and

         o        all executive officers and directors as a group.


         Unless  otherwise  indicated,   the  address  for  each  of  the  named
individuals is c/o TravelnStore, Inc., 1100 Paseo Camarillo, Camarillo, California 93012. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

         Applicable percentage ownership in the table is based on 9,715,784 shares of common stock and 8,154 shares of Series A Preferred Stock outstanding as of April 30, 2000 and 11,215,784 shares of common stock and 8,154 shares of Series A Preferred Stock outstanding immediately following the completion of this offering. (All of the share figures reflect the 2-for-1 stock split that we effected August 25, 1999.) For purposes of calculating beneficial ownership:


         o        we have included in the outstanding shares:

                  o 215,784 shares of common stock reserved for issuance upon conversion of $430,000 in principal amount of Convertible Promissory Notes currently outstanding and with respect to which the holders have advised us that they will convert the Notes as of the effective date of this offering; and


                  o 100,000 shares issuable upon payment of $485,000 in bridge loans; and


         o        we have excluded from the outstanding shares

                  o up to 105,264 shares issuable upon exercise of one outstanding Stock Option;

                  o 42,104 shares of common stock reserved for issuance upon conversion of $120,000 in principal amount of Convertible Promissory Notes;


                  o        175,000   shares  of  common  stock   issuable   upon
                           conversion of one Promissory Note in the principal amount of $350,000; and


                  o        1,000,000   shares  of  common  stock   reserved  for
                           issuance under our 1999 Equity Incentive Plan.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. None of the persons listed below hold any options or other rights to acquire any additional shares of our common stock. To the extent that any shares are issued upon exercise of options, warrants or other rights to acquire our capital stock that are presently outstanding or granted in the future or reserved for future issuance under our stock plans, there will be further dilution to new public investors.



       Executive Officers, Directors               Shares Beneficially Owned              Shares Beneficially Owned
            and 5% Stockholders                        Prior to Offering                     After the Offering
            -------------------                        -----------------                     ------------------
                                             Number              Percentage          Number            Percentage
                                             ------              ----------          ------            ----------
Jim B. Tyner*                                3,602,632           37.08%              3,602,632         32.12%
Scanlin 1989 Trust**                         2,136,107           21.99%              2,136,107         19.05%
Stevan Saylor***                             1,910,987           19.67%              1,910,987         17.04%
John R. Toal                                   900,000            9.26%              900,000            8.02%
Yula Greco                                     900,000            9.26%              900,000            8.02%
Richard Bush                                 -0-                 0.0%                -0-               0.0%
E. Heinz Niederhoff                          -0-                 0.0%                -0-               0.0%
James Kingzett                               -0-                 0.00%               -0-               0.00%
All Executive Officers and  Directors
  as a group (6 persons)                     9,449,726           97.26%              9,449,726         84.25%

*    Includes 2,632 shares of common stock issuable to Mr. Tyner upon  conversion of a Convertible  Promissory  Note jointly held by Mr. Tyner and Mr. Saylor.

**   Includes (a) 16,107 shares of common stock issuable to the Scanlin 1989 Trust upon  conversion of the shares of
     Series A Preferred  Stock held by him and (b) 20,000  shares of common stock  issuable in  connection  with the payment of the Bridge Loans.

***  Includes (a) 2,632 shares of common stock  issuable to Mr. Saylor upon  conversion of a Convertible  Promissory
     Note jointly held by Mr. Saylor and Mr. Tyner and (b) 8,355 shares of common stock  issuable to Mr. Saylor upon conversion of the shares of Series A Preferred Stock held by him.

                              CERTAIN TRANSACTIONS


         TravelnStore, LLC, a California limited liability company, was organized on August 18, 1998, and is our predecessor. By a merger of TravelnStore, LLC into us effective as of April 15, 1999, we acquired all of its business, assets and liabilities. Effective May 30, 2000, we changed our corporate name to TravelnStore, Inc. In connection with the merger, we issued to the members of the LLC a total of 4,500,000 shares of common stock. The members of the LLC had made an aggregate cash contribution to the LLC of $200 in exchange for their membership interests in the LLC. The persons who were the members of the LLC currently hold a majority of our outstanding common stock. (See, "PRINCIPAL STOCKHOLDERS.")


Convertible Note Transactions


         In separate private placements commenced in September 1998, January 1999, June 1999 and September 1999, we issued a total of 37 Convertible Promissory Notes (the "Notes") in the aggregate principal amount of $550,000. Each Note has a face value of $15,000, $85,000 of the Notes have a coupon rate of 8% per annum, $465,000 of the Notes have a coupon rate of 6% per annum and all of the Notes are all due and payable on December 31, 2000. One Note was only partially funded through cash payment to the extent of $7,500. We are treating the portion of the Note that was not funded through cash payments as compensation expense paid to an officer. We used the proceeds of these Notes to cover our initial operating expenses and for general working capital purposes, including the payment of officers salaries. No significant portion of the proceeds of the Notes was used to fund the acquisition of capital equipment. Each of the Notes was issued in exchange for cash, the forgiveness of debt or a combination thereof in an amount equal to the principal amount of the Note. Under each of the placements, the amount payable at December 31, 2000 on maturity of the Notes will depend on whether or not we have affected a registered public offering of our common stock. If we have not affected a registered public offering of our common stock on or before December 31, 2000, we will be obligated to pay an amount equal to the sum of the entire unpaid principal balance of the Notes, all accrued interest thereon, and a premium equal to $15,000. If we have affected a registered public offering of our common stock on or before December 31, 2000, and have raised at least $2,000,000 in such offering, we will be obligated to pay an amount equal to the sum of the entire unpaid principal balance of the Notes, all accrued interest thereon, and a premium equal to $7,500.


         The Notes issued under each of the placements may be converted into shares of common stock following the date on which a registered public offering of our common stock is declared effective. For the Notes issued under the placement commenced in September, 1998, the holder may convert the Note into that number of shares of common stock determined by dividing the sum of $150,000 by the price at which we issue the shares of common stock in the registered offering; provided that the number of shares that are issuable upon such conversion shall be appropriately pro-rated to reflect any partial payments on the Note prior to the date of conversion. For the Notes issued under the placements commenced in January, 1999, June 1999 and September 1999, the holder may convert the Note into that number of shares of common stock determined by dividing the sum of $50,000 by the price at which we issue the shares of common stock in the registered offering; provided that the number of shares that are issuable upon such conversion shall be appropriately pro-rated to reflect any partial payments on the Note prior to the date of conversion. In anticipation that the offering price for any shares issued in a registered offering would be $9.50 per share, we had reserved for issuance on conversion of the Notes a total of 257,888 shares of common stock. We will appropriately adjust the number of shares reserved to reflect the actual offering price and the then aggregate amount payable under the Notes.


         Holders of 29 Notes, in the aggregate principal amount of $430,000, have committed to convert, as of the effective date of this offering, their Notes into an aggregate of 215,784 shares of common stock. Such conversion will be effected in order to improve our financial position and to facilitate this offering. One of the Notes which will be converted is jointly held by Jim Tyner, our Chairman, and Stevan Saylor, one of our principal stockholders. On the conversion of such Note, each of Mr. Tyner and Mr. Saylor will receive 2,632 shares of common stock. As of April 30, 2000, and after giving effect to the foregoing conversions, there remained outstanding 8 Notes in the aggregate principal amount of $120,000 and with respect to which we have reserved for issuance a total of 42,104 shares of common stock.

Option Sweepstakes

         In connection with the commencement of our Web site, we conducted a sweepstakes under which we solicited entries from visitors to our Web site. We granted to one visitor whose name we drew at random from the list of all participating visitors an Option to purchase that number of shares of our common stock as is determined by dividing $1,000,000 by the price at which the shares of common stock covered by this offering are issued to the public. We have reserved for issuance under the Option 105,264 shares of common stock. The aggregate exercise price of the Option is $100.00.

The person to whom the Option was granted has agreed that:

         o without our prior consent she will not transfer all or any portion of her interest in the Option other than by will or the laws of descent and distribution; and

         o in connection with this offering, without our prior written consent, she will not publicly offer or sell any shares of common stock acquired on exercise of the Option for a period of 180 days after the registration statement is declared effective.

         If we do not effect a public offering of our common stock by December 31, 2000, the Option will expire on December 31, 2000 and we will pay the holder of the Option $25,000 in cash.

         We commenced the sweepstakes on November 1, 1998 and made the drawing on January 31, 1999. Entrant's were required merely to register at our Web site by leaving their email address and were not obligated, then or thereafter, to provide any other particular information to us, purchase any goods or services, pay us any amount or otherwise provide us any particular consideration. We do not intend to conduct any other sweepstakes in which we will grant any options or issue any other securities to any participant It is possible that our grant of the Option did not comply with the registration requirements of the Securities Act of 1933. Because we granted only one Option, did not receive, and will not receive, any tangible property on the grant or exercise of the Option, we do not intend to offer the holder of the Option the right to rescind the grant of the Option.

Stockholder Loans

         In connection with our borrowing a total of $140,000 from two of our principal stockholders, we issued to such stockholders, as additional consideration for the loans, a total of 400,000 shares of common stock. Notes issued for a total of $100,000 were due and payable on June 30, 1999, and bearing interest at the rate of 10% per annum. One of the Notes issued for $40,000 was due and payable on December 31, 1999, bearing interest at the rate of 10% per annum and is convertible at the holder's option into Convertible Notes issued in the September 6, 1998 private placement (which is described above) in the aggregate principal amount of $75,000. Effective as of August 25, 1999, all of these Notes were converted into an aggregate of 8,154 shares of Series A Preferred Stock. The shares of Series A Preferred Stock are convertible into 24,462 shares of common stock. Such conversion was effected in order to improve our financial position and to facilitate this offering.

Bridge Loan


         Between September 1999 and April 2000, we borrowed a total of $485,000 and in exchange therefor issued a total of 18 Promissory Notes. These Notes bear interest at the rate of 8% per annum, do not require monthly or periodic payments of principal or interest, and are all due and payable on the date that is 30 days after final closing of this offering. Upon payment of the Notes, we will issue to the note holders, in addition to the principal amount of the Notes and accrued interest, 5,000 shares of common stock for each $25,000 principal amount of the Notes in the principal amount of $400,000 and 20,000 shares for one Note in the principal amount of $85,000, for a total of 100,000 shares of common stock. One Note was only partially funded to the extent of $10,000. We are treating the portion of the Note that was not funded through cash payments as a $5,000 general and administrative expense for services performed by a supplier.

Promissory Note


         Between December 1999 and April 2000, we borrowed a total of $350,000 from one lender and in exchange therefor issued one Promissory Note. This Note bears interest at the rate of 8% per annum, does not require monthly or periodic payments of principal or interest, and is all due and payable on September 30, 2000. The Note is convertible into shares of common stock at the price of $2.00 per share. We have reserved a total of 175,000 shares of common stock for issuance upon conversion of this Note. The shares of common stock issuable upon conversion of this Note will be issued without registration under the Securities Act of 1933 and will constitute "restricted securities" within the meaning of Rule 144 promulgated under such Act.


Consultancy Agreements


         TravelnStore, LLC, our predecessor, entered into Independent Contractor Agreements with Stevan M. Saylor and Donald G. Scanlin. Both Mr. Scanlin and Mr. Saylor were founders of TravelnStore LLC and are principal stockholders of TravelnStore. Under these Agreements, Mr. Scanlin and Mr. Saylor provided consultancy services to TravelnStore, LLC during its formation and through the period ended June 30, 1999. Each of the Consulting Agreements has terminated and we are not obligated to continue to retain or to employ either or both of Messrs. Scanlin and Saylor. Both Mr. Scanlin and Mr. Saylor have significant business experience from which TravelnStore, LLC, and subsequently TravelnStore, have benefited. Their duties under the Agreements, were to provide general business and marketing advice at the request and direction of our officers. For their services, each is to receive $25,000 payable on the successful completion of this Offering. We do not anticipate renewing or negotiating any further consultancy agreements with either Mr. Scanlin or Mr. Saylor in that the services which they have provided have or will be assumed by our full-time employees.


Trademark License Agreement

         We entered into a Trademark License Agreement with World Key, Inc. dated September 24 1999. Under the License Agreement we have the exclusive right to use the "WORLD KEY" trademark. The principal terms of the License Agreement are as follows.

         o The term of the license is perpetual, subject to the right of either party to terminate the license for cause.

         o        The licensed territory is the Untied States.

         o        We have  the  right to  sublicense  the  Trademark  for use by
                  retail  travel  agencies   participating  in  our  network  of
                  agencies.

         o        The royalties that we have to pay are as follows:

                  o When we grant our first sublicense, we will pay a royalty of $25,000; and

                  o Thereafter, we will pay an annual royalty of $250 per sublicensee.

         o We have the option to acquire the Trademark from World Key on the following terms:

                  o        We must exercise the option by September 30, 2002;

                  o        We must pay a purchase price equal to the sum of:

                  o The product obtained by multiplying $2,500, by the number of sublicenses that are outstanding as of the date of the exercise of the option; and

                  o The product obtained by multiplying $2,500, by the number of sublicenses that are granted after the date of the exercise of the option and prior to September 30, 2004; and

         o We can pay the purchase price either in cash or, so long as the trading price of our common stock is at least $5.00 per share, in shares of common stock which have an aggregate value equal to the purchase price.


         Jim Tyner, Yula Greco, John Toal, Donald G. Scanlin and Stevan Saylor are principal stockholders of TravelnStore, Inc. and are principal stockholders of World Key, Inc.. Of a total of 6.0 million shares of World Key, Inc., Jim Tyner is the beneficial owner of 1.8 million shares; Yula Greco is the beneficial owner of 1.4 million shares; John Toal is the beneficial owner of 120,000 shares; Donald G. Scanlin is the beneficial owner of 1.4 million shares; and Stevan Saylor is the beneficial owner of 225,000 shares. Jim Tyner and Yula Greco are also officers of World Key, Inc.


Approval of Transactions


         Our Board of Directors presently consists of five Directors, three of who are officers of TravelnStore and two of whom are independent directors. All of the transactions described above were approved by the Board of Directors. None of our Directors had a material financial interest in any of the transactions described above, except that Jim Tyner, our Chief Executive Officer, is a joint owner of our Convertible Promissory Note in the amount of $15,000 issued in June 1999, and, through their stock interests in World Key, Inc., the stockholders identified above have an indirect interest in the Trademark License Agreement with World Key, Inc. The Trademark License Agreement with World Key, Inc., was approved by a majority of the disinterested directors. The merger of TravelnStore, LLC into TravelnStore, Inc., effected only a change in the form of the entity and did not change any person's percentage equity interest in the equity. Any future transactions in which any Director has a material financial interest must be approved, after full disclosure of all relevant information, by both a majority of the entire Board of Directors and a majority of the disinterested directors. In addition, any future transactions and loans will be made or entered into on terms that are no less favorable to us than those that we could obtain from unaffiliated third parties. We will not forgive any of our loans or obligations unless such forgiveness is approved by a majority of our independent Directors.

                          DESCRIPTION OF CAPITAL STOCK


         Upon the closing of this offering, our authorized capital stock will consist of 20,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of April 30, 2000, there were outstanding:


         o        9,400,000   shares  of  common  stock  held  of  record  by  5
                  stockholders of record and

         o 8,154 shares of Series A Preferred Stock held of record by 2 stockholders.

Of the 20,000,000 shares of common stock authorized:

         o        9,400,000 shares are outstanding;

         o        1,500,000 shares are being offered herein;

         o 1,000,000 shares are reserved for issuance pursuant to the 1999 Equity Incentive Plan;

         o 105,264 shares are reserved for issuance on the outstanding Stock Option;

         o 257,888 shares are reserved for issuance upon conversion of the Convertible Promissory Notes;

         o 24,462 shares are reserved for issuance on conversion of the Series A Preferred Stock;

         o 100,000 shares are reserved for issuance as a stock dividend for the bridge loans; and


         o 175,000 shares are reserved for issuance upon conversion of one Promissory note in the principal amount of $350,000.


The foregoing number of shares reflect the 2-for-1 stock split on the common stock that was effected August 25, 1999.

Common stock

         The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. Subject to preferences applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of any funds legally available. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the closing of this offering will be, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the rights of holders of shares of any series of our preferred stock which we may designate and issue in the future.

Preferred Stock

         Pursuant to our Articles of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences and privileges of such stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Without stockholder approval, we may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. preferred stock could thus be issued quickly with terms which could delay or prevent a change in control of TravelnStore or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock. Upon the closing of this Offering, there will be 8,154 shares of Series A Preferred Stock outstanding, and we do not currently have plans to issue any of our preferred stock.


         A total of 8,154 shares of preferred stock have been designated as Series A Preferred Stock. There are no other shares of preferred stock outstanding and there are no current plans to issue any shares of Preferred Stock other than the shares offered hereby.

         Holders of Series A Preferred Stock will have the following rights, preferences and privileges:

         o they will be entitled to receive non-cumulative dividends prior and in preference to any payment of dividends (except dividends payable in shares of common stock) on common stock, when, as, and if declared by the Board of Directors;


         o on liquidation of TravelnStore, they will be entitle to receive before any distribution to holders of common stock, an amount equal to $20 per share of Series A Preferred Stock. After provisions for payment of the preferential amounts to the holders of Series A Preferred Stock, all remaining assets shall then be distributed to the holders of common stock;


         o each share of Series A Preferred Stock is convertible into three (3) shares of common stock. The conversion rate is subject to adjustment in certain events, including the issuance of common stock as a stock dividend or combinations or subdivisions of common stock; and

         o in addition to voting rights given by law to the holders of preferred stock, the holders of Series A Preferred Stock will be entitled to the voting rights described below.

Voting Rights

         Except as otherwise required by law or as set forth in our Articles of Incorporation, the holders of shares of common stock and the holders of shares of Series A Preferred Stock will vote together as a single class on all matters submitted for approval by the stockholders. The holders of common stock will be entitled to our vote per share. The holders of the Series A Preferred Stock will be entitled to that number of votes per share as equals the number of shares of common stock into which the Series A Preferred Stock is then convertible. Initially each share of Series A Preferred Stock is convertible into three shares of common stock.

         Prior to the election of directors, any stockholder may cumulate votes for any nominees, if, prior to the voting, a stockholder has given notice that he intends to cumulate his votes. In cumulative voting, each stockholder is entitled in the election of directors to one vote for each voting share held by him multiplied by the number of directors to be elected and may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as he sees fit. Those receiving the highest number of votes up to the number of directors to be elected are elected as directors.

         Stockholder approval of most actions, other than election of directors, requires the approval of a majority of the shares present, whether in person or by proxy, assuming a quorum was present. A quorum is the representation at a meeting of holders of more that 50% of the outstanding shares. California law requires the approval of at least the holders of more than 50% of the outstanding shares for certain matters, including certain reorganizations and sales of all or substantially all of the Company's assets, the dissolution of the Company and amendments to the Articles of Incorporation, certain amendments to the Bylaws, and in certain cases, certain class votes.

         In addition to the foregoing, so long as any shares of Series A Preferred Stock shall be outstanding, the Company shall not take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty percent (50%) of the outstanding shares of Series A Preferred Stock:

         o Alter or change the rights, preferences, or privileges of the Series A Preferred Stock so as materially and adversely to affect the Series A Preferred Stock; or

         o Increase the authorized number of shares of Series A Preferred Stock; or

         o Create any new class or series of shares having preferences over, or being on a parity with, Series A Preferred Stock then outstanding; or

         o Do any act or thing which would result in taxation of the holders of shares of Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any successor provision thereof).

Stockholder Proposals

         Our Bylaws set forth specific procedures for a stockholder's submission of any matter to be acted upon at any meeting of stockholders.

         o If the stockholder wishes to nominate a person for election as a director, the stockholder must deliver to us notice of the nomination generally not less than thirty (30) days nor more than sixty (60) days prior to the date of the meeting at which Directors are to be elected. The stockholder must include with the notice certain information about the nominee and his or her prior experience.

         o If the stockholder wishes to present any other matter for action at the stockholder meeting, the stockholder must deliver to us notice of such matter generally not less than thirty (30) days nor more than sixty (60) days prior to the date of the meeting. The stockholder must include with the notice certain information about the matter to be acted upon and his or her interest in such matter.

Convertible Notes

         We have issued in four private placements a total of 37 Convertible Promissory Notes in the aggregate principal amount of $550,000. Effective as of August 15, 1999, the holders of $430,000 in principal amount of such Convertible Promissory Notes have agreed to convert such Notes into a total of 215,784 shares of common stock as of the effective date of the Offering. We have reserved for issuance on conversion of the 8 remaining Convertible Promissory Notes a total of 42,104 shares of common stock, although we have not received from the holders of such Notes notice of their intention to convert such Notes at the effective date of this offering or otherwise. (See, "CERTAIN TRANSACTIONS-Loan Transactions".)

         In connection with our borrowing of a total of $140,000 from two of our principal stockholders, we issued to such stockholders, as additional consideration for the loans, a total of 400,000 shares of common stock. Effective as of August 25, 1999, the Promissory Notes evidencing the foregoing loans were paid in full through the issuance of 8,154 shares of Series A Preferred Stock. The shares of Series A Preferred Stock are convertible into a total of 24,462 shares of common stock. (See, "CERTAIN TRANSACTIONS-Stockholder Loans".)

         We issued one Promissory Note in the principal amount of $350,000. This
Note is convertible into 175,000 shares of common stock at the conversion price of $2.00 per share. (See "CERTAIN TRANSACTIOINS-Other Loan.")

         We issued a total of 18 Promissory Notes in the aggregate principal amount of $485,000. Upon payment of these Notes, we will pay to the note holders the principal amount of the Notes plus accrued interest thereon and will issue a total of 100,000 shares of common stock: (a) with respect to 17 of the Notes 5,000 shares of common stock for each $25,000 principal amount of the Notes and
(b) 20,000 shares for one Note in the principal amount of $85,000. (See, "CERTAIN TRANSACTIONS - Bridge Loan".)


Transfer Agent And Registrar

         We will not list the shares of common stock issued in this offering on any exchange or in the Nasdaq quotation service including after the offering. Until such time as we list our shares of common stock on an exchange or in the Nasdaq quotation service, we will act as the transfer agent and registrar for our common stock.



Stockholder Communications

         Following the completion of this offering, we will provide to our stockholders the periodic reports required under the Securities Exchange Act of 1934, including quarterly and annual reports. We also intend to provide to our stockholders prior to our merger with or acquisition of another business entity complete disclosure documentation regarding such business entity, including audited financial statements.

Potential Acquisition Transactions

         We anticipate that we may pursue one or more acquisitions or business combinations for the purposes of facilitating our growth and our achievement of our business plan. As is common in the e-commerce industry, the most effective means for us to expand into particular industry segments may be for us to combine with another company which is already operating in that segment. There are no preliminary agreements, understandings or negotiations between TravelnStore.com and any of our officers, directors or principal stockholders, any of their affiliates or any other persons regarding our possible merger with or acquisition of any other business or company.

         While we anticipate that we will pursue one or more acquisitions and that we may use a portion of the proceeds of this offering in connection with such acquisitions, we are not presently negotiating or discussing a strategic relationship with any particular person and we anticipate that the total amount of the proceeds of this offering that might be used for such purposes would not exceed $50,000, if we raise only the minimum proceeds, and $250,000, if we raise the maximum proceeds.

                              PLAN OF DISTRIBUTION


         The shares of common stock covered by this Offering are being offered directly by us. Our officers and directors who will act on our behalf in connection will be Jim B. Tyner, Chairman , John R. Toal, President and Chief Operating Officer, and Peggy Murray, Director of Investor Relations. We have not employed the services of an underwriter to market the shares, although we have reserved the right to employ one or more underwriters and brokers. If we employ any broker/dealers to assist in the offer and sale of the shares, we will employ only broker/dealers who are licensed with the Securities and Exchange Commission and all applicable state securities agencies all are in good standing with the NASD. Prior to agreeing to pay compensation to a broker/dealer, we will obtain from the NASD confirmation that they have no obligation to the terms of such compensation. If and when we employ any broker/dealer, we will file a post-effective amendment to the registration statement covering this offering to identify the broker/dealer and to disclose the compensation payable to him. It is the position of the Commission's Division of Corporation Finance that broker/dealers who we retain to assist in the offer and sale of the shares will be deemed to be "underwriters" within the meaning of Section 2(11) of the securities Act of 1933.


         We have established the following procedures for directly offering and selling the shares covered by this Offering.


         o Investor Relations Department. Our Investor Relations Department consists of a Director of Investor Relations and an Investor Relations Associate. The Director and Associate have a comprehensive understanding of TravelnStore, our operations, market strategies, and the market in which we compete. The Director and Associate have received specific training about this offering and the rules under which we are making this offering.


         o Marketing. We intend to use the Internet, direct-mail and traditional media to solicit investors using the following strategies.

         o The Internet. We have established a procedure on our Web site through which a prospective investor may download a copy of this Prospectus and subscribe for shares by following the instructions posted on the Web site. Our Investor Relations Department will follow-up with each person who contacts the Web site to pursue such person's investment in this offering.

         o Direct-Mail. We will use traditional surface mail and email to contact retail travel agencies and travel service providers. We believe that the owners, management and staff of travel agencies and travel service providers are in a position to easily understand our objectives and opportunities. We intend to contact both agencies and providers with whom we have existing relationships and those with whom we do not have relationships.

                  We will also use traditional surface mail and email to contact other potential investors. We intend to limit such mail and email contacts to potential investors and groups of investors who we have pre-qualified as knowledgeable about the travel industry and/or the conduct of the e-commerce on the Internet.

         o Traditional Media. We intend to use traditional media both in the form of paid advertisements and press releases to promote the availability of this Offering to potential investors.

         o Up-Dated Information. We will post on our Web site copies of all amendments and supplements to this Prospectus contemporaneously with our filing of such amendments and supplements with the Commission. In addition, and in order to insure that all prospective investors timely receive a copy of each such amendment and supplement, we will highlight on our Web site notice of such filing and will send to each prospective investor notice of such filing by mail or email, in accordance with our prior means of communication with the investor. If we previously have delivered to the investor only printed copies of the Prospectus, we will send to the investor with the written notice of the filing a printed copy of the amendment or supplement.

         o Escrow Account. To reduce the risk to early investors, we have set a minimum offering amount of $3,000,000. We anticipate that amount will be sufficient to fund our operations for twelve (12) months. Until the minimum subscriptions are received, all funds received from investors will be placed in an escrow account with Santa Barbara Bank & Trust, an FDIC insured commercial bank with more than $50,000,000 in assets. The subscription funds will not be released to us until we have received acceptable subscriptions for at least $3,000,000. We will deliver the investor funds to the escrow agent no later than 12:00 noon, California time, on the business day following the date on which we receive the funds. If we have not received acceptable subscriptions for at least $3,000,000 by __________, ________ (i.e., 90 days after the effective date of the offering), the funds will be promptly returned to the investors, without interest. We will not be deemed to have accepted any subscription until we have accepted the subscription in writing and, if appropriate, delivered instructions to the escrow agent to release the funds from escrow. The escrow agreement provides that once the account balance reaches $3,000,000, all funds will be released to us and the escrow account closed. All charges and fees associated with the escrowing of the funds will be paid by us with no deductions or offsets available against the deposited funds.

         Once the minimum amount of $3,000,000 is met all further subscriptions will be directly deposited for use by us.


Limited State Registration

         We have registered the shirts of common stock covered by this offering for sale only in the following states: California, Colorado, Connecticut, Georgia, Illinois, Nevada, New Jersey and New York. In addition, we are authorized to sell shares in the District of Columbia and Hawaii pursuant to exemptions from registration under the laws of such jurisdictions. We may sell shares in the foregoing states only after the Registration Statement has been declared effective by the Securities and Exchange Commission.

         A person who is interested in purchasing shares of common stock in the offering but is not a resident of one of the foregoing states may request that we register shares in his/her state of residence. However, we are not obligated to register shares in any states other than those listed above. We will amend this prospectus to disclose any additional states in which we may register shares.


Minimum Investment

         Each investor must subscribe for at least Two Hundred Ten (210) shares of common stock, for a minimum investment of $1,995.00

Interim Closings

         We will not close on any subscriptions until we have received subscriptions for at least 315,790 shares. If we do not receive such subscriptions by _____________, _______, we will promptly refund all monies, without interest, and terminate this offering. After accepting subscriptions for a minimum of 315,790 shares, we may accept subscriptions for additional shares as they are received. We will not accept any subscriptions after _________,
______.

         We are not presently aware that any of our officers, directors or principal stockholders, or any of their affiliates, intend to purchase any shares in the offering or that any of them intend to purchase any shares in the offering in order for us to be able to reach the minimum investment of $3,000,000 required to closing the offering. It is possible that one or more of such persons may purchase shares in the offering and that such purchases may facilitate our reaching the minimum required investment to close the offering. Any purchases by any such persons will be subject to the same terms and conditions as those applicable to other investors.

         There can be no assurance that we will be able to sell more than the minimum number of shares covered by this offering.


Secondary Market

         This is the initial public offering of our common stock. Currently our common stock is neither traded or any national or regional stock exchange nor listed Nasdaq or any other stock quotation service. We have not undertaken any obligation to list our common stock or any national or regional stock exchange or on Nasdaq or any other quotation service.

         At such time as we have a minimum tangible net worth of at least $3,000,000 and otherwise appear to satisfy the other listing requirements, we will seek to list our common stock on the Philadelphia Stock Exchange. The Exchange's acceptance of our application for listing will depend on our satisfaction of all of the Exchange's listing criteria, rules and regulations and the Exchange's discretion. If our application for listing on the Philadelphia Stock Exchange is denied, we will seek to trade our stock on the OTC Electronic Bulletin Board.

         We do not intend to list on our Web site a list of potential buyers and sellers of our common stock or to implement on our Web site a system for matching potential buyers and sellers of our common stock.


Suitability Standards

         We have determined that investment in the shares of common stock covered by this offering is suitable only for persons of adequate financial means who have no need for liquidity with respect to this investment and who can bear the economic risk of loss of their investment. The shares will be sold only to investors who are or whom we reasonably believe satisfy one or more of the standards described below. These suitability standards represent minimum suitability standards for prospective investors. The satisfaction of such standards by a prospective investor does not necessarily mean that the shares are a suitable investment for such prospective investor and does not obligate us to accept any subscription. We may reject subscriptions, in whole or in part, in our absolute discretion.

         We will require each investor to represent in writing, among other things, that:

         o either alone or with investor's professional advisors, the investor is capable of evaluating the merits and risks of an investment in the shares and of protecting his or her own interests in connection with the transaction;

         o the investor is acquiring the shares for his or its own account, for investment only and not with a view toward the resale or distribution thereof; and

         o        the investor meets the suitability standards set forth below.

         Each investor must represent in writing that such investor satisfies one or more of the following:

         o Individual Investor: if the investor is an individual, either alone or jointly with his or her spouse, one or more of the following and the total investment does not represent more than 10% of the investor's net worth:

                  o The investor has a net worth of at least $250,000.00 exclusive of personal residence, home furnishings and automobiles; or

                  o The investor has a net worth of at least $150,000.00 and had gross income for each of the 1997 and 1998 tax years of at least $50,000.00 and the investor anticipates having at least that level of gross income for the 1999 tax year; or

         o Entity Investor: if investor is not an individual, that either the entity's total assets exceed $250,000 or that the amount of the investment does not exceed 5% of the entity's total assets; and

         o Percentage of Net Worth: the amount of the investment by any investor may not exceed 10% of such investor's net worth. We reserve the right, in our sole discretion, to approve or disapprove each investor and to reject subscriptions in whole or in part for any reason.

Subscription Procedure

         An investor who desires to purchase any of the shares offered hereby should do all of the following.

         o Complete, date, execute, and deliver to us two copies of the Subscription Agreement.

         o Deposit to the "TravelnStore.com Investor Account" the full amount of the offering price of the shares which the investor proposes to purchase.

         Subscriptions will be accepted or rejected in our sole discretion. We reserve the right to reject any subscription in whole or in part. All funds received from investors will be held in an escrow account pending acceptance by us of subscriptions in the amount of at least $3,000,000. Promptly after our acceptance of any subscription, we will issue and deliver to the investor, certificates for the shares.

                         SHARES ELIGIBLE FOR FUTURE SALE


         Upon completion of the offering, we will have outstanding a total of 10,900,00 shares of common stock and 8,154 shares of Series A Preferred Stock, assuming the sale of all of the shares covered by this offering. Of these shares, the 1,500,000 shares offered hereby will be freely tradable without restriction or further registration under the Securities Act 1933, as amended (the "Act"), unless held by "affiliates" of TravelnStore, as that term is defined in Rule 144 under the Act ("Rule 144"). The remaining 9,400,00 shares of common stock and the 8,154 shares of Series A Preferred Stock outstanding upon completion of the Offering are "restricted securities" as that term is defined in Rule 144.


         In additions, we have reserved a total of:

         o 257,888 shares of common stock for issuance upon conversion of the outstanding Convertible Promissory Notes;

         o 105,264 shares for issuance upon exercise of one outstanding Stock Option;


         o 100,000 shares for issuance as a stock dividend upon payment of the $485,000 of Bridge Loan Promissory Notes;


         o 24,462 shares for issuance upon conversion of the outstanding shares of Series A Preferred Stock;

         o        175,000 shares for issuance upon  conversion of one Promissory
                  Note; and

         o 1,000,000 shares available for issuance under our 1999 Equity Incentive Plan. (See, "CERTAIN TRANSACTIONS".)

The shares of common stock issuable upon such conversions and exercise will be "restricted securities", and may be resold upon compliance with the holding period, volume limitations, manner of sale and other provisions of Rule 144. Generally, the holding period for the shares issuable on such conversions or exercise will not begin until the effective date of such conversions or exercise.


         The principal stockholders of TravelnStore have entered into a Lock-up Agreement in regards to the shares they hold in TravelnStore. In addition to the provisions of Rule 144, the Agreement provides that, during the term of their employment, principal stockholders who are also officers of TravelnStore may not sell more than 2.5% of the shares which they beneficially own, as of the close of this Offering, in any calendar quarter during the first two years following the close of this Offering. Subsequently, they may not sell more than 5% of such shares in any calendar quarter. Should a principal stockholder who is an officer resign as an officer and terminate his employment, then from that point forward, that principal stockholder shall be governed by the provisions of the Lock-up Agreement which pertain to principal stockholders who are not officers of the Corporation.


         Principal stockholders who are not officers may not sell more than 2.5% of shares which they beneficially own as of the close of this Offering, in any calendar quarter during the first two years following the close of this Offering. Subsequently, they may not sell more than 10% of such shares in any calendar quarter.

         The Lock-up Agreement provides that shares which are registered in a subsequent public offering may be excluded from the lock-up provisions. However, no principal stockholder may offer for sale, as a selling stockholder, in a registered public offering, more than 15% of the shares which they own either directly or beneficially at the time of the registration. The provisions of the Lock-up Agreement encumber all shares beneficially owned by the principal stockholders, as of the close of this Offering and any shares which they transfer to an immediate family member or trust in which the principal stockholder or immediate family members are the beneficiaries.


         The Lock-up Agreement provides that should TravelnStore be acquired by another Corporation, either through purchase or merger, in which the principal stockholders are not principal stockholders in the acquiring Corporation, then all lock-up provisions are terminated.

         The Lock-up Agreements permit the stockholder to donate to charity during any calendar quarter up to a total of 2.5% of the shares which they beneficially own as of the close of this offering.

         In general, under Rule 144 as currently in effect, a person who has beneficially owned the stock for at least one year is entitled to sell in "broker's transactions" or to market makers, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares of stock that does not exceed the greater of (a) one percent of the number of shares of common stock then outstanding, or (b) the average weekly trading volume in the common stock during the four calendar weeks preceding the required filing of a Form 144 with respect to such sale. Sales under Rule 144 are generally subject to the availability of current public information about TravelnStore.com. Persons other than affiliates who have beneficially owned such stock for at least two years are not subject to the notice, manner of sale, volume or public information requirements and may sell such shares immediately following the Offering.

         Prior to the Offering, there has not been any public market for the common stock. Future sales of substantial amounts of common stock in the public market could adversely affect the prevailing market prices and impair our ability to raise capital through the sale of equity securities.

                                  LEGAL MATTERS


         The  legality  of  our  securities   offered  will  be  passed  on  for
TravelnStore by Reicker, Clough, Pfau, Pyle, McRoy & Herman, LLP, 1421 State Street, Suite B, Santa Barbara, California 93102.


                                     EXPERTS


         The audited financial statements of TravelnStore included in this Prospectus and elsewhere in the Registration Statement have been audited by Farber & Hass, LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                             ADDITIONAL INFORMATION


         We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 relating to the shares covered by this offering. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed therewith. For further information with respect to TravelnStore.com and the shares offered hereby, reference is made to such Registration Statement and such exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to TravelnStore and the shares, reference is made to the Registration Statement and the exhibits and schedules thereto. You may read any document we file with the Commission at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the Commission also are available to the public from the Commission's Web site at http://www.sec.gov.



         After the completion of this offering, we will be subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance therewith will file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected or copied at the Commission's public reference rooms and through the Commission's Web site (http.//www.sec.gov).


                                           INDEX TO FINANCIAL STATEMENTS

                                                                                           Page
                                                                                           ----
INDEPENDENT AUDITORS' REPORT                                                               F-1
FINANCIAL STATEMENTS:

Balance Sheet, December 31, 1999                                                        F-2 to F-3
Statements of Operations                                                                   F-4
       For the Year Ended December 31, 1999 and the Period August 18, 1998 (Date
       of Inception) to December 31, 1998

Statements of  Stockholders'  Deficit                                                    F-5 to F-6
       For the Year Ended December 31, 1999 and the Period August 18, 1998 (Date
       of Inception) to December 31, 1998

Statements of Cash Flows                                                                 F-7 to F-8
       For the Year Ended December 31, 1999 and the Period August 18, 1998 (Date
       of Inception) to December 31, 1998

Notes to Financial Statements                                                            F-9 to F-18



UNAUDITED INTERNAL
FINANCIAL STATEMENTS

Balance Sheet, April 30, 2000                                                            F-16 to F-17
Statement of Operations                                                                      F-18
         for the Period January 1, 2000
         to April 30, 2000

Statement of Stockholders' Deficit                                                           F-19
         for the Period January 1, 2000
         to April 30, 2000

Statements of Cash Flows                                                                     F-20
         for the Period January 1, 2000
         to April 30, 2000

Notes to Financial Statements                                                            F-21 to F-29


INDEPENDENT AUDITORS' REPORT


To  the Board of Directors of TravelnStore.com, Inc.:

We have audited the accompanying balance sheet of TravelnStore.com, Inc. (the "Company") as of December 31, 1999 and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 1999 and for the period August 18, 1998 (date of inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the financial statements present fairly, in all material respects, the financial position of TravelnStore.com, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the year ended December 31, 1999 and for the period August 18, 1998 (date of inception) to December 31, 1998 in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations since inception, has a working capital deficit of $1,172,116 and has stockholders' deficit of $1,147,115. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Farber & Hass LLP
April 7, 2000
Oxnard, California

TRAVELNSTORE.COM, INC.

BALANCE SHEET
DECEMBER 31, 1999
-----------------

ASSETS

CURRENT ASSETS:

Accounts receivable                                                   $     185
Due from related parties                                                179,006
Prepaid expenses and other current assets                               206,527
                                                                      ---------
Total current assets                                                    385,718
                                                                      ---------

PROPERTY AND EQUIPMENT                                                   68,001
Less accumulated depreciation                                            (5,004)
                                                                      ---------
Property and equipment, net                                              62,997
                                                                      ---------

OTHER ASSETS                                                              2,946

TOTAL ASSETS                                                          $ 451,661
                                                                      =========


                                                                     (Continued)

TRAVELNSTORE.COM, INC.

DECEMBER 31, 1999
-----------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:

Cash overdraft                                                      $    10,383
Accounts payable and accrued expenses                                   538,051
Interest payable                                                         29,678
Notes payable                                                             8,673
Convertible notes payable                                               600,000
Bridge notes payable                                                    285,000
Loans due to related parties                                             76,650
Deferred income                                                           9,399
                                                                    -----------
Total current liabilities                                             1,557,834
                                                                    -----------

NOTES PAYABLE, LONG-TERM                                                 40,942
                                                                    -----------

STOCKHOLDERS' DEFICIT:

Preferred stock class A, no par value; 8,154
  shares authorized; 8,154 shares issued and
  outstanding                                                           150,887
Preferred stock, no par value; 1,000,000 shares
  authorized; no shares issued or outstanding
Common stock, no par value; 20,000,000 shares authorized; 9,400,000 shares issued and outstanding; 1,633,152 shares reserved for

  future issuance                                                     2,076,700
Common stock subscribed, 60,000 shares                                  390,000
Accumulated deficit                                                  (3,764,702)
                                                                    -----------
Total stockholders' deficit                                          (1,147,115)
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                         $   451,661
                                                                    ===========


See accompanying notes to the financial statements.

TRAVELNSTORE.COM, INC.

STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999
AND FOR THE PERIOD AUGUST 18, 1998

(DATE OF INCEPTION) TO DECEMBER 31, 1998

                                                      1999             1998
                                                      ----             ----

REVENUES                                           $    59,385      $     8,272

SELLING, GENERAL AND
         ADMINISTRATIVE EXPENSES                       997,134          326,356
                                                   -----------      -----------

LOSS FROM OPERATIONS                                  (937,749)        (318,084)
                                                   -----------      -----------

OTHER EXPENSE:
Interest expense:

  Convertible debentures - beneficial
           conversion feature                       (2,466,500)

  Other                                                (36,683)          (4,086)
                                                   -----------      -----------
Total other expense                                 (2,503,183)          (4,086)
                                                   -----------      -----------

LOSS BEFORE PROVISION FOR INCOME TAXES              (3,440,932)        (322,170)

PROVISION FOR INCOME TAXES                                 800              800
                                                   -----------      -----------

NET LOSS                                           $(3,441,732)     $  (322,970)
                                                   ===========      ===========


BASIC AND DILUTED LOSS PER COMMON SHARE            $      (.37)     $      (.04)
                                                   ===========      ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                  9,400,000        9,000,000
                                                   ===========      ===========


See accompanying notes to the financial statements.


TRAVELNSTORE.COM, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 1999
AND FOR THE PERIOD AUGUST 18, 1998

(DATE OF INCEPTION) TO DECEMBER 31, 1998

                                                                                         Common Stock
                                      Preferred Class A            Shares
                                    Shares                         Outstanding/                    Accumulated
                                    Outstanding       Amount       Subscribed        Amount        (Deficit)           Total
                                    -----------       ------       ----------        ------        ---------           -----

BALANCE AT AUGUST 18, 1998
         (DATE OF INCEPTION)                                                                      $     -0-         $     -0-

CAPITAL CONTRIBUTION                                                                $      200                            200

NEW LOSS FOR THE PERIOD
         AUGUST 18, 1998 (DATE OF
         INCEPTION) TO
         DECEMBER 31, 1998                                                                           (322,970)         (322,970)
                                    -----------     ----------     ----------       ----------    -----------       -----------
BALANCE AT
         DECEMBER 31, 1998                                                          $      200    $  (322,970)      $  (322,770)


          (Continued)

TRAVELNSTORE.COM, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT - Continued

FOR THE YEAR ENDED DECEMBER 31, 1999
AND FOR THE PERIOD AUGUST 18, 1998

(DATE OF INCEPTION) TO DECEMBER 31, 1998

                                                                               Common Stock

                                              Preferred Class A           Shares
                                            Shares                        Outstanding/                   Accumulated
                                            Outstanding       Amount      Subscribed         Amount     (Deficit)           Total
                                            -----------       ------      ----------         ------     ---------           -----
BALANCE AT
         DECEMBER 31, 1998                                                                   $  200     $(322,970)       $ (322,770)
PREFERRED CLASS A
  NOTE CONVERSION                              8,154         $150,887                                                       150,887
COMMON STOCK ISSUED TO
         ACQUIRE TRAVELNSTORE LLC                                          9,000,000
FAIR VALUE OF BENEFICIAL
         CONVERSION FEATURE ON
         CONVERTIBLE DEBENTURES:
         Series One                                                                          815,000                        815,000
         Series Two                                                                          525,000                        525,000
         Series Three                                                                        420,000                        420,000
         Series Four                                                                         200,000                        200,000
FAIR VALUE OF BENEFICIAL
  CONVERSION FEATURE ON
         FUNDING AGREEMENT                                                                   112,500                        112,500


STOCK DIVIDEND TO CONVERTIBLE
  NOTE HOLDERS                                                               400,000           4,000                          4,000
BRIDGE LOAN SHARES SUBSCRIBED                                                 60,000         390,000                        390,000
NET LOSS                                                                                                 (3,441,732)     (3,441,732)
                                               -----         --------      ---------      ----------    -----------     -----------


BALANCE AT
         DECEMBER 31, 1999                     8,154         $150,887      9,460,000      $2,466,700    $(3,764,702)    $(1,147,115)
                                               =====         ========      =========      ==========    ===========     ===========

See accompanying notes to the financial statements.

TRAVELNSTORE.COM, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1999
AND FOR THE PERIOD AUGUST 18, 1998

(DATE OF INCEPTION) TO DECEMBER 31, 1998

                                                         1999            1998
                                                         ----            ----


CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                             $(3,441,732)   $  (322,970)
Adjustments to reconcile net loss to
         net cash used by operating activities:
  Depreciation                                             3,332          1,672
  Interest expense:
    Common stock                                           4,000
    Convertible debentures and notes                   2,462,500
    Other                                                 10,887
  Changes in operating assets and liabilities:
    Bank overdraft                                        10,383
    Accounts receivable                                                    (185)
    Prepaid expenses and other assets                   (206,527)        (2,946)
    Accounts payable and accrued expenses                503,105        136,494
    Interest payable                                      25,681
    Income taxes payable                                    (889)           889
    Deferred income                                      (24,921)        34,320
    Other liabilities                                     (8,037)         8,037
                                                     -----------    -----------
Net cash used by operating activities                   (662,218)      (144,689)
                                                     -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES -
  Capital expenditures                                                  (18,387)
                                                     -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:

Note payable borrowings                                  800,000         85,000
Net borrowings from related parties                                      96,736
Accrued expenses, related party                           25,600
Net loans to related parties                            (182,242)
Capital contribution                                                        200
                                                     -----------    -----------
Net cash provided by financing activities                643,358        181,936
                                                     -----------    -----------

NET INCREASE (DECREASE) IN CASH                          (18,860)        18,860

CASH, BEGINNING OF PERIOD                                 18,860            -0-
                                                     -----------    -----------

CASH, END OF PERIOD                                  $       -0-    $    18,860
                                                     ===========    ===========


                                                                     (Continued)

TRAVELNSTORE.COM, INC.

FOR THE YEAR ENDED DECEMBER 31, 1999
AND FOR THE PERIOD AUGUST 18, 1998

(DATE OF INCEPTION) TO DECEMBER 31, 1998

                                                                1999      1998
                                                                ----      ----

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:

  Interest                                                     $  -0-     $4,086
  Income taxes                                                 $1,600     $  800

NON-CASH FINANCING ACTIVITY

In July 1999, two shareholders exercised options to convert $150,887 of convertible debt and interest into Series A Preferred Stock.

In January 1999, the Company issued 400,000 shares (after giving effect to the Company's August 1999 two-for-one split) of common stock as a dividend to two noteholders.

In December 1999, the Company acquired furniture and fixtures in the amount of $49,614 in exchange for a note to a private party.

TRAVELNSTORE.COM, INC.

NOTES TO FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         Description of Business - TravelnStore.com, Inc. (the "Company") is a provider of a specialized internet website, which acts as a navigational site to other websites owned by an array of travel service providers and agencies.


         In March 1999, the Company acquired 100% of the members' interest in Travelnstore LLC in exchange for 9,000,000 shares (adjusted for the stock split on August 25, 1999) of the Company's common stock. The Company's shareholders owned 100% of the members' interest in Travelnstore LLC.

         Because Travelnstore LLC was acquired from related parties, the acquisition was reflected using the recorded assets and liabilities of Travelnstore LLC and accounted for in a manner similar to a pooling of interest. The Company had no operations prior to the acquisition of Travelnstore LLC. The financial statements include the operational results of Travelnstore LLC since inception (August 18, 1998).

         The Company has incurred net operating losses since inception and expects to continue to incur such losses unless and until its website successfully achieves commercial viability. In addition, a significant portion of its contributed capital was advanced to a related party (see
         Note 2). These and other factors have caused a liquidity problem at the Company. As discussed in Note 11, management of the Company plans to make a Direct Public Offering ("DPO") of the Company's common stock to raise between $3.0 million and $14.25 million.

         The accompanying financial statements were prepared assuming the Company will continue to operate on a going-concern basis and do not include any adjustments to the recorded amounts of assets or to the recorded amounts or classification of liabilities which would be required if the Company were unable to realize its assets and satisfy its liabilities and obligations in the normal course of business.

                  Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of advances which are due from a related party (see
         Note 2).

         Pervasiveness of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


         Fair Value of Financial Instruments - Based on borrowing rates currently available to the Company, the carrying value of all financial instruments potentially subject to valuation risk (principally consisting of due from related party, accounts payable, accrued expenses and notes payable) approximates fair value.

         Net Loss Per Share - The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" ("EPS") that established standards for the computation, presentation and disclosure of earnings per share, replacing the presentation of Primary EPS with a presentation of Basic EPS. It also requires dual presentation of Basic EPS and Diluted EPS on the face of the income statement for entities with complex capital structures. Basic EPS is based on the weighted average number of common shares outstanding during the period, which totaled 9,400,000 for 1999. The Company did not present Diluted EPS, since the result was anti-dilutive.

         Operating Segment Information - The Company predominantly operates in one industry segment, travel industry websites. Substantially all of the Company's assets and employees are located at the Company's headquarters in Camarillo, California.

         Accounting for Convertible Debt Securities - The Company has issued convertible debt securities with a non-detachable conversion feature that was "in the money" at the date of issue. The Company accounts for such securities in accordance with Emerging Issues Task Force Topic D-60. The Company has recorded the fair value of the beneficial conversion feature as interest expense and an increase to common stock.

         Accounting for Stock Based Compensation - Stock option grants are set by the Company's Board of Directors based upon their fair market valuation of the Company's common stock on the day prior to the date of grant. Therefore, under the principles of APB Opinion No. 25, the Company does not recognize compensation expense associated with the grant of stock options. SFAS No. 123, "Accounting for Stock-Based Compensation," requires the use of option valuation models to provide supplemental information regarding options granted after 1994.

         The fair value of the options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rates of 6.0%; dividend yields of 0%; volatility factors of the expected market price of the Company's common stock of 50%; and expected life of the options of two years. These assumptions resulted in a weighted average fair value of $1.45 per share. Therefore, the Company's pro-forma information regarding net loss and loss per share are as follows:

         Pro-forma net loss                                         $(3,594,000)
         Basic and diluted loss per share                           $     (0.38)


         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options. The Company's stock options have characteristics significantly different from those of traded options such as vesting restrictions and extremely limited transferability.


         Information regarding stock options outstanding as of December 31, 1999 is as follows:

                                                       Options Outstanding
                                                       -------------------
                                                  Weighted      Weighted Average
                                                  Average          Remaining
               Price Range      Shares         Exercise Price   Contractual Life
               -----------      ------         --------------   ----------------
               $9.50            105,264           $9.50            6 Months



                                                            Options Exercisable
                                                                 Weighted
               Price Range      Shares   Exercise Price          Average
               -----------      ------   --------------          -------

               N/A                                -0-               N/A



                  Property and Equipment - Property and equipment are stated at cost with depreciation provided over the estimated useful life of 5 years using the straight-line method.

         Revenue Recognition - The Company sells a monthly subscription to participating travel agencies. The fee is billed in advance in quarterly installments that allows online bookings through the Travelnstore.com website. Monthly subscription revenues, along with initial registration fees, are deferred and recognized on a straight-line basis over the remaining lives of the advanced fee subscriptions.

         Advertising  -  Costs   incurred  for   producing   and   communicating
         advertising are expensed when incurred and included in selling expense. Advertising expense amounted to $10,107 in 1999.

         Income Taxes - The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities. The provision for income taxes represents the California corporate minimum franchise tax.

         New Accounting Pronouncements - SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and displaying comprehensive income and its components in financial statements. The Company adopted the provisions of SFAS No. 130 in 1998, but has had no elements of comprehensive income since inception.

         SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", establishes a new model for segment reporting, called the "management approach" and requires certain disclosures for each segment. The management approach is based on the way the chief operating decision-maker organizes segments within a company for making operating decisions and assessing performance. The Company adopted the provisions of SFAS No. 131 in 1998, but currently operates in only one industry segment.

         SERIES A PREFERRED STOCK

         In August 1999, the Company created a new class of preferred stock entitled "Series A Preferred". The Company may issue up to 8,154 shares of this new class. This class has a $20 per share liquidation preference, receives dividends at the same rate as common shareholders, has preferential voting rights on certain shareholder issues and may be converted into 3 shares of common stock at the preferred shareholders' option.

         STOCK SPLIT

         On August 25, 1999, the Company declared a 2 for 1 stock split for all common shareholders of record at that date. The effect of the stock split has been reflected retroactively in the financial statements.

2.       DUE FROM RELATED PARTY

         The Company makes periodic working capital advances to World Key, Inc., a related party. The advances are repaid when funds are available and are payable upon demand.

3.       PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 1999 consists of the following:

         Furniture and fixtures                               $ 52,378
         Office equipment                                       15,623
                                                              --------
         Total property and equipment                           68,001
         Less accumulated depreciation                          (5,004)
                                                              --------

         Property and equipment, net                          $ 62,997
                                                              ========

4.       CONVERTIBLE NOTES PAYABLE

         SEPTEMBER 1998 PRIVATE  PLACEMENT  (SERIES ONE)

         In September  1998, the Company issued six notes payable
         to individuals of various amounts ranging from $7,500 to
         $15,000   issued  in   connection   with  the  Company's
         September 1998 Private  Placement  Offering;  unsecured;
         payable in full, with interest  accruing at 8%, upon the
         earlier of 1) public  sale of  registered  shares of the
         Company, or 2) December 31, 2000. The face value of each
         note may be converted  into ten times the dollar  amount
         of the note of the Company's common stock at the time of
         a successful public stock offering. The number of shares
         issued is based on the converted  dollar amount  divided
         by the same offering price in the public stock offering.       $ 85,000

         JANUARY  1999  PRIVATE  PLACEMENT  (SERIES  TWO)

         In  January  1999,  the  Company  issued  fifteen  notes
         payable to individuals  with an individual face value of
         $15,000 issued in connection with the Company's  January
         1999 Private Placement Offering;  unsecured;  payable in
         full, with interest  accruing at 6%, upon the earlier of
         1) public sale of registered  shares of the Company,  or
         2) December  31, 2000.  Each note may be converted  into
         $50,000 of the  Company's  common stock at the time of a
         successful  public stock  offering at the same per share
         price as the offering price.                                    225,000

         JUNE 1999 PRIVATE PLACEMENT (SERIES THREE)

         On June 15, 1999,  the Company  initiated  the sale of a
         third  series of private  placement  convertible  notes.
         Each note has a face value of $15,000  and a coupon rate
         of  6%.  Each  $15,000  note  may be  converted,  at the
         noteholder's option, at any time prior to maturity, into
         $50,000 of the  Company's  common stock at the time of a
         successful  public stock  offering at the same per share
         price as the  offering  price.  A total of 12 notes were
         sold during the  offering  which  expired July 31, 1999.
         Half of one  note  has been  sold to an  officer  of the
         Company  in  lieu of  $7,500  of the  officer's  salary.        180,000

         SEPTEMBER 1999 PRIVATE PLACEMENT (SERIES FOUR)

         In September  1999, the Company  initiated the sale of a
         fourth series of private  placement  convertible  notes.
         Each note has a face value of $15,000  and a coupon rate
         of 6%. Each $15,000 note may be converted,  at the note-
         holder's  option,  at any time prior to  maturity,  into
         $50,000 of the  Company's  common stock at the time of a
         successful  public stock  offering at the same per share
         price as the  offering  price.  A total of 4 notes  were
         sold through December 31, 1999.                                  60,000

         FUNDING AGREEMENT

         At December  1999,  the Company  entered  into a Funding
         Agreement.  The Agreement provides for up to $350,000 in
         advances in multiples  of $50,000 with a borrowing  rate
         of 8%. All  advances  on the loan are payable on May 30,
         2000. As of December 31, 1999, $50,000 was advanced. The
         loan carries a unilateral  option by the  noteholder  to
         convert all outstanding amounts to common stock at $2.00
         per share.                                                       50,000
                                                                        --------
         Total                                                          $600,000
                                                                        ========

5.       NOTES PAYABLE - BRIDGE LOAN NOTES

         At September 1999, the Company initiated a series of Bridge Loan Notes. The notes have various face values ranging from $25,000 to $85,000 and a coupon rate of 8%. Each note carries a stock dividend wherein the noteholder will be issued 5,000 shares of common stock for each $25,000 of note value at the latter of a) 90 days from the date of issuance, or
         b) 30 days from the closing date of a successful initial public offering. At December 31, 1999, eight notes had been issued with a cumulative stock dividend due of 60,000 shares.

6.       INCOME TAXES

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1999 are substantially composed of the Company's net operating loss carryforward, for which the Company has made a full valuation allowance.

         The valuation  allowance  increased  approximately  $360,000  since the
         Company's inception, representing primarily net taxable loss. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment.

         At December 31, 1999, the Company had a net operating loss carryforward for Federal income tax purposes of approximately $1,200,000, which is available to offset future taxable income, if any, through 2019.

7.       RELATED PARTY TRANSACTIONS

         For the period August 18, 1998 (date of inception) to December 31, 1999, the Company accrued a management fee of $84,500 payable on demand to World Key, Inc., a related party (see Note 2) for common overhead expenses such as rent, utilities and payroll. Rent and utilities are allocated based upon square foot utilization.

         Payroll expense for certain officers was paid by World Key, Inc., and charged to the Company for reimbursement. Management believes that the allocation method is appropriate based on time and resources used.

         For the period August 18, 1998 (date of inception) to December 31, 1999, the Company made periodic working capital advances to World Key Inc., a related party (Note 2).

         In 1998 and 1999, officers of the Company made unsecured working capital loans to the Company in the amount of $48,450. The loans
         ($26,650 at December 31, 1999) are payable upon demand and bear no interest.

         In 1999, the Company accrued $50,000 in fees to Donald Scanlin and Stevan Saylor ($25,000 each) for marketing advisory services.


         Jim Tyner is Chief Executive Officer of TravelnStore, Inc. and is also Chairman and President of World Key, Inc. Mr. Tyner owns 38.3% and 30%, respectively, of the outstanding common stock of TravelnStore, Inc. and World Key, Inc.

         Yula Greco is Vice President, Secretary and Controller of TravelnStore, Inc. and is also Vice President and Secretary of World Key, Inc. Ms. Greco owns 9.6% and 23.3%, respectively, of the outstanding common stock of TravelnStore, Inc. and World Key, Inc.

         Donald Scanlin is a trustee of the Scanlin 1989 Trust that beneficially owns 22.45% of the outstanding common stock of TravelnStore, Inc. Mr. Scanlin also owns 23.33% of World Key, Inc.

         Stevan Saylor beneficially owns 20.25% and 3.75%, respectively, of the outstanding common stock of TravelnStore, Inc. and World Key, Inc.


8.       STOCK OPTIONS

         In April 1999, the Board of Directors approved an Incentive Stock Option Plan (the "Plan") under which options to purchase up to 1,000,000 shares of the Company's common stock may be granted to employees, directors and consultants at not less than the fair market value on the date of grant. Options granted under the Plan are generally exercisable five to ten years after the date of grant and expire December 31, 2009. Options are granted at the discretion of the Board of Directors or Committee. No options have been issued since the Plan's inception.

         On January 15, 1999, the Company initiated an Internet Stock Option Sweepstakes. The winner of the sweepstakes was given the option to purchase up to $1,000,000 of Company stock at the public issuing price. Should the Company not make a public offering prior to December 31, 2000, the option may be redeemed for $25,000.

9.       CONTINGENT LIABILITIES

         Through March 2000, the Company did not carry general liability or workers' compensation coverage, nor was it self-insured. The Company accrues liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. As of December 31, 1999, there were no known liability claims. During April 2000, the Company obtained general liability and workers' compensation coverage. Future costs associated with absent insurance coverages could have a material effect on the Company's future results of operations and financial condition or liquidity.

10.      YEAR 2000 COMPLIANCE (UNAUDITED)

         The Company utilizes computer hardware and software in its operations. Any of the Company's programs that recognize a date using "00" as the year 1900 rather than the year 2000 could result in errors or system failures.

         The Company has completed an evaluation of its computer hardware and software and believes that its mission critical systems are Year 2000 compliant.

11.      MANAGEMENT PLANS

         Management has evaluated the Company's current financial position and its available resources and plans to make a DPO of the Company's stock during the first quarter of 2000. The Company plans to raise between $3.0 million and $14.25 million in the offering by selling between 315,790 and 1.5 million shares of its common stock. Should the Company be unsuccessful in raising the minimum offering of $3.0 million, it is unlikely that the Company will continue operations beyond December 31, 2000 without additional borrowings from related or unrelated parties and the extension of the due dates on its current debt.

12.      SUBSEQUENT EVENTS (UNAUDITED)

         During January and February 2000, the Company completed its Funding Agreement and received $300,000 under the same terms as indicated in
         Note 4. The Company will record a charge to interest expense of $675,000 in the first quarter of fiscal 2000 for the beneficial conversion feature.

         Through April 10, 2000, the Company has borrowed an additional $175,000 in Bridge Loan Notes under the same terms as indicated in Note 5. The Company will record a charge to interest expense of $257,500 for the period through April 10, 2000 for the commitment to issue shares with the notes.

         The Company entered into a lease agreement for its facility, starting January 1, 2000. The agreement expires on December 31, 2004. Minimum lease payments due under the non-cancelable operating lease are as follows:

         2000                                                    $64,260
         2001                                                     64,260
         2002                                                     64,260
         2003                                                     64,260
         2004                                                     64,260
                                                                --------
         Total                                                  $321,300
                                                                ========


         The   Company   changed  its  name  from   TravelnStore.com,   Inc.  to
         TravelnStore, Inc. on May 30, 2000.

TRAVELNSTORE, INC. (formerly TravelnStore.com, Inc.)

BALANCE SHEET (UNAUDITED)
APRIL 30, 2000
--------------

ASSETS

CURRENT ASSETS:

Cash                                                                  $  23,396
Accounts receivable                                                         185
Due from related parties                                                251,658
Prepaid and other current assets                                        306,930
                                                                      ---------
Total current assets                                                    582,169
                                                                      ---------

PROPERTY AND EQUIPMENT                                                   74,770
Less accumulated depreciation                                            (9,988)
                                                                      ---------
Property and equipment, net                                              64,782
                                                                      ---------

OTHER ASSETS                                                             13,755
                                                                      ---------

TOTAL ASSETS                                                          $ 660,706
                                                                      =========



                                                                     (Continued)

TRAVELNSTORE, INC. (formerly TravelnStore.com, Inc.)

APRIL 30, 2000
--------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:

Accounts payable and accrued expenses                               $   636,754
Interest payable                                                         58,313
Notes payable, current portion                                            8,572
Convertible notes payable                                               900,000
Bridge note payable                                                     485,000
Loans payable, related party                                             80,480
Accrued expense, related party                                           76,650
Deferred income                                                           3,001
                                                                    -----------
Total current liabilities                                             2,248,770
                                                                    -----------

NOTES PAYABLE, Long-term                                                 38,002

STOCKHOLDERS' DEFICIT:
Preferred stock class A, no par value; 8,154
  shares authorized; 8,154 shares issued and
  outstanding                                                            150,887
Preferred stock, no par value; 1,000,000 shares
  authorized; no shares issued or outstanding
Common stock, no par value; 20,000,000 shares
  authorized; 9,400,000 shares issued and
  outstanding; 1,730,224 shares reserved for
  future issuance                                                     2,751,700
Common stock subscribed, 102,500 shares                                 711,250
Accumulated deficit                                                  (5,239,903)
                                                                    -----------
Total stockholders' deficit                                          (1,626,066)
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                         $   660,706
                                                                    ===========

TRAVELNSTORE, INC. (formerly TravelnStore.com, Inc.)

STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE PERIOD JANUARY 1, 2000 TO APRIL 30, 2000
------------------------------------------------

SALES                                                               $     9,333

SELLING, GENERAL AND
         ADMINISTRATIVE EXPENSES                                        460,083
                                                                    -----------

LOSS FROM OPERATIONS                                                   (450,750)
                                                                    -----------

OTHER INCOME (EXPENSE):

Other income                                                              1,428
Interest expense:

  Convertible debentures - beneficial
           conversion feature                                          (996,250)
  Other                                                                 (29,629)
                                                                    -----------

Other expense, net                                                   (1,024,451)
                                                                    -----------

NET LOSS                                                            $(1,475,201)
                                                                    ===========

BASIC LOSS PER COMMON SHARE                                         $      (.16)
                                                                    ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                                   9,400,000
                                                                    ===========


TRAVELNSTORE, INC. (formerly TravelnStore.com, Inc.)

STATEMENT OF STOCKHOLDERS' DEFICIT (UNAUDITED)
FOR THE PERIOD JANUARY 1, 2000 TO APRIL 30, 2000
------------------------------------------------------------------------------------------------------------------------------------
                                    Preferred Class A                Common Stock
                                    -----------------                ------------
                                   Shares                          Shares                            Accumulated
                                Outstanding        Amount      Outstanding          Amount            (Deficit)           Total
                                -----------        ------      -----------          ------            ---------           -----
BALANCE AT
    JANUARY 1, 2000                8,154          $150,887       9,460,000         $2,466,700         $(3,764,702)     $(1,147,115)

BRIDGE LOAN SHARES
    SUBSCRIBED                                                      42,500            321,250                               321,250

FAIR VALUE OF BENEFICIAL
    CONVERSION FEATURE ON
    FUNDING AGREEMENT                                                                 675,000                               675,000

NET LOSS                                                                                               (1,475,201)      (1,475,201)
                                   -----          --------     -----------         ----------         -----------      -----------
BALANCE AT
    APRIL 30,2000                  8,154          $150,887       9,502,500         $3,462,950         $(5,239,903)     $(1,626,066)
                                   =====          ========     ===========         ==========         ============     ===========-


TRAVELNSTORE, INC. (formerly TravelnStore.com, Inc.)

STATEMENT OF CASH FLOWS (UNAUDITED)
FOR THE PERIOD JANUARY 1, 2000 TO APRIL 30, 2000
------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                            $(1,475,201)
Adjustments to reconcile net loss to
         net cash used by operating activities:
     Depreciation                                                         4,984
     Interest expense:
         Convertible debentures                                         996,250
     Changes in operating assets and liabilities:
     Prepaid and other assets                                          (111,212)
     Accounts payable and accrued expenses                               98,703
     Interest payable                                                    28,635
     Deferred income                                                     (6,398)
     Other liabilities                                                   (3,041)
                                                                    -----------
Net cash used by operating activities                                  (467,280)
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES - Acquisition
     of property and equipment                                           (6,769)
                                                                    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings from related parties                                     (72,652)
Note payable borrowings                                                 500,000
Bank overdraft                                                          (10,383)
Net loans to related parties                                             80,480
                                                                    -----------
Net cash provided by financing activities                               497,445
                                                                    -----------

NET INCREASE IN CASH                                                     23,396

CASH, BEGINNING OF PERIOD                                                   -0-
                                                                    -----------
CASH, END OF PERIOD                                                 $    23,396
                                                                    ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
     Interest                                                       $     1,741
     Income taxes                                                   $        -0-

TRAVELNSTORE, INC. (formerly TravelnStore.com, Inc.)

NOTES TO FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Description of Business - TravelnStore, Inc. (formerly TravelnStore.com, Inc.) (the "Company") is a provider of a specialized internet website, which acts as a navigational site to other websites owned by an array of travel service providers and agencies. The Company's fiscal year-end is December 31. The information furnished reflects all adjustments (all of which were of a normal recurring nature) which, in the opinion of management, are necessary to fairly present the financial position, results of operations, and cash flows on a consistent basis. Operating results for the four months ended April 30, 2000, are not necessarily indicative of the results that may be expected for the year ended December 31, 2000.

         In March 1999, the Company acquired 100% of the members' interest in TravelnStore LLC in exchange for 9,000,000 shares (adjusted for the stock split on August 25, 1999) of the Company's common stock. The Company's shareholders owned 100% of the members' interest in TravelnStore LLC.

         Because TravelnStore LLC was acquired from related parties, the acquisition was reflected using the recorded assets and liabilities of TravelnStore LLC and accounted for in a manner similar to a pooling of interest. The Company had no operations prior to the acquisition of TravelnStore LLC. The financial statements include the operational results of TravelnStore LLC since inception (August 18, 1998).

         The Company has incurred net operating losses since inception and expects to continue to incur such losses unless and until its website successfully achieves commercial viability. In addition, a significant portion of its contributed capital was advanced to a related party (see
         Note 2). These and other factors have caused a liquidity problem at the Company. As discussed in Note 11, management of the Company plans to make a Direct Public Offering ("DPO") of the Company's common stock to raise between $3.0 million and $14.3 million.

         The accompanying financial statements were prepared assuming the Company will continue to operate on a going concern basis and do not include any adjustments to the recorded amounts of assets or to the recorded amounts or classification of liabilities which would be required if the Company were unable to realize its assets and satisfy its liabilities and obligations in the normal course of business.

                 Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of advances which are due from a related party (see
         Note 2).

                  Pervasiveness of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments - Based on borrowing rates currently available to the Company, the carrying value of all financial instruments potentially subject to valuation risk (principally consisting of accounts receivable, accounts payable, accrued expenses and convertible notes payable) approximates fair value.

         Net Loss Per Share - The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" ("EPS") that established standards for the computation, presentation and disclosure of earnings per share, replacing the presentation of Primary EPS with a presentation of Basic EPS. It also requires dual presentation of Basic EPS and Diluted EPS on the face of the income statement for entities with complex capital structures. Basic EPS is based on the weighted average number of common shares outstanding during the period, which totaled 9,400,000. The Company did not present Diluted EPS, since the result was anti-dilutive.

         Operating Segment Information - The Company predominantly operates in one industry segment, travel industry websites. Substantially all of the Company's assets and employees are located at the Company's headquarters in Camarillo, California.

         Accounting for Convertible Debt Securities - The Company has issued convertible debt securities with a non-detachable conversion feature that was "in the money" at the date of issue. The Company accounts for such securities in accordance with Emerging Issues Task Force Topic D-60. The Company has recorded the fair value of the beneficial conversion feature as interest expense and an increase to common stock.

         Accounting for Stock Based Compensation - Stock option grants are set by the Company's Board of Directors based upon their fair market valuation of the Company's common stock on the day prior to the date of grant. Therefore, under the principles of APB Opinion No. 25, the Company does not recognize compensation expense associated with the grant of stock options. SFAS No. 123, "Accounting for Stock-Based Compensation," requires the use of option valuation models to provide supplemental information regarding options granted after 1994.

         The fair value of the options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rates of 6.0%; dividend yields of 0%; volatility factors of the expected market price of the Company's common stock of 50%; and expected life of the options of two years. These assumptions resulted in weighted average fair values of $1.45 per share. The Company has not presented pro-forma information regarding fiscal 2000 net income and earnings per share because the options were granted in 1999.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options. The Company's stock options have characteristics significantly different from those of traded options such as vesting restrictions and extremely limited transferability.

         Information regarding stock options outstanding as of April 30, 2000 is as follows:

                                                    Options Outstanding
                                                    -------------------
                                          Weighted             Weighted Average
                                           Average                Remaining
         Price Range       Shares      Exercise Price          Contractual Life
         -----------       ------      --------------          ----------------
            $9.50          105,264          $9.50                 2 months

                                        Options Exercisable
                                            Weighted
                                            Average
         Price Range       Shares       Exercise Price
         -----------       ------       --------------

             N/A             -0-             N/A

         Property and Equipment - Property and equipment are stated at cost with depreciation provided over the estimated useful life of 5 years using the straight-line method.

         Income Taxes - The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

         Revenue Recognition - The Company sells a monthly subscription to participating travel agencies. The fee is billed in advance in quarterly installments that allows online bookings through the Travelnstore.com website. Monthly subscription revenues are deferred and recognized on a straight-line basis over the remaining lives of the advanced fee subscriptions. Revenues from initial registration fees are recognized at contract inception. The Company believes that this method more clearly matches the non-refundable fee with the related cost to acquire an agency as a subscriber. The total registration fee revenue has amounted to approximately $23,800 since inception. The Company further believes that such fees will continue to be immaterial to total revenue.

         New Accounting Pronouncements - SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and displaying comprehensive income and its components in financial statements. The Company adopted the provisions of SFAS No. 130 in 1998, but has had no elements of comprehensive income since inception.

         SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", establishes a new model for segment reporting, called the "management approach" and requires certain disclosures for each segment. The management approach is based on the way the chief operating decision-maker organizes segments within a company for making operating decisions and assessing performance. The Company adopted the provisions of SFAS No. 131 in 1998, but currently operates in only one industry segment.

         SERIES A PREFERRED STOCK

         In August 1999, the Company created a new class of preferred stock entitled "Series A Preferred". The Company may issue up to 8,154 shares of this new class. This class has a $20 per share liquidation preference, receives dividends at the same rate as common shareholders, has preferential voting rights on certain shareholder issues and may be converted into 3 shares of common stock at the preferred shareholders' option.

         STOCK SPLIT

         On August 25, 1999, the Company declared a 2 for 1 stock split for all common shareholders of record at that date. The effect of the stock split has been reflected retroactively in the financial statements.

2.       DUE FROM RELATED PARTY

         The Company makes periodic working capital advances to World Key, Inc., a related party. The advances are repaid when funds are available and are payable upon demand.

3.       PROPERTY AND EQUIPMENT

         Property and equipment at April 30, 2000 consists of the following:

         Furniture and fixtures                                        $ 53,129
         Office equipment                                                21,641
                                                                       --------
         Total property and equipment                                    74,770
         Less accumulated depreciation                                  (9,988)
                                                                      --------

         Property and equipment, net                                   $ 64,782
                                                                       ========

4.       CONVERTIBLE NOTES PAYABLE

         SEPTEMBER 1998 PRIVATE  PLACEMENT  (SERIES ONE)

         In September  1998, the Company issued six notes payable
         to individuals of various amounts ranging from $7,500 to
         $15,000   issued  in   connection   with  the  Company's
         September 1998 Private  Placement  Offering;  unsecured;
         payable in full, with interest  accruing at 8%, upon the
         earlier of 1) public  sale of  registered  shares of the
         Company, or 2) December 31, 2000. The face value of each
         note may be converted  into ten times the dollar  amount
         of the note of the Company's common stock at the time of
         a successful public stock offering. The number of shares
         issued is based on the converted  dollar amount  divided
         by the same offering price in the public stock offering.       $ 85,000

         JANUARY  1999  PRIVATE  PLACEMENT  (SERIES  TWO)

         In  January  1999,  the  Company  issued  fifteen  notes
         payable to individuals  with an individual face value of
         $15,000 issued in connection with the Company's  January
         1999 Private Placement Offering;  unsecured;  payable in
         full, with interest  accruing at 6%, upon the earlier of
         1) public sale of registered  shares of the Company,  or
         2) December  31, 2000.  Each note may be converted  into
         $50,000 of the  Company's  common stock at the time of a
         successful  public stock  offering at the same per share
         price as the offering price.                                    225,000

         JUNE 1999 PRIVATE PLACEMENT (SERIES THREE)

         On June 15, 1999,  the Company  initiated  the sale of a
         third  series of private  placement  convertible  notes.
         Each note has a face value of $15,000  and a coupon rate
         of  6%.  Each  $15,000  note  may be  converted,  at the
         noteholder's option, at any time prior to maturity, into
         $50,000 of the  Company's  common stock at the time of a
         successful  public stock  offering at the same per share
         price as the  offering  price.  A total of 12 notes were
         sold during the  offering  which  expired July 31, 1999.
         Half of one  note  has been  sold to an  officer  of the
         Company in lieu of $7,500 of the  officer's  salary.            180,000

         SEPTEMBER 1999 PRIVATE PLACEMENT (SERIES FOUR)

         In September  1999, the Company  initiated the sale of a
         fourth series of private  placement  convertible  notes.
         Each note has a face value of $15,000  and a coupon rate
         of  6%.  Each  $15,000  note  may be  converted,  at the
         noteholder's option, at any time prior to maturity, into
         $50,000 of the  Company's  common stock at the time of a
         successful  public stock  offering at the same per share
         price as the offering  price. A total of four notes were
         sold through December 31, 1999.                                  60,000

         FUNDING AGREEMENT

         At December  1999,  the Company  entered  into a Funding
         Agreement.  The Agreement provides for up to $350,000 in
         advances in multiples  of $50,000 with a borrowing  rate
         of 8%. All advances on the loan are payable on September
         30,  The  loan  carries  a  unilateral   option  by  the
         noteholder to convert all outstanding  amounts to common
         stock at $2.00 per share.                                       350,000
                                                                        --------

         Total                                                          $900,000
                                                                        ========
5.       NOTES PAYABLE - BRIDGE LOAN NOTES

         In September 1999, the Company initiated a series of Bridge Loan Notes. The notes have various face values ranging from $12,500 to $85,000 and a coupon rate of 8%. Each note carries a stock dividend wherein the noteholder will be issued 5,000 shares of common stock for each $25,000 of note value at the latter of a) 90 days from the date of issuance, or
         b) 30 days form the closing date of a successful initial public offering. At April 30, 2000, eighteen notes had been issued with a cumulative stock dividend due of 100,000 shares.

6.       INCOME TAXES

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at April 30, 2000 are substantially composed of the Company's net operating loss carryforward, for which the Company has made a full valuation allowance.

         The valuation  allowance  increased  approximately  $470,000  since the
         Company's inception, representing primarily net taxable loss. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment.

         At April 30, 2000, the Company had a net operating loss carryforward for Federal and state income tax purposes of approximately $1.7 million, which is available to offset future taxable income, if any, through 2017.

7.       RELATED PARTY TRANSACTIONS

         For the period August 18, 1998 (date of inception) to April 30, 2000, the Company accrued a management fee of $96,100 payable on demand to World Key, Inc., a related party (see Note 2) for common overhead expenses such as rent, utilities and payroll. Rent and utilities are allocated based upon square foot utilization.

         Payroll expense for certain officers was paid by World Key, Inc., and charged to the Company for reimbursement. Management believes that the allocation method is appropriate based on time and resources used.

         For the period August 18, 1998 (date of inception) to April 30, 2000, the Company made periodic working capital advances to World Key Inc., a related party (Note 2).

         In 1998, 1999, and 2000, officers of the Company made unsecured working capital loans to the Company in the amount of $128,930. The loans are payable upon demand and bear no interest.

         In 1999, the Company accrued $50,000 in fees to Donald Scanlin and Stevan Saylor ($25,000 each) for marketing advisory services.

         Jim Tyner is Chief Executive Officer of TravelnStore, Inc. and is also Chairman and President of World Key, Inc. Mr. Tyner owns 38.3% and 30%, respectively, of the outstanding common stock of TravelnStore, Inc. and World Key, Inc.

         Yula Greco is Vice President, Secretary and Controller of TravelnStore, Inc. and is also Vice President and Secretary of World Key, Inc. Ms. Greco owns 9.6% and 23.3%, respectively, of the outstanding common stock of TravelnStore, Inc. and World Key, Inc.

         Donald Scanlin is a trustee of the Scanlin 1989 Trust that beneficially owns 22.45% of the outstanding common stock of TravelnStore, Inc. Mr. Scanlin also owns 23.33% of World Key, Inc.

         Stevan Saylor beneficially owns 20.25% and 3.75%, respectively, of the outstanding common stock of TravelnStore, Inc. and World Key, Inc.

8.       STOCK OPTIONS

         In April 1999, the Board of Directors approved an Incentive Stock Option Plan (the "Plan") under which options to purchase up to 1,000,000 shares of the Company's common stock may be granted to employees, directors and consultants at not less than the fair market value on the date of grant. Options granted under the Plan are generally exercisable five to ten years after the date of grant and expire December 31, 2009. Options are granted at the discretion of the Board of Directors or Committee. No options have been issued since the Plan's inception.

         On January 15, 1999, the Company initiated an Internet Stock Option Sweepstakes. The winner of the sweepstakes was given the option to purchase up to $1,000,000 of Company stock at the public issuing price. Should the Company not make a public offering prior to December 31, 2000, the option may be redeemed for $25,000.

9.       COMMITMENTS AND CONTINGENCIES

         Through March 2000, the Company did not carry general liability or workers' compensation insurance coverage, nor was it self-insured. The Company accures liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. As of April 30, 2000, there were no known liability claims. During April 2000, the Company obtained general liability and workers' compensation insurance coverage. Future costs associated with absent insurance coverages could have a material effect on the Company's future results of operations and financial condition or liquidty.

         The Company entered into a lease agreement for its facility, starting January 1, 2000. The agreement expires on December 31, 2004. Minimum lease payments due under the non-cancelable operating lease are as follows:

         2000                                                           $ 64,260
         2001                                                             64,260
         2002                                                             64,260
         2003                                                             64,260
         2004                                                             64,260
                                                                        --------
         Total                                                          $321,300
                                                                        ========

10.      YEAR 2000 COMPLIANCE (UNAUDITED)

         The Company utilizes computer hardware and software in its operations. Any of the Company's programs that recognize a date using "00" as the year 1900 rather than the year 2000 could result in errors or system failures.

         The Company has completed an evaluation of its computer hardware and software and believes that its mission critical systems are Year 2000 compliant.

11.      MANAGEMENT PLANS

         Management has evaluated the Company's current financial position and its available resources and plans to make a DPO of the Company's stock during the first quarter of 2000. The Company plans to raise between $3.0 million and $14.25 million in the offering by selling between 315,790 and 1.5 million shares of its common stock. Should the Company be unsuccessful in raising the minimum offering of $3.0 million, it is unlikely that the Company will continue operations beyond April 30, 2001 without additional borrowings from related or unrelated parties and the extension of the due dates on its current debt.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 204(a)(10) of the California General Corporation Law (the "GCL") permits corporations to eliminate the liability of a Director to the corporation or its stockholders for monetary damages for breach of the Director's fiduciary duty of care. Our Articles of Incorporation include such a provision eliminating the liability of Directors to the fullest extent permissible under California law. Under the GCL directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for (a) any breach of their duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions or (d) any transaction from which the director derived an improper personal benefit. Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not California law would permit indemnification.

         We have entered into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in our Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, including attorneys fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of
TravelnStore.com, arising out of such person's services as an director or executive officer of TravelnStore.com, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

         We are not obligated to indemnify the indemnity with respect to (a) acts, omissions or transactions from which the indemnity may not be relieved of liability under applicable law, (b) claims initiated or brought voluntarily by the indemnity and not by way of defense, except in certain situations, (c) proceedings instituted by the indemnity to enforce the Indemnification Agreements which are not made in good faith or are frivolous, or (d) violations of Section 16(b) of the Securities Exchange Act of 1934 or any similar statute.

         While not requiring the maintenance of directors' and officers' liability insurance, if there is such insurance, the indemnity must be provided with the maximum coverage afforded to Directors, officers, key employees, agents or fiduciaries if indemnity is a Director, officer, key employee, agent or fiduciary, respectively. Any award of indemnification to an agent would come directly from our assets, thereby affecting a stockholder's investment.

         These indemnification provisions and the Indemnification Agreements may be broad enough to permit indemnification of our officers and Directors for liabilities (including reimbursement of expenses) arising under the Securities Act.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

              ---------------------------------------------------------
              SEC Filing Fee                                   $ 3,962
              ---------------------------------------------------------
              Nasdaq Listing Fee                                 7,500
              ---------------------------------------------------------
              NASD Filing Fee                                        0
              ---------------------------------------------------------
              Underwriters' Expense Allowance                        0
              ---------------------------------------------------------
              Printing Expenses                                 60,000
              ---------------------------------------------------------
              Accounting Fees and Expenses                      75,000
              ---------------------------------------------------------
              Legal Fees and Expenses                          150,000
              ---------------------------------------------------------
              Blue Sky fees and Expenses                        15,000
              ---------------------------------------------------------
              Registrar and Transfer Agent Fees                      0
              ---------------------------------------------------------
              Miscellaneous                                      8,538
              ---------------------------------------------------------
              Total                                            320,000
              ---------------------------------------------------------


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

Loan Transaction


         In separate private placements commenced in September 1998, January 1999, June 1999 and September 1999, we issued 37 Convertible Promissory Notes (the "Notes") in the aggregate principal amount of $550,000. Each Note has a face value of $15,000, $85,000 of the Notes have a coupon rate of 8% per annum, $465,000 of the Notes have a coupon rate of 6% per annum and all of the Notes are all due and payable on December 31, 2000. One Note was only partially funded through cash payment to the extent of $7,500. We are treating the portion of the Note that were not funded through cash payments as compensation expense paid to an officer. We used the proceeds of these Notes to cover our initial operating expenses and for general working capital purposes, including the payment of officers salaries. No significant portion of the proceeds of these Notes was used to fund the acquisition of capital equipment. Each of the Notes was issued in exchange for cash, the forgiveness of debt or a combination thereof in an amount equal to the principal amount of the Note. Under each of the placements, the amount payable at December 31, 2000 on maturity of the Notes will depend on whether or not we have affected a registered public offering of our common stock. If we have not affected a registered public offering of our common stock on or before December 31, 2000, we will be obligated to pay an amount equal to the sum of the entire unpaid principal balance of the Notes, all accrued interest thereon, and a premium equal to $15,000. If we have affected a registered public offering of our common stock on or before December 31, 2000, and have raised at least $2,000,000 in such offering, we will be obligated to pay an amount equal to the sum of the entire unpaid principal balance of the Notes, all accrued interest thereon, and a premium equal to $7,500.


         The Notes issued under each of the placements may be converted into shares of common stock following the date on which a registered public offering of our common stock is declared effective. For the Notes issued under the placement commenced in September, 1998, the holder may convert the Note into that number of shares of common stock determined by dividing the sum of $150,000 by the price at which we issue the shares of common stock in the registered offering; provided that the number of shares that are issuable upon such conversion shall be appropriately pro-rated to reflect any partial payments on the Note prior to the date of conversion. For the Notes issued under the placements commenced in January, 1999, June 1999 and September 1999, the holder may convert the Note into that number of shares of common stock determined by dividing the sum of $50,000 by the price at which we issue the shares of common stock in the registered offering; provided that the number of shares that are issuable upon such conversion shall be appropriately pro-rated to reflect any partial payments on the Note prior to the date of conversion. In anticipation that the offering price for any shares issued in a registered offering would be $9.50 per share, we had reserved for issuance on conversion of the Notes a total of 257,888 shares of common stock.

We will appropriately adjust the number of shares reserved to reflect the actual offering price and the then aggregate amount payable under the Notes.


         Holders of 29 Notes, in the aggregate principal amount of $430,000, have committed to convert, as of the effective date of this offering, their Notes into an aggregate of 215,784shares of common stock. Such conversion will be effected in order to improve our financial position and to facilitate this offering. One of the Notes which will be converted is jointly held by Jim Tyner, our Chairman, and Stevan Saylor, one of our principal stockholders. On the conversion of such Note, each of Mr. Tyner and Mr. Saylor will receive 2,632 shares of common stock. As of April 30, 2000, and after giving effect to the foregoing conversions, there remained outstanding 8 Notes in the aggregate principal amount of $120,000 and with respect to which we have reserved for issuance a total of 42,104 shares of common stock.


Option Sweepstakes

         In connection with the commencement of our Web site, we conducted a Sweepstakes under which we solicited entries from visitors to our Web site. We granted to a visitor whose name we drew at random from the list of all participating visitors an Option to purchase that number of shares of our common stock as is determined by dividing $1,000,000 by the price at which the shares of common stock covered by this offering are issued to the public. We have reserved for issuance under the Option 105,264 shares of common stock. The aggregate exercise price of the Option is $100.00. The person to whom the Option was granted has agreed that:

         o without our prior consent she will not transfer all or any portion of her interest in the Option other than by will or the laws of descent and distribution; and

         o in connection with this offering, without our prior consent she will not publicly offer or sell any shares of Common Stock acquired on exercise of the Option for a period of 180 days after the effective date of the registration statement is declared effective.

 If we do not effect a public offering of our common stock by December 31, 2000, the Option will expire on December 31, 2000 and we shall pay the holder of the Option $25,000 in cash.

         We commenced the sweepstakes on November 1, 1998 and made the drawing on January 31, 1999. Entrants were required merely to register at our Web site by leaving their email address and were not obligated, then or thereafter, to provide any other particular information to us, purchase any goods or services, pay us any amount or otherwise provide us any particular consideration. We do not intend to conduct any other sweepstakes in which we will grant any options or issue any other securities to any participant It is possible that our grant of the Option did not comply with the registration requirements of the Securities Act of 1933. Because we granted only one Option, did not receive, and will not receive, any tangible property on the grant or exercise of the Option, we do not intend to offer the holder of the Option the right to rescind the grant of the Option.

Stockholder Loans

         In connection with our borrowing a total of $140,000 from two of our principal stockholders, we issued to such stockholders, as additional consideration for the loans, a total of 400,000 shares of common stock. Notes issued for a total of $100,000 were due and payable on June 30, 1999, and bearing interest at the rate of 10% per annum. One of the Notes issued for $40,000 was due and payable on December 31, 1999, bearing interest at the rate of 10% per annum and is convertible at the holder's option into Convertible Notes issued in the September 6, 1998 private placement (which is described above) in the aggregate principal amount of $75,000. Effective as of August 25, 1999, all of these Notes were converted into an aggregate of 8,154 shares of Series A Preferred Stock. The shares of Series A Preferred Stock are convertible into 24,462 shares of common stock. Such conversion was effected in order to improve our financial position and to facilitate this offering.

Bridge Loan


         Between September 1999 and April 2000, we borrowed a total of $485,000 and in exchange therefore issued a total of 18 promissory notes. These notes bear interest at the rate of 8% per annum, do not require monthly or periodic payments of principal or interest, and are all die and payable on the date that is 30 days after the final closing of this offering. Upon payment of the notes, we will issue to the note holders, in addition to the principal amount of the notes and accrued interest, 5,000 shares of common stock for each $25,000 principal amount of the notes, in the principal amount of $400,000 and 20,000 shares for one Note in the principal amount of $85,000, for a total of 100,000 shares of common stock. One Note was only partially funded to the extent of $10,000. We are treating the Note that was not funded through cash payments as a $5,000 general and administrative expense for services performed by a supplier.


Promissory Note


         Between December 1999 and April 2000, we borrowed a total of $350,000 from one lender and in exchange therefor issued one Promissory Note. This Note bears interest at the rate of 8% per annum, does not require monthly or periodic payments of principal or interest, and is all due and payable on September 30, 2000. The Note is convertible into shares of common stock at the price of $2.00 per share. We have reserved a total of 175,000 shares of common stock for issuance upon conversion of this Note.


Shares of Common Stock


         Effective as of April 15, 1999, we acquired by merger all of the business, assets and liabilities of TravelnStore, LLC, a California limited liability company. In such merger we issued a total of 9,000,000 shares of common stock to the Members of the LLC. The foregoing number of shares of common stock reflects the 2-for-1 stock split on the common stock effected August 25, 1999.

         TravelnStore's issuance of all of the foregoing securities were effected in transactions exempt from registration under Section 4(2) of the Securities Act of 1993 and Regulation D promulgated thereunder.

         o The Convertible Promissory Notes were issued to a total of 44 persons, all of whom we reasonably believed to be accredited investors within the meaning of Rule 501. In connection with the conversion of the Notes, we provided to the Noteholders a copy of the Registration Statement and other information about TravelnStore.

         o Both of the stockholders to whom Notes were issued in connection with our borrowing of $140,000 are "accredited investors" within the meaning of Rule 501. In connection with the conversion of the Notes, we provided to the stockholders a copy of the Registration Statement and other information about TravelnStore.

         o The bridge loan promissory notes were issued to a total of six person, each of whom was an "accredited investor" within the meaning of Rule 501. We also agreed to issue to the lenders upon our payment of the notes 5,000 shares of common stock for each $25,000 principal amount of the notes. In connection with the issuance of the notes, we provided the noteholders a copy of this Registration Statement and other information about TravelnStore.

         o The promissory note in the principal amount of $350,000 was issued to a corporation which was an "accredited investor"
                  within the meaning of Rule 501. In connection with the issuance of the note, we provided to the noteholder a copy of this Registration Statement and other information about TravelnStore. The shares of common stock issuable upon conversion of this note will be issued without registration under the Securities Act of 1933 and will constitute "restricted securities" within the meaning of Rule 144 promulgated under such Act.

         o We issued shares of common stock to a total of 5 persons in connection with our merger with TravelnStore, LLC. All of such persons were either actively involved in the conduct of the LLC's business and continue to be actively involved in our business or are "accredited investors" within the meaning of Rule 501.


         o        We  neither   engaged   in  any   general   advertisement   or
                  solicitation nor retained any broker dealers with respect to any of the foregoing issuances.


         o The sweepstakes option was granted pursuant to the exemption in Rule 504 of Regulation D. The sweepstakes did not require the entrant to pay any cash or other property. We initially concluded that the grant of the Option was not a "sale" within the meaning of the Securities Act. We subsequently became aware of certain "no-action" letters in which the Securities and Exchange Commission took a contrary position. If the grant of the Option is a "sale", it is an exempt transaction under Rule 504. This registration statement covers the issuance of the shares of common stock on exercise of the Option.


         o        We have not timely  filed a Notice of  transaction  under Rule
                  503. We have concluded that our failure to file such Notices does not pertain to requirement that is directly intended to protect the issuees and that such failure is insignificant with respect to the issuances.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

------------------------ ---------------------------------------------------------------------------------------------
      Exhibit No.                                                Description
------------------------ ---------------------------------------------------------------------------------------------
2                        Merger Agreement dated April 15, 1999,  between  TravelnStore.com,  LLC, a California limited liability company, and TravelnStore, Inc., a California corporation**
------------------------ ---------------------------------------------------------------------------------------------
3                        Charter Documents
------------------------ --------------------- -----------------------------------------------------------------------
                         3.1                   Articles of Incorporation as filed March 4, 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         3.2                   Certificate of Amendment and Restatement of Articles of  Incorporation
                                               as filed August 25, 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         3.3                   Bylaws**
------------------------ --------------------- -----------------------------------------------------------------------
                         3.4                   Certificate  of  Amendment of Articles of  Incorporation  as filed May
                                               30, 2000*
------------------------ --------------------- -----------------------------------------------------------------------
4                        Instruments defining rights of holders
------------------------ --------------------- -----------------------------------------------------------------------
                         4.1                   Form of Convertible Promissory Note issued September 1998**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.2                   Form of Convertible Promissory Note issued January 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.3                   Subscription Agreement for this Offering**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.4                   Form of Certificate for common stock**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.5                   Form of Convertible Promissory Note issued June 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.6                   Form of Notice of Conversion regarding Convertible Promissory Notes**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.7                   Promissory Notes issued to Scanlin 1989 Trust**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.8                   Promissory Notes issued to Stevan Saylor**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.9                   Form of Notice of  Conversion  regarding  Promissory  Notes  issued to
                                               Scanlin 1989 Trust and Stevan Saylor**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.10                  Form of Convertible Promissory Note issued September 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.11                  Form of Bridge Loan Promissory Note**
------------------------ --------------------- -----------------------------------------------------------------------
5                        Opinion of Reicker, Clough, Pfau, Pyle, McRoy & Herman LLP**
------------------------ ---------------------------------------------------------------------------------------------


                                                         II-5

10                       Material Contracts
------------------------ --------------------- -----------------------------------------------------------------------
                         10.1                  Escrow  Agreement  with Santa Barbara Bank & Trust  applicable to this
                                               Offering**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.2                  Form of Agency Co-Host Agreement**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.3                  1999 Equity Inventive Plan**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.4                  Form of Officer and Director Indemnification Agreement**
------------- ---------- --------------------- -----------------------------------------------------------------------
                         10.5                  Independent Contractor Agreement with Donald Scanlin**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.6                  Independent Contractor Agreement with Stevan Saylor**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.7                  Stock Option Granted to Stoltenberg**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.8                  Operating  Agreement  between  TravelnStore,  Inc. and World Key, Inc.
                                               dated September 8, 1998**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.9                  Form  of  Lock-Up  Agreement  between   TravelnStore,   Inc.  and  the
                                               following  principal  stockholders:  Jim B. Tyner,  John R. Toal, Yula
                                               Greco, Scanlin 1989 Trust and Stevan Saylor**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.10                 Employment Agreement with Jim Tyner dated August 1, 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.11                 Employment Agreement with John Toal dated August 1, 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.12                 Employment Agreement with Yula Greco dated August 1, 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.13                 Form of Lock-Up Agreement  (Employee) between  TravelnStore,  Inc. and the following officers:  Jim B. Tyner, John R. Toal and Yula Greco**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.14                 Trademark  License Agreement between World Key, Inc. and TravelnStore,
                                               Inc. dated September 25, 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.15                 Amendment to form of Lock-Up  Agreement  between  TravelnStore,  Inc., and the following principal stockholders:  Jim B. Tyner, john R. Toal,
                                               Yula Greco, Scanlin 1989 Trust and Stevan Saylor**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.16                 Amendment to form of Lock-Up Agreement (Employee) between TravelnStore,
                                               Inc.,  and the following  officers:  Jim B. Tyner,  John R. Toal,  Yula
                                               Greco**

------------------------ --------------------- -----------------------------------------------------------------------
                         10.17                 Memorandum  of Lease dated  November 8, 1999,  between  Diane  Hedrick
                                               Bovee,  Trustee of the  Bovee/Hedrick  Family Trust dated  5/2/90,  as
                                               Lessor, and TravelnStore, Inc., as Lessee**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.18                 Loan Agreement dated December 21, 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.19                 Modification  of Loan Agreement  dated May 11, 2000,  relating to Loan
                                               Agreement dated December 21, 1999.*
------------------------ --------------------- -----------------------------------------------------------------------
                         10.20                 Amendment to form of Lock-Up  Agreement  between  TravelnStore,  Inc., and the following principal stockholders:  Jim B. Tyner, John R. Toal,
                                               Yula Greco, Scanlin 1989 Trust and Stevan Saylor*
------------------------ --------------------- -----------------------------------------------------------------------
                         10.21                 Amendment to form of Lock-Up Agreement (Employee) between TravelnStore,
                                               Inc., and the following  officers:  Jim B. Tyner, John R. Toal and Yula
                                               Greco*
------------------------ --------------------- -----------------------------------------------------------------------
23                       Consents of Experts and Counsel
------------------------ --------------------- -----------------------------------------------------------------------
                         23.1                  Consent of Reicker,  Clough. Pfau, Pyle, McRoy & Herman, LLP (Included
                                               in opinion in Exhibit 5)**
------------------------ --------------------- -----------------------------------------------------------------------
                         23.2                  Consent of Farber & Hass LLP*
------------------------ --------------------- -----------------------------------------------------------------------

         *        Filed herewith
         **       Previously filed with this registration statement


ITEM 28. UNDERTAKINGS.

         We undertake to provide at the initial closing and each subsequent interim closing of this offering stock certificates in such denominations and registered in such names so as to permit our prompt delivery of the certificates to the investors participating in such closing.

         We will file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

         (i) include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%n change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) include any additional or changed material information on the plan of distribution.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. Six to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on June 1, 2000.

                                        TRAVELNSTORE, INC.


                                        By: /s/ Jim B. Tyner
                                           -------------------------------------
                                           Jim B. Tyner, Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Amendment No. Six to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jim B. Tyner, Yula Greco, John Toal and each of them, such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule
462(b) of the Securities Act, which relates to this Registration Statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   NAME                             TITLE                                           DATE
   ----                             -----                                           ----

   /s/ Jim B. Tyner                 Chairman of the Board and Director              June 1, 2000
   ----------------
   Jim B. Tyner

   /s/ John R. Toal                 President, Chief Operating Officer and          June 1, 2000
   ----------------                 Director
   John R. Toal

   /s/ Graeme R. Clarke             Chief Executive Officer                         June 1, 2000
   --------------------
   Graeme R. Clarke

   /s/ Yula Greco                   Vice President, Secretary, Controller and       June 1, 2000
   --------------                   Director
   Yula Greco                       (Principal Accounting Officer)

   /s/ Richard Bush                 Vice President, Chief Financial Officer and     June 1, 2000
   ----------------                 Director (Principal Financial Officer)
   Richard Bush


   /s/Heinz Niederhoff              Director                                        June 1, 2000
  --------------------
   Heinz Niederhoff


   /s/ James Kingzett               Director                                        June 1, 2000
  -------------------
   James Kingzett



                                                EXHIBIT INDEX
------------------------ ---------------------------------------------------------------------------------------------
    Exhibit Number                                               Description
------------------------ ---------------------------------------------------------------------------------------------
2                        Merger Agreement dated April 15, 1999, between TravelnStore.com,  LLC, a California limited liability company, and TravelnStore, Inc., a California corporation**
------------------------ ---------------------------------------------------------------------------------------------
3                        Charter Documents
------------------------ --------------------- -----------------------------------------------------------------------
                         3.1                   Articles of Incorporation as filed March 4, 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         3.2                   Certificate of Amendment and Restatement of Articles of  Incorporation
                                               as filed August 25, 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         3.3                   Bylaws**
------------------------ --------------------- -----------------------------------------------------------------------
                         3.4                   Certificate  of  Amendment of Articles of  Incorporation  as filed May
                                               30, 2000*
------------------------ ---------------------------------------------------------------------------------------------
4                        Instruments defining rights of holders
------------------------ --------------------- -----------------------------------------------------------------------
                         4.1                   Form of Convertible Promissory Note issued September 1998**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.2                   Form of Convertible Promissory Note issued January 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.3                   Subscription Agreement for this Offering**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.4                   Form of Certificate for common stock**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.5                   Form of Convertible Promissory Note issued June 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.6                   Form of Notice of Conversion regarding Convertible Promissory Notes**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.7                   Promissory Notes issued to Scanlin 1989 Trust**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.8                   Promissory Notes issued to Stevan Saylor**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.9                   Form of Notice of  Conversion  regarding  Promissory  Notes  issued to
                                               Scanlin 1989 Trust and Stevan Saylor**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.10                  Form of Convertible Promissory Note issued September 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         4.11                  Form of Bridge Loan Promissory Note**
------------------------ --------------------- -----------------------------------------------------------------------
5                        Opinion of Reicker, Clough, Pfau, Pyle, McRoy, & Herman, LLP**
------------------------ ---------------------------------------------------------------------------------------------
10                       Material Contracts
------------------------ --------------------- -----------------------------------------------------------------------
                         10.1                  Escrow  Agreement  with Santa Barbara Bank & Trust  applicable to this
                                               Offering**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.2                  Form of Agency Co-Host Agreement**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.3                  1999 Equity Inventive Plan**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.4                  Form of Officer and Director Indemnification Agreement**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.5                  Independent Contractor Agreement with Donald Scanlin**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.6                  Independent Contractor Agreement with Stevan Saylor**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.7                  Stock Option Granted to Stoltenberg**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.8                  Operating  Agreement  between  TravelnStore,  Inc. and World Key, Inc.
                                               dated September 8, 1998**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.9                  Form  of  Lock-Up  Agreement  between   TravelnStore,   Inc.  and  the
                                               following  principal  stockholders:  Jim B. Tyner,  John R. Toal, Yula
                                               Greco, Scanlin 1989 Trust and Stevan Saylor**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.10                 Employment Agreement with Jim Tyner dated August 1, 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.11                 Employment Agreement with John Toal dated August 1, 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.12                 Employment Agreement with Yula Greco dated August 1, 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.13                 Form of Lock-Up Agreement  (Employee) between  TravelnStore,  Inc. and the following officers:  Jim B. Tyner, John R. Toal and Yula Greco**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.14                 Trademark  License Agreement between World Key, Inc. and TravelnStore,
                                               Inc. dated September 25, 1999**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.15                 Amendment to form of Lock-Up  Agreement  between  TravelnStore,  Inc., and the following principal stockholders:  Jim B. Tyner, John R. Toal,
                                               Yula Greco, Scanlin 1989 Trust and Stevan Saylor**
------------------------ --------------------- -----------------------------------------------------------------------


                                                        II-9

                         10.16                 Amendment   to  form  of   Lock-Up   Agreement   (Employee)   between
                                               TravelnStore, Inc., and the following officers: Jim B. Tyner, John R.
                                               Toal, Yula Greco**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.17                 Memorandum  of Lease dated  November 8, 1999,  between  Diane  Hedrick
                                               Bovee,  Trustee of the  Bovee/Hedrick  Family Trust dated  5/2/90,  as
                                               Lessor, and TravelnStore, Inc., as Lessee**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.18                 Loan Agreement dated December 21, 1999.**
------------------------ --------------------- -----------------------------------------------------------------------
                         10.19                 Modification  of Loan Agreement  dated May 11, 2000,  relating to Loan
                                               Agreement dated December 21, 1999.*
------------------------ --------------------- -----------------------------------------------------------------------
                         10.20                 Amendment to form of Lock-Up  Agreement  between  TravelnStore,  Inc., and the following principal stockholders:  Jim B. Tyner, John R. Toal,
                                               Yula Greco, Scanlin 1989 Trust and Stevan Saylor*
------------------------ --------------------- -----------------------------------------------------------------------
                         10.21                 Amendment   to  form  of   Lock-Up   Agreement   (Employee)   between
                                               TravelnStore, Inc., and the following officers: Jim B. Tyner, John R.
                                               Toal and Yula Greco*
------------------------ -----------------------------------------------------------------------
23                       Consents of Experts and Counsel
------------------------ --------------------- -----------------------------------------------------------------------
                         23.1                  Consent  of  Reicker,   Clough,  Pfau,  Pyle,  McRoy  &  Herman,  LLP*
                                               (included in opinion in Exhibit 5).**
------------------------ --------------------- -----------------------------------------------------------------------
                         23.2                  Consent of Farber & Hass LLP*
------------------------ --------------------- -----------------------------------------------------------------------


         *        Filed herewith
         **       Previously filed with this registration statement